                                                                    EXHIBIT 10.5
                                                                    ------------

                                                                       EXECUTION

================================================================================

                           AXEL(SM*) CREDIT AGREEMENT





                         DATED AS OF DECEMBER 18, 1997


                                     AMONG


                            SEALY MATTRESS COMPANY,
                                  AS BORROWER,


                               SEALY CORPORATION,
                                 AS GUARANTOR,


                           THE LENDERS LISTED HEREIN,
                                  AS LENDERS,


                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                       AS ARRANGER AND SYNDICATION AGENT,


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            AS ADMINISTRATIVE AGENT,

                                      AND

                             BANKERS TRUST COMPANY,
                             AS DOCUMENTATION AGENT

================================================================================

         *   AXEL is a registered service mark of Goldman, Sachs & Co.

                            SEALY MATTRESS COMPANY

                             AXEL CREDIT AGREEMENT

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                   SECTION 1.
                                 DEFINITIONS................................   2

1.1  Certain Defined Terms..................................................   2
1.2  Accounting Terms; Utilization of GAAP for Purposes
     of Calculations Under Agreement........................................  49
1.3  Other Definitional Provisions and Rules of
     Construction...........................................................  49
1.4  Changes in GAAP........................................................  50

                                   SECTION 2.
                 AMOUNTS AND TERMS OF COMMITMENTS AND LOANS.................  50
2.1  Commitments; Making of Loans; the Register; Notes......................  50
2.2  Interest on the Loans..................................................  54
2.3  Fees...................................................................  58
2.4  Repayments and Prepayments; General Provisions Regarding
     Payments; Application of Proceeds of Collateral and Payments Under
     Guaranties.............................................................  58
2.5  Use of Proceeds........................................................  71
2.6  Special Provisions Governing Eurodollar Rate Loans.....................  72
2.7  Increased Costs; Taxes; Capital Adequacy...............................  74
2.8  Obligation of Lenders to Mitigate......................................  78
2.9  Removal or Replacement of a Lender.....................................  78

                                   SECTION 3.
                             CONDITIONS TO LOANS............................  80
3.1  Conditions to Loans....................................................  80

                                   SECTION 4.
           HOLDINGS' AND COMPANY'S REPRESENTATIONS AND WARRANTIES...........  90

4.1  Organization, Powers, Qualification, Good Standing, Business and
     Subsidiaries...........................................................  90
4.2  Authorization of Borrowing, etc........................................  91
4.3  Financial Condition....................................................  93
4.4  No Material Adverse Change.............................................  93
4.5  Title to Properties; Liens; Real Property..............................  93
4.6  Litigation; Adverse Facts..............................................  94
4.7  Payment of Taxes.......................................................  94
4.8  Performance of Agreements; Materially Adverse Agreements...............  95
4.9  Governmental Regulation................................................  95

                                      (i)

                                                                            Page
                                                                            ----
4.10  Securities Activities.................................................  95
4.11  Employee Benefit Plans................................................  95
4.12  Certain Fees..........................................................  96
4.13  Environmental Protection..............................................  96
4.14  Employee Matters......................................................  97
4.15  Solvency..............................................................  97
4.16  Matters Relating to Collateral........................................  97
4.17  Related Agreements....................................................  98
4.18  Disclosure............................................................  99
4.19  Subordination of Seller Notes and Shareholder
      Subordinated Notes....................................................  99

                                  SECTION 5.
                HOLDINGS' AND COMPANY'S AFFIRMATIVE COVENANTS...............  99
5.1   Financial Statements and Other Reports................................ 100
5.2   Corporate Existence, etc.............................................. 105
5.3   Payment of Taxes and Claims; Tax Consolidation........................ 105
5.4   Maintenance of Properties; Insurance; Application of Net
      Insurance/Condemnation Proceeds....................................... 106
5.5   Inspection Rights; Audits of Inventory and Accounts Receivable;
      Lender Meeting........................................................ 107
5.6   Compliance with Laws, etc............................................. 108
5.7   Environmental Review and Investigation, Disclosure, Etc.; Company's
      Actions Regarding Hazardous Materials Activities, Environmental
      Claims and Violations of Environmental Laws........................... 108
5.8   Execution of Subsidiary Guaranty and Personal Property Collateral
      Documents by Future Subsidiaries...................................... 111
5.9   Conforming Leasehold Interests; Matters Relating to Additional Real
      Property Collateral................................................... 112
5.10  Interest Rate Protection.............................................. 114
5.11  Additional Foreign Subsidiary Collateral.............................. 115

                                   SECTION 6.
                        COMPANY'S NEGATIVE COVENANTS........................ 115
6.1   Restricted Payments................................................... 116
6.2   Dividend and Other Payment Restrictions Affecting
      Subsidiaries.......................................................... 119
6.3   Incurrence of Indebtedness and Issuance of Preferred Stock............ 120
6.4   Asset Sales........................................................... 123
6.5   Transactions with Affiliates.......................................... 123
6.6   Liens................................................................. 125
6.7   Conduct of Business................................................... 126
6.8   Consolidation, Merger and Sale of Assets.............................. 126
6.9   Successor Corporation................................................. 127

                                      (ii)

                                                                            Page
                                                                            ----
6.10  Amendments or Waivers of Certain Agreements; Amendments of
      Documents Relating to Subordinated Indebtedness; Designation of
      "Designated Senior Debt".............................................. 127

                                   SECTION 7.
                              EVENTS OF DEFAULT............................. 128
7.1   Failure to Make Interest Payments When Due............................ 128
7.2   Failure to Make Principal Payments When Due........................... 128
7.3   Other Defaults Under Loan Documents; Breach of Warranty............... 129
7.4   Default in Other Agreements........................................... 129
7.5   Judgments and Attachments............................................. 129
7.6   Voluntary Bankruptcy; Appointment of Receiver, etc.................... 130
7.7   Involuntary Bankruptcy; Appointment of Receiver, etc.................. 130
7.8   Change in Control..................................................... 130
7.9   Invalidity of Guaranties; Failure of Security; Repudiation of
      Obligations........................................................... 131

                                   SECTION 8.
                                   AGENTS................................... 132
8.1   Appointment........................................................... 132
8.2   Powers and Duties; General Representations and Warranties; No
      Immunity.............................................................. 134
8.3   Responsibility For Appraisal of Creditworthiness...................... 135
8.4   Right to Indemnity.................................................... 135
8.5   Successor Administrative Agent........................................ 136
8.6   Collateral Documents and Guaranty..................................... 136

                                   SECTION 9.
                                MISCELLANEOUS............................... 137
9.1   Assignments and Participations in Loans............................... 137
9.2   Expenses.............................................................. 140
9.3   Indemnity............................................................. 141
9.4   Set-Off; Security Interest in Deposit Accounts........................ 142
9.5   Ratable Sharing....................................................... 143
9.6   Amendments and Waivers................................................ 143
9.7   Independence of Covenants............................................. 144
9.8   Notices............................................................... 145
9.9   Survival of Representations, Warranties and Agreements................ 145
9.10  Failure or Indulgence Not Waiver; Remedies Cumulative................. 145
9.11  Marshalling; Payments Set Aside....................................... 145
9.12  Severability.......................................................... 146
9.13  Obligations Several; Independent Nature of Lenders' Rights............ 146
9.14  Headings.............................................................. 146

                                     (iii)

                                                                            Page
                                                                            ----
9.15  Applicable Law........................................................ 146
9.16  Successors and Assigns................................................ 146
9.17  Consent to Jurisdiction and Service of Process........................ 147
9.18  Waiver of Jury Trial.................................................. 147
9.19  Confidentiality....................................................... 148
9.20  Counterparts; Effectiveness........................................... 148

      Signature pages                                                        S-1

                                      (iv)

                                    EXHIBITS


I     FORM OF NOTICE OF BORROWING
II    FORM OF NOTICE OF CONVERSION/CONTINUATION
III   [INTENTIONALLY OMITTED]
IV    FORM OF AXEL SERIES B NOTE
V     FORM OF AXEL SERIES C NOTE
VI    FORM OF AXEL SERIES D NOTE
VII   FORM OF COMPLIANCE CERTIFICATE
VIII  FORM OF OPINIONS OF COUNSEL TO LOAN PARTIES
IX    FORM OF OPINION OF O'MELVENY & MYERS LLP
X     FORM OF ASSIGNMENT AGREEMENT
XI    FORM OF CERTIFICATE RE NON-BANK STATUS
XII   FORM OF FINANCIAL CONDITION CERTIFICATE
XIII  FORM OF INTERCREDITOR AGREEMENT
XIV   FORM OF COMPANY PLEDGE AGREEMENT
XV    FORM OF COMPANY SECURITY AGREEMENT
XVI   FORM OF COMPANY PATENT AND TRADEMARK SECURITY AGREEMENT
XVII  FORM OF SUBSIDIARY GUARANTY
XVIII FORM OF SUBSIDIARY PLEDGE AGREEMENT
XIX   FORM OF SUBSIDIARY SECURITY AGREEMENT
XX    FORM OF SUBSIDIARY PATENT AND TRADEMARK SECURITY AGREEMENT
XXI   FORM OF HOLDINGS GUARANTY
XXII  FORM OF HOLDINGS PLEDGE AGREEMENT
XXIII FORM OF HOLDINGS SECURITY AGREEMENT
XXIV  FORM OF MORTGAGE
XXV   FORM OF COLLATERAL ACCESS AGREEMENT
XXVI  FORM OF SUBORDINATION PROVISIONS

                                      (v)

                                   SCHEDULES


1.1(i)   ADDBACKS TO EBITDA
1.1(ii)  RECAPITALIZATION TRANSACTIONS
2.1      LENDERS' COMMITMENTS AND PRO RATA SHARES
3.1C     CORPORATE AND CAPITAL STRUCTURE; OWNERSHIP
3.1F     CERTAIN EXISTING INDEBTEDNESS
3.1I     CLOSING DATE MORTGAGED PROPERTIES
3.1K     CLOSING DATE ENVIRONMENTAL REPORTS
4.1      SUBSIDIARIES OF COMPANY
4.5      REAL PROPERTY
4.12     CERTAIN FEES
4.13     ENVIRONMENTAL MATTERS
5.12     POST-CLOSING DELIVERIES

                                      (vi)

                            SEALY MATTRESS COMPANY

                         AXEL(SM)* CREDIT AGREEMENT



     This AXEL CREDIT AGREEMENT is dated as of December 18, 1997 and entered into by and among SEALY MATTRESS COMPANY, an Ohio corporation ("Company"), SEALY CORPORATION, a Delaware corporation ("Holdings"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as arranger and syndication agent (in such capacity, "Syndication Agent"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK ("Morgan Guaranty"), as administrative agent for Lenders (in such capacity, "Administrative Agent"), and BANKERS TRUST COMPANY ("BTCo."), as documentation agent (in such capacity, "Documentation Agent").


                                R E C I T A L S
                                - - - - - - - -

     WHEREAS, Bain and the Other Investors have formed Sandman Merger Corporation, a Delaware corporation ("Merger Corp."), for the purpose of engaging with Holdings and Company in a series of Recapitalization Transactions, including the Merger (capitalized terms used herein having the meanings assigned to those terms in subsection 1.1), whereby Bain and the Other Investors will acquire not less than 75% of the aggregate voting power of all outstanding capital stock of Holdings;

     WHEREAS, Company, a wholly owned subsidiary of Holdings, has requested Lenders to extend, and Lenders have agreed to extend, certain credit facilities in an aggregate principal amount of $330,000,000 to Company, the proceeds of which will be used, together with (i) the proceeds of $130,400,000 in aggregate principal amount of borrowings under the Revolving Credit Agreement, (ii) $128,700,000 in proceeds of the Equity Contribution, (iii) not less than $125,000,000 in cash proceeds of the issuance and sale of the Senior Subordinated Notes, (iv) not less than $75,000,000 in cash proceeds of the issuance and sale of the Discount Notes, and (v) the issuance of $25,000,000 in aggregate principal amount of Junior Subordinated Seller Notes, to permit consummation of the Merger, to refinance certain existing Indebtedness of Holdings, to repurchase certain existing Indebtedness of Holdings pursuant to the Debt Tender Offer, and to pay related fees and expenses;

     WHEREAS, pursuant to the Recapitalization Transactions, (i) Merger Corp. will merge with and into Holdings, with Holdings being the surviving corporation and the owner of 100% of the outstanding capital stock of Company, and (ii) the capital stock of each direct Subsidiary

--------------------
*   AXEL is a registered service mark of Goldman, Sachs & Co.

of Holdings (other than Company) immediately prior to the Closing Date will be contributed to the capital of Company so that following such contribution, Company shall be the only direct Subsidiary of Holdings;

     WHEREAS, Company desires to secure all of the Obligations hereunder and under the other Loan Documents by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock of each of its Domestic Subsidiaries and 65% of the capital stock of each of its Foreign Subsidiaries which is directly owned by Company; and

     WHEREAS, Holdings and all Subsidiaries of Company other than the Excluded Subsidiaries desire to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Administrative Agent, on behalf of Lenders, a First Priority Lien on substantially all of their respective real, personal and mixed property, including (i) a pledge of all of the capital stock of Company and (ii) a pledge of all of the capital stock of each Domestic Subsidiary and 65% of the capital stock of each Foreign Subsidiary which is directly owned by a Subsidiary Guarantor:

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Holdings, Lenders and Agents agree as follows:


                                   SECTION 1.
                                  DEFINITIONS

1.1  Certain Defined Terms.
     ---------------------

     The following terms used in this Agreement shall have the following meanings:

          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of Company or that is assumed by Company or any of its Restricted Subsidiaries in connection with the acquisition of assets from such Person, in each case excluding any Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of Company or such acquisition.

          "Acquired Subsidiary Debt" means Indebtedness of Company or any Subsidiary of Company incurred or assumed in connection with a Permitted Acquisition existing at the time of acquisition by Company or a Subsidiary of a Subsidiary or assets pursuant to a Permitted Acquisition, provided
                                                                    --------
     that (i) such Indebtedness was not incurred in connection with or in anticipation of such Permitted Acquisition, (ii) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond financings), it being understood and agreed that Capital Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this definition, and (iii) at the time of such Permitted Acquisition such Indebtedness does not exceed 10% of the total value of the assets of the Subsidiary so acquired, or of the assets so acquired, as the case may be.

          "Additional Mortgage" has the meaning assigned to that term in subsection 5.9.

          "Additional Mortgaged Property" has the meaning assigned to that term in subsection 5.9.

          "Adjusted Eurodollar Rate" means, for any Interest Rate
     Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the arithmetic average
                                          --------
     (rounded upward to the nearest 1/16 of one percent) of the offered quotations, if any, to first class banks in the interbank Eurodollar market by Reference Lenders for U.S. dollar deposits of amounts in same day funds comparable to the respective principal amounts of the Eurodollar Rate Loans of Reference Lenders for which the Adjusted Eurodollar Rate is then being determined (which principal amount shall be deemed to be $1,000,000 in the case of any Reference Lender not making, converting to or continuing such a Eurodollar Rate Loan) with maturities comparable to such Interest Period as of approximately 10:00 A.M. (New York time) on such Interest Rate Determination Date by (ii) a percentage equal to 100% minus the stated
                        --                                 -----
     maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation
     D (or any successor category of liabilities under Regulation D); provided
                                                                      --------
     that if any Reference Lender fails to provide Administrative Agent with its aforementioned quotation then the Adjusted Eurodollar Rate shall be determined based on the quotation(s) provided to Administrative Agent by the other Reference Lender(s).

          "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Administrative Agent appointed pursuant to subsection 8.5.

          "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

          "Affiliate" means a Person who directly or indirectly through one or more intermediaries controls, or controlled by, or is under common control with, such Person. The term "control" means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than Company or any Subsidiary of Company) in whom a Securitization Entity makes an Investment in connection with a Qualified Securitization Transaction shall be deemed to be an Affiliate of Company or any of its Subsidiaries solely by reason of such Investment.

          "Agent" means, individually, each of Syndication Agent, Administrative Agent and Documentation Agent, and for the purposes of Section 8 only (except as expressly noted), Collateral Agent, and "Agents" means Syndication Agent, Administrative Agent and Documentation Agent, and for the purposes of Section 8 only (except as expressly noted), Collateral Agent, collectively.

          "Agreement" means this AXEL Credit Agreement dated as of December 18, 1997, as it may be amended, supplemented or otherwise modified from time to time.

          "Applicable Leverage Ratio" means, with respect to any date of determination, the Leverage Ratio set forth in the Pricing Certificate (as defined below) in effect for the Pricing Period (as defined below) in which such date of determination occurs. For purposes of this definition, (i) "Pricing Certificate" means an Officer's Certificate of Company certifying as to the Leverage Ratio as of the last day of any Fiscal Quarter and setting forth the calculation of such Leverage Ratio in reasonable detail, which Officer's Certificate may be delivered to Administrative Agent at any time on or after the date of delivery by Company of the Compliance Certificate (the "Related Compliance Certificate") with respect to the period ending on the last day of such Fiscal Quarter pursuant to subsection 5.1(iv), and (ii) "Pricing Period" means each period commencing on the first Business Day after the delivery to Administrative Agent of a Pricing Certificate and ending on the first Business Day after the next Pricing Certificate is delivered to Administrative Agent; provided that, anything contained in this definition
                           --------
     to the contrary notwithstanding, (a) the first Pricing Period for purposes of calculating the Applicable Leverage Ratio shall commence no earlier than the date which is nine months after the Closing Date, and the Pricing Certificate in respect of such first Pricing Period may be delivered at any time on or after such nine-month anniversary date and shall relate to the most recent financial statements delivered by Company to Administrative Agent prior to such date pursuant to subsection 5.1(ii) or 5.1(iii), (b) the Applicable Leverage Ratio for the period from the Closing Date to but excluding the date of commencement of such first Pricing Period shall be deemed to be 6.4:1.00 for purposes of making the relevant calculation referred to above, and (c) in the event that, after the commencement of such first Pricing Period, (X) Company fails to deliver a Pricing Certificate to Administrative Agent setting forth the Leverage Ratio as of the last day of any Fiscal Quarter on or before the last day on which Company is required to deliver the Related Compliance Certificate (such last day being the "Cutoff Date") and (Y) Administrative Agent determines (each such determination being an "Agent Determination") on or after the Cutoff Date (on the basis of the Related Compliance Certificate or a Pricing Certificate delivered after the Cutoff Date) that the Applicable Leverage Ratio that would have been in effect if Company had delivered a Pricing Certificate on the Cutoff Date is greater than the Leverage Ratio set forth in the most recent Pricing Certificate actually delivered by Company, then (1) the Applicable Leverage Ratio in effect for purposes of making the relevant calculation referred to above for the period from the Cutoff Date to the date of delivery by Company of the next Pricing Certificate (or, if earlier, the next date on which an Agent Determination is made) shall be the Leverage Ratio determined pursuant to the Agent Determination and

     (2) on the first Business Day after Administrative Agent delivers written notice to Company of any Agent Determination, Company shall pay to Administrative Agent, for distribution (as appropriate) to Lenders, an aggregate amount equal to the additional interest, letter of credit fees and commitment fees Company would have been required to pay in respect of all applicable Loans, Letters of Credit or Commitments in respect of which any interest or fees have been paid by Company during the period from the Cutoff Date to the date such notice is given by Administrative Agent to Company if the amount of such interest and fees had been calculated using the Applicable Leverage Ratio based on such Agent Determination.

          "Applicable Base Rate Margin" means (a) for the period from the Closing Date up to (but excluding) the date of commencement of the first Pricing Period, 1.50% per annum for AXELs Series B, 1.75% per annum for AXELs Series C and 2.00% per annum for AXELs Series D, and (b) for any date thereafter, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Base Rate Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio.

       ==========================================================

       APPLICABLE           APPLICABLE    APPLICABLE   APPLICABLE
        LEVERAGE             BASE RATE     BASE RATE    BASE RATE
         RATIO              MARGIN FOR    MARGIN FOR     MARGIN
                               AXELS         AXELS      FOR AXELS
                             SERIES B      SERIES C      SERIES D

       ==========================================================
       greater than or        1.50%         1.75%        2.00%
          equal to
          5.75:1.00
       ----------------------------------------------------------
          less than           1.25%         1.50%        1.75%
        5.75:1.00 but
       greater than or
          equal to
          5.25:1.00
       ----------------------------------------------------------
         less than            1.00%         1.25%        1.50%
         5.25:1.00
       ==========================================================

          "Applicable Eurodollar Rate Margin" means (a) for the period from the Closing Date up to (but excluding) the date of commencement of the first Pricing Period, 2.50% per annum for AXELs Series B, 2.75% per annum for AXELs Series C and 3.00% per annum for AXELs Series D, and (b) for any date thereafter, a rate per annum equal to the percentage set forth below opposite the Applicable Leverage Ratio in effect as of such date of determination, any change in any such Applicable Eurodollar Rate

     Margin to be effective on the date of any corresponding change in the Applicable Leverage Ratio.

       =============================================================

           APPLICABLE       APPLICABLE    APPLICABLE   APPLICABLE
            LEVERAGE          EURO-         EURO-        EURO-
              RATIO          DOLLAR        DOLLAR       DOLLAR
                              RATE          RATE          RATE
                            MARGIN FOR    MARGIN FOR     MARGIN
                              AXELS         AXELS      FOR AXELS
                            SERIES B      SERIES C      SERIES D

       =============================================================
       greater than or        2.50%         2.75%        3.00%
          equal to
         5.75:1.00
       -------------------------------------------------------------
          less than           2.25%         2.50%        2.75%
        5.75:1.00 but
       greater than or
           equal to
          5.25:1.00
       -------------------------------------------------------------
          less than           2.00%         2.25%        2.50%
          5.25:1.00
       =============================================================

          "Asset Acquisition" means (a) an Investment by Company or any Restricted Subsidiary of Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of Company, or shall be merged with or into Company or any Restricted Subsidiary of Company, or (b) the acquisition by Company or any Restricted Subsidiary of Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

          "Asset Sale" means the sale by Holdings or any of its Subsidiaries to any Person other than Holdings or any of its wholly owned Subsidiaries of (i) any of the stock of any of Holdings' Subsidiaries, (ii) substantially all of the assets of any division or line of business of Holdings or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Holdings or any of its Subsidiaries (other than
     (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that the aggregate fair market value of such assets (at the time of sale thereof) sold in any single transaction or related series of transactions is equal to $500,000 or less); provided,
                                                                   --------
     however, that Asset Sales shall not include (1) any sale or discount, in
     -------
     each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (2) any sale or exchange of specific items of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 90 days of such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged, (3) the leasing (pursuant to operating leases in the ordinary course of business) or licensing of real or personal property, including intellectual property, or (4) disposals of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business.

          Notwithstanding the foregoing, for purposes of Section 6 only (and any other defined terms as and to the extent used in Section 6), "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by Company or any of its Restricted Subsidiaries to any Person other than Company or a Restricted Subsidiary of Company of (a) any Capital Stock of any Restricted Subsidiary of Company or (b) any other property or assets of Company or any Restricted Subsidiary of Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which Company or its Restricted Subsidiaries receive aggregate consideration of less than $1,000,000, (ii) the sale, lease, conveyance, disposition or other transfer of all substantially all of the assets of Company as permitted by subsection 6.8 hereof or any disposition that constitutes a Change of Control, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry, (v) the licensing of intellectual property, (vi) disposals or replacements of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business, (vii) the sale, lease conveyance, disposition or other transfer by Company or any Restricted Subsidiary of assets or property to one or more Restricted Subsidiaries in connection with Investments permitted by subsection 6.1 hereof, and (viii) sales of accounts receivable, equipment and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including cash in an amount at least equal to 75% of the fair market value thereof. For the purposes of clause
     (viii), Purchase Money Notes shall be deemed to be cash.

          "Assignment Agreement" means an Assignment Agreement in
     substantially the form of Exhibit X annexed hereto.
                               ---------

          "AXEL Series B" means a Loan made by a Lender to Company as an amortization extended loan pursuant to subsection 2.1A(i), and "AXELs Series B" means any such Loan or Loans, collectively.

          "AXEL Series B Commitment" means the commitment of a Lender to make an AXEL Series B to Company pursuant to subsection 2.1A(i), and "AXEL Series B Commitments" means such commitments of all Lenders in the aggregate.

          "AXEL Series B Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the AXELs Series B, that Lender's AXEL Series B Commitment and (ii) after the funding of the AXELs Series B, the outstanding principal amount of the AXEL Series B of that Lender.

          "AXEL Series B Lender" means a Lender holding an outstanding AXEL Series B or having an AXEL Series B Commitment, and "AXEL Series B Lenders" means any such Lender or Lenders, collectively.

          "AXEL Series B Notes" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the AXELs Series B of any Lenders, substantially in the form of Exhibit IV annexed hereto, as they may be
                                  ----------
     amended, supplemented or otherwise modified from time to time.

          "AXEL Series C" means a Loan made by a Lender to Company as an amortization extended loan pursuant to subsection 2.1A(ii), and "AXELs Series C" means any such Loan or Loans, collectively.

          "AXEL Series C Commitment" means the commitment of a Lender to make an AXEL Series C to Company pursuant to subsection 2.1A(ii), and "AXEL Series C Commitments" means such commitments of all Lenders in the aggregate.

          "AXEL Series C Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the AXELs Series C, that Lender's AXEL Series C Commitment and (ii) after the funding of the AXELs Series C, the outstanding principal amount of the AXEL Series C of that Lender.

          "AXEL Series C Lender" means a Lender holding an outstanding AXEL Series C or having an AXEL Series C Commitment, and "AXEL Series C Lenders" means any such Lender or Lenders, collectively.

          "AXEL Series C Notes" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the AXELs Series C of any Lenders, substantially in the form of Exhibit V annexed hereto, as they may be
                                  ---------
     amended, supplemented or otherwise modified from time to time.

          "AXEL Series D" means a Loan made by a Lender to Company as an amortization extended loan pursuant to subsection 2.1A(iii), and "AXELs Series D" means any such Loan or Loans, collectively.

          "AXEL Series D Commitment" means the commitment of a Lender to make an AXEL Series D to Company pursuant to subsection 2.1A(iii), and "AXEL Series D Commitments" means such commitments of all Lenders in the aggregate.

          "AXEL Series D Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the AXELs Series D, that Lender's AXEL Series D Commitment and (ii) after the funding of the AXELs Series D, the outstanding principal amount of the AXEL Series D of that Lender.

          "AXEL Series D Lender" means a Lender holding an outstanding AXEL Series D or having an AXEL Series D Commitment, and "AXEL Series D Lenders" means any such Lender or Lenders, collectively.

          "AXEL Series D Notes" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the AXELs Series D of any Lenders, substantially in the form of Exhibit VI annexed hereto, as they may be
                                  ----------
     amended, supplemented or otherwise modified from time to time.

          "Bain" means Bain Capital, Inc. and/or one or more of its Affiliates.

          "Bain Advisory Services Agreement" means that certain Advisory Services Agreement by and among Company, Holdings and Bain, in the form delivered to Syndication Agent and Administrative Agent prior to the Closing Date and as such agreement may thereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 6.10A.

          "Bain Management Fees" means the fees (including one-time fees payable in connection with acquisitions, divestitures and financings) and expenses payable by Holdings to Bain pursuant to the Bain Advisory Services Agreement.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Bankruptcy Law" means the Bankruptcy Code or any similar federal or state law for the relief of debtors.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

               (i) the rate of interest announced publicly by Morgan Guaranty in New York, New York, from time to time, as Morgan Guaranty's base rate; and

               (ii) 1/2 of 1% per annum above the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors.

          "BTCo." has the meaning assigned to that term in the introduction to this Agreement.

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, would be required to be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "Carryforward" has the meaning assigned to that term in the Revolving Credit Agreement.

          "Cash" means money, currency or a credit balance in a Deposit
     Account.

          "Cash Equivalents" means: (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturity no more than one year from the date of creation thereof and at the time of acquisition, having a rating of at least A-l from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia, Japan or any member of the European Economic Community or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
     (iv) above; and (vi) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.

          "Certificate of Merger" means the Certificate of Merger dated as of December 18, 1997 by and between Merger Corp. and Holdings, in the form delivered to Syndication Agent, Administrative Agent and Lenders prior to or concurrently with their execution of this Agreement and as such Certificate of Merger may be amended from time to time thereafter to the extent permitted under subsection 6.10A.

          "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit XI annexed hereto delivered by a Lender to
                    ----------
     Administrative Agent pursuant to subsection 2.7B(iii).

          "Class" means, as applied to Lenders, each of the following classes of Lenders: (i) Lenders having AXEL Series B Exposure, (ii) Lenders having AXEL Series C Exposure, and (iii) Lenders having AXEL Series D Exposure.

          "Closing Date" means the date on or before February 16, 1998, on which the initial Loans are made.

          "Closing Date Mortgage" has the meaning assigned to that term in subsection 3.1I.

          "Closing Date Mortgaged Property" has the meaning assigned to that term in subsection 3.1I.

          "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement or agreement of any landlord or mortgagee in respect of any Real Property Asset where any Collateral is located or any warehouseman or processor in possession of any Inventory of any Loan Party, substantially in the form of Exhibit XXV
                                                               -----------
     annexed hereto with such changes thereto as may be agreed to by Administrative Agent in the reasonable exercise of its discretion.

          "Collateral Agent" means Morgan Guaranty acting in its capacity as collateral agent under the applicable Collateral Documents on behalf of the Lenders and the Persons party to the Intercreditor Agreement (other than Holdings and its Subsidiaries), and also means and includes any successor collateral agent appointed pursuant to the Intercreditor Agreement.

          "Collateral Documents" means the Holdings Security Agreement, the Holdings Pledge Agreement, the Company Pledge Agreement, the Company Security Agreement, the Company Patent and Trademark Security Agreement, the Intercreditor Agreement, the Subsidiary Pledge Agreement, the Subsidiary Security Agreement, the Subsidiary Patent and Trademark Security Agreement, the Mortgages and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

          "Company" has the meaning assigned to such term in the introduction to this Agreement.

          "Company Patent and Trademark Security Agreement" means the Company Patent and Trademark Security Agreement executed and delivered by Company and Collateral Agent on the Closing Date, substantially in the form of
     Exhibit XVI annexed hereto, as such Company Patent and Trademark Security
     -----------
     Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Company Pledge Agreement" means the Company Pledge Agreement executed and delivered by Company and Collateral Agent on the Closing Date, substantially in the form of Exhibit XIV annexed hereto, as such Company
                                  -----------
     Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Company Security Agreement" means the Company Security Agreement executed and delivered by Company and Collateral Agent on the Closing Date, substantially in the form of Exhibit XV annexed hereto, as such Company
                                  ----------
     Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit X annexed hereto delivered to Administrative Agent by
             ---------
     Company pursuant to subsection 5.1(iv).

          "Confidential Information Memorandum" means that certain
     Confidential Information Memorandum prepared by Goldman, Sachs & Co. and JP Morgan relating to the Loans, the Tranche A Term Loans and Revolving Loans dated November 1997.

          "Conforming Leasehold Interest" means any Recorded Leasehold
     Interest as to which the lessor has substantially agreed in writing for the benefit of Administrative Agent (which writing has been delivered to Administrative Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel," which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

          "Consent Solicitation" means the solicitation by Holdings, from the holders of outstanding Existing Subordinated Notes, of consents to certain amendments to the Existing Subordinated Note Indenture in accordance with the terms of the Debt Tender Offer Materials.

          "Consolidated Capital Expenditures" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Holdings and its Subsidiaries) by Holdings and its Subsidiaries during that period that, in conformity with GAAP, are included in "purchases of property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided, however, that the following shall in any event be excluded from
     --------  -------
     the definition of Consolidated Capital Expenditures: (a) any such expenditures made with, or subsequently reimbursed out of, the proceeds of insurance, condemnation awards (or payments in lieu thereof), indemnity payments or payments in respect of judgments or settlements received from third parties for purposes of replacing or repairing the assets in respect of which such proceeds, awards or payments were received, so long as such expenditures are commenced within 270 days of the later of the occurrence of the damage to or loss of the assets being replaced or repaired and the receipt of such proceeds, awards or payments in respect thereof and (b) any such expenditures constituting the reinvestment of proceeds from the sales of assets in equipment or other productive assets of Company and its Subsidiaries, so long as such expenditures are commenced within 270 days of the receipt of such proceeds; and provided further, however, that
                                       -------- -------  -------
     Consolidated Capital Expenditures shall not include any expenditures made by Company or any of its Subsidiaries to acquire in a Permitted Acquisition the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Company or a Joint Venture to which Company or any of its Subsidiaries is a party.

     "Consolidated Cash Interest Expense" means, for any period, IR Consolidated Interest Expense for such period excluding, however, any
                                                   ---------  -------
     interest expense not payable in Cash (including interest expense paid in kind and amortization of discount, of deferred financing fees, of premiums paid on Hedge Agreements and of debt issuance costs).

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Holdings and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding Cash, Cash Equivalents and deferred income taxes to the extent otherwise included in current assets.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Holdings and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of Funded Debt
                              ---------
     (including accrued but unpaid interest) and any Revolving Loans and deferred income taxes to the extent otherwise included in current liabilities.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of such Person's (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes and foreign withholding taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense, (C) Consolidated Noncash Charges, (D) all one-time cash compensation payments made in connection with the Recapitalization Transactions, (E) any payments related to addressing the Company's or any Restricted Subsidiary's "Year 2000" information systems issue, (F) all bad debt and factoring losses incurred specifically with respect to the bankruptcy of Montgomery Ward and (G) EITF 97-13 Expenditures.

          "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) IR Consolidated Adjusted EBITDA, (b) the Consolidated Working Capital Adjustment and (c) payments made to Holdings or any of its Subsidiaries as an adjustment to purchase price after the Closing Date under the Recapitalization Agreement, minus (ii) the sum, without
                                           -----
     duplication, of the amounts for such period (to the extent not financed with the proceeds of related financings) of (a) voluntary and scheduled repayments of IR Consolidated Total Debt (excluding repayments of the Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures) plus (or minus, if negative), so long as the
                                   ----     -----
     Revolving Credit Agreement is in effect, the Carryforward for such period to be carried forward to the next period less the Carryforward (if any) for
                                              ----
     the preceding period carried forward to the current period, (c) Consolidated Cash Interest Expense, (d) payments made by Holdings and its Subsidiaries as an adjustment to purchase price after the Closing Date under the Recapitalization Agreement, (e) any payments made during such period with respect to items set forth on Schedule 1.1(i)
                                               ---------------
     annexed hereto, and (f) the provision for current taxes based on income of Holdings and its Subsidiaries and payable in cash with respect to such period, including taxes payable in cash within 90 days following the end of such period, (g) non-cash charges added in calculating Consolidated Adjusted EBITDA in a prior period to the extent such non-cash charges are paid in cash in the current period, and (h) to the extent not otherwise deducted in determining Consolidated Excess Cash Flow, tender payments, fees and expenses paid during such period in connection with the exchange of the Senior Subordinated Notes and the Discount Notes, cash payments made during such period with respect to non-current liabilities and cash payments made during such period with respect to restructuring reserves and expenditures with respect to Permitted Acquisitions.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the most recent four full fiscal quarters for which internal financial statements are available (the "Four-Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated EBITDA and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness or the issuance of any preferred stock of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other preferred stock occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period and (ii) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any Pro Forma Cost Savings associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence of, or assumption of or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio, (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (before amortization or write-off of debt issuance costs) plus (ii) the amount of all cash dividend payments on any series of preferred stock of such Person plus (iii) the amount of all dividend payments on any series of Permitted Foreign Subsidiary Preferred Stock or Permitted Domestic Subsidiary Preferred Stock; provided that with respect to any series of preferred stock that was not paid cash dividends during such period but that is eligible to be paid cash dividends during any period prior to the maturity date of the Senior Subordinated Notes and the Discount Notes, cash dividends shall be deemed to have been paid with respect to such series of preferred stock during such period for purposes of clause (ii) of this definition.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, and (iii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" of Company means, for any period, the aggregate net income (or loss) of Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $1,000,000 limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP, (c) items classified as a cumulative effect accounting change or extraordinary, unusual or nonrecurring gains and losses (including, without limitation, severance, relocation and other restructuring costs), and the related tax effects according to GAAP, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of Company or is merged or consolidated with Company or any Restricted Subsidiary of Company, (e) the net income of any

     Restricted Subsidiary of Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of Company of that income is restricted by contract, operation, operation of law or otherwise, (f) the net loss of any Person, other than a Restricted Subsidiary of Company, (g) the net income of any Person, other than a Restricted Subsidiary of Company, except to the extent of cash dividends or distributions paid to Company or a Restricted Subsidiary of Company by such Person, (h) only for purposes of clause (c)(i) of the first paragraph of subsection 6.1, any amounts included pursuant to clause (c)(iii) of the first paragraph of subsection 6.1, and (i) one time non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction. For purposes of clause (c)(i) of the first paragraph of subsection 6.1, Consolidated Net Income shall be reduced by any cash dividends paid with respect to any series of Designated Preferred Stock.

          "Consolidated Noncash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period, determined on a consolidated basis in accordance with GAAP excluding any such non-cash charge constituting an extraordinary item or loss or any such non-cash charge which requires an accrual of or a reserve for cash charges for any future period.

          "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to (A) the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited, or (B) if neither amount in clause (A) is stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform) as determined by such Person in good faith. Contingent Obligations shall not include standard contractual indemnities entered into in the ordinary course of business.

          "Continuing Director" shall mean, as of any date of determination, any member of the Board of Directors of Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the affirmative vote of Bain and the Other Investors.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Credit Facilities" means one or more debt facilities (including this Agreement and the Revolving Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) and/or letters of credit.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Company or any Restricted Subsidiary of Company against fluctuations in currency values.

          "Debt Tender Offer" means the offer by Holdings to repurchase up to 100% of its outstanding Existing Subordinated Notes pursuant to the Debt Tender Offer Materials.

          "Debt Tender Offer Materials" means the Offer to Purchase and Consent Solicitation Statement dated November 18, 1997 relating to the Debt Tender Offer and the accompanying Consent and Letter of Transmittal.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Designated Noncash Consideration" means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $10,000,000.

          "Designated Preferred Stock" means Preferred Stock that is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause
     (iii) of the first paragraph of subsection 6.1.

          "Discount Note Indenture" means the indenture pursuant to which the Discount Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 6.10B.

          "Discount Notes" means the $128,000,000 in aggregate principal amount of 10-7/8% Senior Subordinated Discount Notes due December 15, 2007 of Company issued pursuant to the Discount Note Indenture.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Subordinated Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Company to repurchase such Capital Stock upon the occurrence of a Change of Control (as defined in the New Sub Debt Indentures) or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with subsection 6.1.

          "Documentation Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary of Company which is organized under the laws of the United States or any state thereof.

          "EITF 97-13 Expenditures" means expenses associated with reengineering efforts in connection with Company's MIS projects.

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x)
                                                           --------
     such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities
     Act) which extends credit or buys loans as one of its businesses including insurance companies, funds, investment companies and lease financing companies; and (B) any Lender, any Affiliate of any Lender and, with respect to any Lender that is an investment fund that invests in commercial loans, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor; provided that no Affiliate of
                                              --------
     Holdings shall be an Eligible Assignee.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "Employment Agreement" means the Employment Agreement between
     Company and Ron Jones providing for his exclusive employment by Company, in the form provided to Syndication Agent and Administrative Agent pursuant to subsection 3.1C on or prior to the Closing Date.

          "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any governmental authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of governmental authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare from environmental hazards (including Hazardous Materials), in any manner applicable to Holdings or any of its Subsidiaries or any Facility, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.),
                                                                   -- ---
     the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.),
                                                                    -- ---
     the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.),
                                                                    -- ---
     the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the
                                                                 -- ---
     Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control
                                       -- ---
     Act (15 U.S.C. (S) 2601 et seq.), the Federal Insecticide, Fungicide and
                             -- ---
     Rodenticide Act (7 U.S.C. (S)136 et seq.), the Occupational Safety and
                                      -- ---
     Health Act (29 U.S.C. (S) 651 et seq.), the Oil Pollution Act (33 U.S.C.
                                   -- ---
     (S) 2701 et seq.) and the Emergency Planning and Community Right-to-Know
              -- ---
     Act (42 U.S.C. (S) 11001 et seq.), each as amended or supplemented, any
                              -- ---
     analogous present or future state or local statutes or laws, and any regulations promulgated pursuant to any of the foregoing.

          "Equity Contribution" means, collectively, (i) the contribution by Bain and the Other Investors to Merger Corp. of cash in exchange for all of the outstanding common stock of Merger Corp. and (ii) the rollover equity contribution by the Management Investors, in the aggregate amount of $128,700,000.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Holdings or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Holdings or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Holdings or such Subsidiary and with respect to liabilities arising after such period for which Holdings or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
     Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
     Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Holdings or any of its Subsidiaries of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Holdings or any of its Subsidiaries in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien pursuant to
     Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "Event of Default" means each of the events set forth in Section 7.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Excluded Subsidiaries" means, collectively, (i) all Foreign Subsidiaries which are not Subsidiary Guarantors and (ii) Advanced Sleep Products, a California corporation, Sealy Components--Pads, Inc., a Delaware corporation, Sealy Mattress

     Company of San Diego, a California corporation, Sealy Connecticut, Inc., a Connecticut corporation, and Sealy Mattress Company of S.W. Virginia, a Virginia corporation; provided, however, that no Domestic Subsidiary shall
                           --------  -------
     be an Excluded Subsidiary if, after the Closing Date, it acquires assets with a fair market value in excess of $1,000,000 in the aggregate.

          "Existing Credit Agreement" means that certain Second Restated
     Credit Agreement dated as of February 25, 1997, by and among Holdings, as borrower, certain financial institutions, Banque Paribas, as documentation agent, Nationsbank, N.A., as syndication agent, and Bank of America Illinois, as administrative agent, as amended prior to the Closing Date.

          "Existing Subordinated Note Indenture" means the indenture pursuant to which the Existing Subordinated Notes were issued, as amended pursuant to the Consent Solicitation and as such indenture may be further amended from time to time to the extent permitted under subsection 6.10B.

          "Existing Subordinated Notes" means Holdings's $200,000,000 in aggregate principal amount of 10-1/4% Senior Subordinated Notes due 2003.

          "Facilities" means any and all real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Holdings or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by Administrative Agent.

          "Financial Plan" has the meaning assigned to that term in subsection 5.1(xiii).

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien has priority over any other Lien on such Collateral (other than Liens permitted under subsection 6.6(iii) or 6.6(iv)) and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 6.6) to which such Collateral is subject.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Holdings and its Subsidiaries ending on the Sunday nearest to November 30th of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

          "Flood Hazard Property" means a Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Subsidiary" means a Subsidiary of Company other than a Domestic Subsidiary.

          "Four-Quarter Period" has the meaning specified in the definition of Consolidated Fixed Charge Coverage Ratio.

          "Funded Debt", as applied to any Person, means all Indebtedness of that Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of that Person to a date more than one year from (including an option of that Person under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

          "Funding and Payment Office" means (i) the office of Administrative Agent located at 500 Station Christiana Road, Newark, Delaware or (ii) such other office of Administrative Agent as may from time to time hereafter be designated as such in a written notice delivered by Administrative Agent to Company and each Lender.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsections 1.2 and 1.4, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

          "Guaranties" means the Holdings Guaranty and the Subsidiary Guaranty.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

          "GSCP" has the meaning assigned to that term in the introduction to this Agreement.

          "Harvard Advisory Services Agreement" means that certain Management Services Agreement by and between Holdings and Harvard Private Capital Holdings, Inc., in the form delivered to Syndication Agent and Administrative Agent prior to on the Closing Date and as such agreement may thereafter be amended, supplemented or otherwise modified from time to time to the extent permitted under subsection 6.10A.

          "Harvard Management Fees" means the fees and expenses payable by Holdings to Harvard Private Capital Holdings, Inc. pursuant to the Harvard Advisory Services Agreement.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined in any statute or regulation as or included in the definition in any statute or regulation of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar meaning and regulatory effect under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation; (viii) polychlorinated biphenyls, including any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and
     (x) any other chemical, material or substance which could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any past, present or future activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, migration, Release, threatened Release, discharge, placement, generation, transportation, processing, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

          "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements (including Interest Swap Obligations) and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates (including Currency Agreements).

          "Holdings" has the meaning assigned to that term in the recitals of this Agreement.

          "Holdings Common Stock" means, collectively, (i) the Class A Common Stock of Holdings, par value $.01 per share, (ii) the Class B Common Stock of Holdings, par value $.01 per share, (iii) the Class L Common Stock of Holdings, par value $.01 per share, and (iv) the Class M Common Stock of Holdings, par value $.01 per share.

          "Holdings Guaranty" means the Holdings Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XXI
                                                                   -----------
     annexed hereto, as such Holdings Guaranty may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Holdings Pledge Agreement" means the Holdings Pledge Agreement executed and delivered by Holdings and Collateral Agent on the Closing Date, substantially in the form of Exhibit XXII annexed hereto, as such
                                        ------------
     Holdings Pledge Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Holdings Security Agreement" means the Holdings Security Agreement executed and delivered by Holdings and Collateral Agent on the Closing Date, substantially in the form of Exhibit XXIII annexed hereto, as such
                                        -------------
     Holdings Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and any accrued expenses or trade payables), (a) which obligation in accordance with GAAP would be shown as a liability on the balance sheet of such Person or (b) which purchase price is evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that

     Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. The amount of any Indebtedness which is non-recourse to the obligor thereunder or to any other obligor and for which recourse is limited to an identified asset or assets shall be equal to the lesser of (1) the stated amount of such obligation and (2) fair market value of such asset or assets. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and
     (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

          Notwithstanding the foregoing, for purposes of Section 6 only (and any other defined terms as and to the extent used in Section 6), "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. For purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables or equipment that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

          "Indemnitee" has the meaning assigned to that term in subsection 9.3.

          "Independent Public Accountant" means any of the five largest public accounting firms in the United States selected by Holdings.

          "Initial Period" means the period commencing on and including the Closing Date and ending on (but excluding) the earlier of (i) the date on which Syndication Agent notifies Company that it has concluded its primary syndication of the Loans and Commitments and (ii) the date which is 30 days after the Closing Date.

          "Initial Public Offering" means the first underwritten public offering of Qualified Capital Stock by either Holdings or Company pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the

     Securities Act for aggregate net cash proceeds of a least $50,000,000; provided that in the event the Initial Public Offering is consummated by Holdings, Holdings contributes to the common equity capital of Company at least $50,000,000 of the net cash proceeds of the Initial Public Offering.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes which are used in the conduct of the business of Holdings and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Holdings and its Subsidiaries, taken as a whole.

          "Intercreditor Agreement" means that certain Intercreditor Agreement executed and delivered by Administrative Agent, Morgan Guaranty, as administrative agent for lenders under the Revolving Credit Agreement, and Collateral Agent on the Closing Date, substantially in the form of Exhibit
                                                                        -------
     XIII annexed hereto, as such Intercreditor Agreement may thereafter be
     ----
     amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Interest Payment Date" means (i) with respect to any Base Rate
     Loan, each February 28, May 31, August 31 and November 30 of each year, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest
                                     --------
     Period of longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Holdings or any of its Subsidiaries is a party.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Interest Swap Obligation" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Persons calculated by applying a fixed or a floating rate of interest on the same notional amount.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute, and the regulations promulgated by the Internal Revenue Service thereunder.

          "Inventory" means, with respect to any Person as of any date of determination, all goods, merchandise and other personal property which are then held by such Person for sale or lease, including raw materials and work in process.

          "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Company or any Subsidiary of Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Company, Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of subsection 6.1.

          "IP Collateral" means, collectively, the Collateral under the Company Patent and Trademark Security Agreement and the Subsidiary Patent and Trademark Security Agreement.

          "IR Consolidated Adjusted EBITDA" means, for any period, the sum of the amounts for such period of (i) IR Consolidated Net Income, (ii) IR Consolidated Interest Expense, together with any non-cash interest expense with respect to the Junior Subordinated Seller Notes not included in IR Consolidated Interest Expense, (iii) provisions for taxes based on income (including, without duplication, foreign withholding taxes), (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items reducing IR Consolidated Net Income less other non-cash items
                                               ----
     increasing IR Consolidated Net Income, (vii) to the extent deducted in determining IR Consolidated Net Income, those items described on Schedule
                                                                      --------
     1.1(i) annexed hereto, and (viii) the cumulative effect of accounting
     ------
     changes to the extent such changes result in a reduction of IR Consolidated Net Income less the cumulative effect of accounting changes to the extent
                ----
     such changes result in an increase in IR Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Holdings and its Subsidiaries in conformity with GAAP.

          "IR Consolidated Interest Expense" means, for any period, total cash and non-cash interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, net costs under Interest Rate Agreements, commitment fees accrued under subsection 2.3A and any administrative agent's fees payable to Administrative Agent, but excluding,
                                                                      ---------
     however, any amounts referred to in subsection 2.3 payable to Agents and
     -------
     Lenders on or before the Closing Date and any non-cash interest expense with respect to the Junior Subordinated Seller Notes.

          "IR Consolidated Net Income" means, for any period, the net income
     (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any
           --------
     Person (other than a Subsidiary of Holdings) in which any other Person (other than Holdings or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries or that Person's assets are acquired by Holdings or any of its Subsidiaries, (iii) the income of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net extraordinary losses.

          "IR Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, excluding, however, the principal amount (including paid-in-kind
           ---------  -------
     interest) of the Junior Subordinated Seller Notes.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form;

     provided that in no event shall any corporate Subsidiary of any Person be
     --------
     considered to be a Joint Venture to which such Person is a party.

          "Junior Subordinated Seller Notes" means the Junior Subordinated Seller Notes issued in the initial principal amount of $25,000,000 on the Closing Date by Holdings in favor of Zell, and any additional amount of such notes as are permitted to be issued hereunder, as such notes may be amended from time to time to the extent permitted under subsection 6.10C.

          "Landlord Consent and Estoppel" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Administrative Agent, pursuant to which such lessor substantially agrees, for the benefit of Administrative Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Leasehold Property, such Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Administrative Agent, any Lender, or an Affiliate of either so acquires such Leasehold Property),
     (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Administrative Agent notice of such default and at least 60 days (or, if such default cannot reasonably be cured by Administrative Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Leasehold Property as Administrative Agent may reasonably request; provided, however, that Administrative Agent may
                             --------  -------
     determine in its reasonable discretion that any one or more of the agreements set forth in clauses (i) through (iv) are not required to be included in a Landlord Consent and Estoppel with respect to a particular Leasehold Property.

          "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Administrative Agent in its reasonable discretion as not being required to be included in the Collateral.

          "Lender" and "Lenders" means the persons identified as "Lenders"
     and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1; provided that
                                                                  --------
     the term "Lenders", when used in the context of a particular Commitment, shall mean Lenders having that Commitment.

          "Leverage Ratio" means the ratio of (i) IR Consolidated Total Debt as of the last day of any Fiscal Quarter to (ii) IR Consolidated Adjusted EBITDA for the four-Fiscal Quarter period then ended, in each case as set forth in the most recent Compliance Certificate delivered by Company to Administrative Agent pursuant to clause (iv) of subsection 5.1.; provided,
                                                                      --------
     however, that with respect to any period during which a Permitted
     -------
     Acquisition occurs, for purposes of calculating the Leverage Ratio, IR Consolidated Adjusted EBITDA shall, for purposes of this definition, (i) be calculated with respect to such four-Fiscal Quarter period and the acquired New Business on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted by the staff of the Securities and Exchange Commission as of January 1, 1997, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges whether (x) resulting from decisions made by Company or (y) implemented by the management of the New Business within the six-month period immediately preceding the closing of such Permitted Acquisition (provided that the cost savings described in
                                 --------
     clause (y) are supportable and quantifiable by the underlying accounting records of such business), which pro forma adjustments shall be certified by the principal financial officer or principal accounting officer of Company) using the historical financial statements of all entities or assets so acquired or to be acquired, which shall be reformulated (a) as if such acquisition and any Indebtedness or other liabilities incurred in connection with such acquisition had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans during such period), and (b) otherwise in conformity with certain procedures to be agreed upon between Administrative Agent and Company, all such calculations to be in form and substance reasonably satisfactory to Administrative Agent, and (ii) be calculated with respect to such New Business as if all references to Holdings and its Subsidiaries in the definitions of IR Consolidated Adjusted EBITDA and its components were references to such New Business for such period; provided, however, that any cost savings which
                               --------  -------
     would otherwise be given effect as a result of the foregoing shall not be given effect until such cost savings are actually realized.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the AXELs Series B, AXELs Series C or AXELs Series D or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Guaranties and the Collateral Documents.

          "Loan Party" means each of Holdings, Company and any of Company's Subsidiaries from time to time executing a Loan Document, and "Loan Parties" means all such Persons, collectively.

          "Management Investors" means certain management officers and employees of Holdings and its Subsidiaries disclosed to Syndication Agent and Administrative Agent.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Marketable Securities" means publicly traded debt or equity securities that are listed for trading on a national securities exchange and that were issued by a corporation whose debt securities are rated in one of the three highest rating categories by either S&P or Moody's.

          "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of any Loan Party to perform, or of Administrative Agent, Collateral Agent or Lenders to enforce, the Obligations; provided that consummation of the
                                             --------
     Recapitalization Transactions in accordance with the terms of the Recapitalization Agreement shall not be deemed to have a Material Adverse Effect for purposes of subsection 4.4.

          "Material Contract" means any contract or arrangement to which Holdings or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

          "Material Leasehold Property" means a Leasehold Property reasonably determined by Administrative Agent to be of material value as Collateral or of material importance to the operations of Holdings or any of its Subsidiaries; provided, however, that, excepting any such Leasehold
                   --------  -------
     Properties set forth on Schedule 4.1I annexed hereto, no Leasehold Property
                             -------------
     with respect to which the aggregate amount of all rents payable during any one Fiscal Year never exceeds $250,000 shall be a "Material Leasehold Property".

          "Merger" means the merger of Merger Corp. with and into Holdings in accordance with the terms of the Recapitalization Agreement and the Certificate of Merger, with Holdings being the surviving corporation in such merger.

          "Merger Corp." has the meaning assigned to that term in the recitals of this Agreement.

          "MIS Upgrade Expenditures" means expenditures relating to the upgrade of Company's MIS systems to the extent these expenditures would have been capitalized by Holdings and its Subsidiaries in accordance with their accounting policies in effect on the Closing Date.

          "Morgan Guaranty" has the meaning assigned to that term in the introduction to this Agreement.

          "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XXIV annexed hereto
                                                     ------------
     or in such other form as may be approved by Administrative Agent in its reasonable discretion, in each case with such changes thereto as may be recommended by Administrative Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Administrative Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form reasonably satisfactory to Administrative Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.

          "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

          "Mortgaged Property" means a Closing Date Mortgaged Property or an Additional Mortgaged Property.

          "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "NAIC" means the National Association of Insurance Commissioners.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale,
     Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is repaid as a result of such Asset Sale.

          "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Holdings or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Holdings or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and documented costs incurred by Holdings or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings or such Subsidiary in respect thereof.

          "New Business" means any assets or business acquired by Company or any of its Subsidiaries in a Permitted Acquisition.

          "New Sub Debt Indentures" means, collectively, the Senior Subordinated Note Indenture and the Discount Note Indenture.

          "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the

     Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "Notes" means one or more of the AXEL Series B Notes, AXEL Series C Notes or AXEL Series D Notes or any combination thereof.

          "Notice of Borrowing" means a notice substantially in the form of
     Exhibit I annexed hereto delivered by Company to Administrative Agent
     ---------
     pursuant to subsection 2.1B with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to
                 ----------
     Administrative Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agents, Lenders or their respective Affiliates or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

          "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its principal financial officer or principal accounting officer or its treasurer; provided that every Officers' Certificate with respect to the
                --------
     compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

          "Operating Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Other Investors" means Harvard Private Capital Holdings, Inc., BancBoston Investments, Inc., Chase Equity Associates, L.P. and CIBC WG Argosy Merchant Fund 2, L.L.C..

          "Other MIS Expenditures" means all expenditures, other than MIS Upgrade Expenditures, EITF 97-13 Expenditures and Year 2000 Expenditures, relating to Holdings' and its Subsidiaries' MIS systems.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Acquisition" has the meaning assigned to that term in the Revolving Credit Agreement; provided, however, that after the Revolving
                                 --------  -------
     Credit Agreement ceases to be in effect, "Permitted Acquisition" shall mean any acquisition of a business or all or substantially all of the assets of a business permitted at the time of such acquisition under the Revolving Credit Agreement and any acquisition thereafter permitted under this Agreement.

          "Permitted Business" means any business that derives a majority of its revenues from the manufacture, distribution and sale of mattresses, foundation and other bedding products and activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of this Agreement.

          "Permitted Domestic Subsidiary Preferred Stock" means any series of Preferred Stock of a domestic Restricted Subsidiary of Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of Company and its Restricted Subsidiaries incurred pursuant to clause (xvi) of subsection 6.4 does not exceed $30,000,000; provided that such amount shall increase to $50,000,000 upon consummation of an Initial Public Offering.

          "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

               (ii) statutory Liens of landlords, statutory Liens of banks and rights of set-off, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 5 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

               (iv) any attachment or judgment Lien not constituting (a) an Event of Default under subsection 8.8 of the Revolving Credit Agreement or (b) after the Revolving Credit Agreement ceases to be in full force and effect, an Event of Default hereunder;

               (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations;

               (vi) easements, rights-of-way, restrictions, encroachments, and other defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

               (vii) any (a) interest or title of a lessor or sublessor under any lease permitted by the Revolving Credit Agreement or, after the Revolving Credit Agreement ceases to be in full force and effect, by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

               (viii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

                (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

                (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Holdings and its Subsidiaries;

                (xii) licenses of patents, trademarks and other intellectual property rights granted by Holdings or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Holdings or such Subsidiary; and

                (xiii) Liens existing on the Closing Date and described in the Closing Date Mortgage Policies.

          "Permitted Foreign Subsidiary Preferred Stock" means any series of Preferred Stock of a foreign Restricted Subsidiary of Company that constitutes Qualified Capital Stock and has a fixed dividend rate, the liquidation value of all series of which, when combined with the aggregate amount of Indebtedness of foreign Restricted Subsidiaries of Company incurred pursuant to clause (iii) of the definition of Permitted Indebtedness, does not exceed $15,000,000; provided that such amount shall
                                                --------
     increase to $30,000,000 million upon consummation of an Initial Public Offering.

          "Permitted Investments" means (i) Investments by Company or any Restricted Subsidiary of Company in any Restricted Subsidiary of Company (whether existing on the date of this Indenture or created thereafter) or in any other Person (including by means of any transfer of cash or other property) if as a result of such Investment such Person shall become a Restricted Subsidiary of Company that is a Subsidiary Guarantor or a Foreign Subsidiary and Investments in Company by any Restricted Subsidiary of Company, (ii) cash and Cash Equivalents, (iii) Investments existing on the date hereof, (iv) loans and advances to employees and officers of Company and its Restricted Subsidiaries in the ordinary course of business,
     (v) accounts receivable created or acquired in the ordinary course of business, (vi) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of Company's businesses and otherwise in compliance with this Agreement, (vii) Investments in Unrestricted Subsidiaries in an amount at any one time outstanding not to exceed $20,000,000; (viii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (ix) guarantees by Company of Indebtedness otherwise permitted to be incurred by Restricted Subsidiaries of Company under this Agreement,
     (x) additional

     Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value),
     (xi) any Investment by Company or a Subsidiary of Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest, (xii) any transaction to the extent it constitutes an Investment that is permitted by, and made in accordance with, clause (b) of subsection 6.5 (other than transactions described in clause (v) of such clause (b)), (xiii) Investments the payment for which consists exclusively of Qualified Capital Stock of Company and
     (xiv) Investments received by Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided that in the case of an Asset Sale, such Asset Sale is effected in compliance with subsection 6.4.

          "Permitted Seller Note" means any promissory note of Company or any of its Subsidiaries constituting a "Permitted Seller Note" under the Revolving Credit Agreement.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "Pledged Collateral" means, collectively, the "Pledged Collateral" as defined in the Holdings Pledge Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Preferred Stock" of a Person means Capital Stock of such Person of any class or series (however designated) that ranks prior, as to payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class or series of such Person.

          "Principals" means Bain and any other stockholder of Holdings that owns at least 10% of the outstanding Equity Interests of Holdings as of the date hereof.

          "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that occurred during the Four-Quarter Period or after the end of the Four-Quarter

     Period and on or prior to the Transaction Date that were (i) directly attributable to an Asset Acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of January 1, 1997 or (ii) implemented by the business that was the subject any such Asset Acquisition within six months of the date of the Asset Acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (i) and (ii), all such reductions in costs had been effected as of the beginning of such period.

          "Pro Rata Share" means (i) with respect to all payments,
     computations and other matters relating to the AXEL Series B Commitment or the AXEL Series B of any Lender, the percentage obtained by dividing (x)
                                                                 --------
     the AXEL Series B Exposure of that Lender by (y) the aggregate AXEL Series
                                               --
     B Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the AXEL Series C Commitment or the AXEL Series C of any Lender, the percentage obtained by dividing (x) the AXEL
                                                        --------
     Series C Exposure of that Lender by (y) the aggregate AXEL Series C
                                      --
     Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the AXEL Series D Commitment or the AXEL Series D of any Lender, the percentage obtained by dividing (x) the AXEL
                                                        --------
     Series D Exposure of that Lender by (y) the aggregate AXEL Series D
                                      --
     Exposure of all Lenders, and (iv) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the AXEL
                                             --------
     Series B Exposure of that Lender plus the AXEL Series C Exposure of that
                                      ----
     Lender plus the AXEL Series D Exposure of that Lender by (y) the sum of the
            ----                                           --
     aggregate AXEL Series B Exposure of all Lenders plus the aggregate AXEL
                                                     ----
     Series C Exposure of all Lenders plus the aggregate AXEL Series D Exposure
                                      ----
     of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 9.1. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii),
     (iii) and (iv) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1 annexed hereto.
                    ------------

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary in order to create or perfect Liens on any IP Collateral.

          "Purchase Money Note" means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from Company or any Restricted Subsidiary of Company in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the Securitization Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables or newly acquired equipment.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Stock.

          "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by Company or any of its Restricted Subsidiaries) and (b) any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment, all contracts and contract rights and all Guarantees or other obligations in respect of such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment.

          "Real Property Asset" means, at any time of determination, any interest then owned by any Loan Party in any real property.

          "Recapitalization Agreement" means that certain Agreement and Plan of Merger dated as of October 30, 1997, by and among Holdings, Merger Corp. and Zell, in the form delivered to Syndication Agent, Administrative Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 6.10A.

          "Recapitalization Financing Requirements" means the aggregate of all amounts necessary to finance the Recapitalization Transactions.

          "Recapitalization Revolving Loans" has the meaning assigned to that term in subsection 2.5A.

          "Recapitalization Transactions" means the series of transactions described in Schedule 1.1(ii) annexed hereto, together with (i) the
                  ----------------
     contribution by Holdings to Company of the capital stock of each of the Subsidiaries of Holdings indicated on such Schedule, (ii) the repurchase of the Existing Subordinated Notes pursuant to the Debt Tender Offer and the repayment of all amounts outstanding under the Existing Credit Agreement,
     (iii) the amendment of the Existing Subordinated Note Indenture pursuant to the Consent Solicitation, (iv) the Merger, and (v) the payment of Transaction Costs and the other transactions contemplated by the Recapitalization Agreement.

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Leasehold Property, (a) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Administrative Agent.

          "Reference Lenders" means Morgan Guaranty and BTCo.

          "Register" has the meaning assigned to that term in subsection 2.1D.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Related Agreements" means, collectively, the Recapitalization Agreement, the Certificate of Merger, the Stockholders Agreement, the Junior Subordinated Seller Notes, the New Sub Debt Indentures, the Discount Notes, the Senior Subordinated Notes, the Existing Subordinated Note Indenture, the Existing Subordinated Notes and the Debt Tender Offer Materials.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the migration of any Hazardous Materials through the air, soil, surface water or groundwater.

          "Requisite Class Lenders" means, at any time of determination (i) for the Class of Lenders having AXEL Series B Exposure, Lenders having or holding at least 51% of the aggregate AXEL Series B Exposure of all Lenders, (ii) for the Class of Lenders having AXEL Series C Exposure, Lenders having or holding at least 51% of the aggregate AXEL Series C Exposure of all Lenders, and (iii) for the Class of Lenders having AXEL Series D Exposure, Lenders having or holding at least 51% of the aggregate AXEL Series D Exposure of all Lenders.

          "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate AXEL Series B Exposure of all Lenders plus the
                                                                    ----
     aggregate AXEL Series C Exposure of all Lenders plus the aggregate AXEL
                                                     ----
     Series D Exposure of all Lenders.

          "Responsible Officer" means any of the chairman of the board (if an officer), the president, any senior or executive vice president, the general counsel, its principal financial officer or principal accounting officer, the secretary or the treasurer of Holdings or, as applicable, any Subsidiary of Holdings.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Holdings or Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Holdings or Company now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Holdings or Company now or hereafter outstanding, and
     (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "Revolving Credit Agreement" means that certain Credit Agreement dated as of even date herewith, by and among Company, Holdings, GSCP, as arranger and syndication agent, Morgan Guaranty, as administrative agent, and BTCo., as documentation agent, as such Credit Agreement may be amended, supplemented, refinanced, renewed, extended or otherwise modified from time to time to the extent permitted under subsection 6.10C.

          "Revolving Credit Documents" means the Revolving Credit Agreement, the promissory notes issued thereunder and each other document executed in connection with the Revolving Credit Agreement.

          "Revolving Loan Commitments" has the meaning assigned to that term in the Revolving Credit Agreement.

          "Revolving Loans" means the senior secured revolving loans of Company made from time to time under the Revolving Credit Agreement.

          "Secured Parties" has the meaning assigned to that term in the Intercreditor Agreement.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebted ness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Securitization Entity" means a Wholly Owned Subsidiary of Company
     (or another Person in which Company or any Subsidiary of Company makes an Investment and to which Company or any Subsidiary of Company transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with the financing of accounts receivable or equipment and that is designated by the Board of Directors (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which
     (i) is guaranteed by Company or any Restricted Subsidiary of Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates Company or any Restricted Subsidiary of Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of Company or any Restricted Subsidiary of Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (B) with which neither Company nor any Restricted Subsidiary of Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (c) to which neither Company nor any Restricted Subsidiary of Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors shall be evidenced to Administrative Agent by filing with Administrative Agent a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Senior Subordinated Note Indenture" means the indenture pursuant to which the Senior Subordinated Notes are issued, as such indenture may be amended from time to time to the extent permitted under subsection 6.10B.

          "Senior Subordinated Notes" means the $125,000,000 in aggregate principal amount of 9-7/8% Senior Subordinated Notes due December 15, 2007 of Company issued pursuant to the Senior Subordinated Note Indenture.

          "Shareholder Subordinated Note" means any promissory note of Holdings or Company constituting a "Shareholder Subordinated Note" under the Revolving Credit Agreement.

          "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.

          "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property (sold as a going concern) of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and
     (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Company or any Subsidiary of Company that are reasonably customary in an accounts receivable or equipment transactions.

          "Stockholders Agreement" means that certain Stockholders Agreement by and among Holdings, Bain, the Other Investors, Zell and the Management Investors, in the form delivered to Syndication Agent, Administrative Agent and Lenders prior to their execution of this Agreement and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 6.10A.

          "Subordinated Indebtedness" means (i) the Indebtedness of Company evidenced by the Senior Subordinated Notes and the Discount Notes, (ii) the Indebtedness of Holdings evidenced by the Junior Subordinated Seller Notes and any Existing Subordinated Notes not tendered pursuant to the Debt Tender Offer, (iii) the Indebtedness of Company evidenced by any Permitted Seller Notes and Shareholder Subordinated Notes, and (iv) any other Indebtedness of Holdings, Company or any of their Subsidiaries subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guarantor" means any Subsidiary of Holdings, other than Company, that executes and delivers a counterpart of the Subsidiary Guaranty on the Closing Date or from time to time thereafter pursuant to subsection 5.8.

          "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by all Subsidiaries of Holdings (other than Company and the Excluded Subsidiaries) on the Closing Date and to be executed and delivered by additional Subsidiaries of Holdings from time to time thereafter in accordance with subsection 5.8, substantially in the form of Exhibit XVII
                                                                  ------------
     annexed hereto, as such Subsidiary Guaranty may hereafter be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Subsidiary Patent and Trademark Security Agreement" means each Subsidiary Patent and Trademark Security Agreement executed and delivered by each existing Subsidiary Guarantor and Collateral Agent on the Closing Date and executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 5.8, substantially in the form of Exhibit XX annexed hereto, as such Subsidiary Patent and
                 ----------
     Trademark Security Agreement may be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement executed and delivered by each existing Subsidiary Guarantor and Collateral Agent on the Closing Date and executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 5.8, substantially in the form of Exhibit XVIII annexed hereto,
                                                  -------------
     as such Subsidiary Pledge Agreement may be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Subsidiary Security Agreement" means the Subsidiary Security Agreement executed and delivered by each existing Subsidiary Guarantor and Collateral Agent on the Closing Date or executed and delivered by any additional Subsidiary Guarantor from time to time thereafter in accordance with subsection 5.8, substantially in the form of Exhibit XIX annexed
                                                       -----------
     hereto, as such Subsidiary Security Agreement may be amended, supplemented or otherwise modified from time to time as permitted thereunder and hereunder.

          "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 8.1D.

          "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net
                                      --------
     income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its lending office).

          "Tax Allocation Agreement" means that certain tax allocation agreement entered into by Company and the other Persons named therein, dated as of December 18, 1997.

          "Title Company" means, collectively, Chicago Title Insurance Company and/or one or more other title insurance companies reasonably satisfactory to Syndication Agent and Administrative Agent.

          "Tranche A Term Loans" means the senior secured term loans made as Tranche A Term Loans under the Revolving Credit Agreement, in the initial aggregate principal amount of $120,000,000.

          "Transaction Costs" means the fees, costs and expenses payable by Holdings and Company in connection with the transactions contemplated by the Loan Documents, the Revolving Credit Documents and the Related Agreements.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such
     Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with Company or any Restricted Subsidiary of Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Company; (c) is a Person with respect to which neither Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by subsection 6.1. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under subsection 6.1, Company shall be in default of such covenant). The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under subsection 6.1, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (ii) such Subsidiary shall comply with subsection 6.8 and (iii) no Potential Event of Default or Event of Default would be in existence following such designation.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

          "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

          "Year 2000 Expenditures" means expenditures related to addressing Holdings' and its Subsidiaries' Year 2000 Manbase software systems issues.

            "Zell" means Zell/Chilmark Fund, L.P.

1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under
     ------------------------------------------------------------------------
     Agreement.
     ---------

     Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xiii) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3. Notwithstanding the foregoing, except as otherwise specifically provided herein, all computations determining compliance with subsection 2.4 and Section 7, including the definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the November 30, 1996 financial statements of Holdings and its Subsidiaries delivered to the Lenders, but shall not give effect to purchase accounting adjustments required or permitted by APB 16 and its interpretations (including non-cash write-ups and non-cash charges relating to inventory, fixed assets and in-process research and development, in each case arising in connection with any Permitted Acquisitions) and APB 17 and its interpretations (including non-cash charges relating to intangibles and goodwill arising in connection with any Permitted Acquisitions).

1.3  Other Definitional Provisions and Rules of Construction.
     -------------------------------------------------------

     A. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

     B. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

     C. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

     D. Each reference to a "Fiscal Quarter period" of a specified number of Fiscal Quarters shall be a reference to a period of consecutive Fiscal Quarters of such number.


1.4  Changes in GAAP.
     ---------------

     In the event that a change in GAAP or other accounting principles and policies after the date hereof affects in any material respect the calculations of the compliance by Holdings and its Subsidiaries with the covenants contained herein, Lenders, Company and Holdings agree to negotiate in good faith to amend the affected covenants (and related definitions) to compensate for the effect of such changes so that the restrictions, limitations and performance standards effectively imposed by such covenants, as so amended, are substantially identical to the restrictions, limitations and performance standards imposed by such covenants as in effect on the date hereof; provided that if Requisite
                                                --------
Lenders, Company and Holdings fail to reach agreement with respect to such amendment within a reasonable period of time following the date of effectiveness of any such change, calculation of compliance by Holdings and its Subsidiaries with the covenants contained herein shall be determined in accordance with GAAP as in effect immediately prior to such change.


                                   SECTION 2.
                   AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  Commitments; Making of Loans; the Register; Notes.
     -------------------------------------------------

     A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Holdings and Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i), 2.1A(ii) and 2.1A(iii).

          (i)   AXELs Series B.  Each Lender severally agrees to lend to Company
                --------------
     on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the AXEL Series B Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender"s AXEL Series B Commitment is set forth opposite its name on Schedule 2.1 annexed
                                                           ------------
     hereto and the aggregate amount of the AXEL Series B Commitments is $125,000,000; provided that the AXEL Series B Commitments of Lenders shall
                   --------
     be adjusted to give effect to any assignments of the AXEL Series B Commitments pursuant to subsection 9.1B. Each Lender's AXEL Series B Commitment shall expire immediately and without further action on February 16, 1998 if the AXELs Series B are not made on or before that date.
     Company may make only one borrowing under the AXEL Series B Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed.

          (ii)  AXELs Series C.  Each Lender severally agrees to lend to Company
                --------------
     on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the AXEL Series C Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's AXEL Series C Commitment is set forth opposite its name on Schedule 2.1 annexed
                                                           ------------
     hereto and the aggregate amount of the AXEL Series C Commitments is $90,000,000; provided that the AXEL Series C Commitments of Lenders shall
                  --------
     be adjusted to give effect to any assignments of the AXEL Series C Commitments pursuant to subsection 9.1B. Each Lender's AXEL Series C Commitment shall expire immediately and without further action on February 16, 1998 if the AXELs Series C are not made on or before that date. Company may make only one borrowing under the AXEL Series C Commitments. Amounts borrowed under this subsection 2.1A(ii) and subsequently repaid or prepaid may not be reborrowed.

          (iii) AXELs Series D.  Each Lender severally agrees to lend to
                --------------
     Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the AXEL Series D Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's AXEL Series D Commitment is set forth opposite its name on Schedule 2.1 annexed
                                                           ------------
     hereto and the aggregate amount of the AXEL Series D Commitments is $115,000,000; provided that the AXEL Series D Commitments of Lenders shall
                   --------
     be adjusted to give effect to any assignments of the AXEL Series D Commitments pursuant to subsection 9.1B. Each Lender's AXEL Series D Commitment shall expire immediately and without further action on February 16, 1998 if the AXELs Series D are not made on or before that date.
     Company may make only one borrowing under the AXEL Series D Commitments. Amounts borrowed under this subsection 2.1A(iii) and subsequently repaid or prepaid may not be reborrowed.

     B. Borrowing Mechanics. Loans shall be in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; provided
                                                                      --------
that Loans made as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount. Company shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York City time) at least three Business Days in advance of the proposed Closing Date. The Notice of Borrowing shall specify (i) the proposed Closing Date (which shall be a Business Day), (ii) the amount of each type of Loan requested, (iii) whether such Loans shall be Base Rate Loans or Eurodollar Rate Loans, and (iv) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of the proposed borrowing under this subsection 2.1B; provided that such notice shall
                                               --------
be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the Closing Date.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

     Company shall notify Administrative Agent prior to the funding of the Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the Closing Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the Closing Date, as to the matters to which Company is required to certify in the Notice of Borrowing.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. Disbursement of Funds. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being under stood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereun der. Promptly after receipt by Administrative Agent of the Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Administrative Agent not later than 1:00 P.M. (New York City time) on the Closing Date, in same day funds in Dollars, at the Funding and Payment Office. Upon satisfaction or waiver of the conditions precedent specified in subsection 3.1, Administrative Agent shall make the proceeds of such Loans available to Company on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders, to be credited to the account of Company at the Funding and Payment Office.

     Unless Administrative Agent shall have been notified by any Lender prior to the Closing Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on the Closing Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on the Closing Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Closing Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   The Register.

          (i) Administrative Agent shall maintain, at its address referred to in subsection 9.8, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Administrative Agent shall record in the Register the AXEL Series B Commitment, AXEL Series C Commitment and AXEL Series D Commitment and the AXEL Series B, AXEL Series C, AXEL Series D from time to time of each Lender, and each repayment or prepayment in respect of the principal amount of the AXEL Series B, AXEL Series C or AXEL Series D of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such
                                    --------
     recordation, or any error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans.

          (iii) Each Lender shall record on its internal records (including the Notes held by such Lender) the amount of any AXEL Series B, AXEL Series C and AXEL Series D made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any
                     --------
     error in such recordation, shall not affect any Lender's Commitments or Company's Obligations in respect of any applicable Loans; and provided,
                                                                   --------
     further that in the event of any inconsistency between the Register and any
     -------
     Lender's records, the recordations in the Register shall govern and be conclusive and binding on such Lender, absent manifest error.

          (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Company hereby designates Morgan Guaranty to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Morgan Guaranty serves in such capacity,

     Morgan Guaranty and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 9.3.

     E. Optional Notes. If so requested by any Lender by written notice to Company (with a copy to Administrative Agent) at least two Business Days prior to the Closing Date or at any time thereafter, Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 9.1) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Company's receipt of such notice) a promissory note or promissory notes to evidence such Lender's AXEL Series B, AXEL Series C or AXEL Series D, substantially in the form of Exhibit IV, Exhibit V or Exhibit VI annexed hereto,
                             ----------  ---------    ----------
respectively, with appropriate insertions.

2.2  Interest on the Loans.
     ---------------------

     A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          (i) Subject to the provisions of subsections 2.2E and 2.7, the AXELs Series B shall bear interest through maturity as follows:

                (a) if a Base Rate Loan, then at the sum of the Base Rate plus
                                                                          ----
          the Applicable Base Rate Margin for AXELs Series B; or

                (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin for AXELs
                          ----
          Series B.

          (ii) Subject to the provisions of subsections 2.2E and 2.7, the AXELs Series C shall bear interest through maturity as follows:

                (a) if a Base Rate Loan, then at the sum of the Base Rate plus
                                                                          ----
          the Applicable Base Rate Margin for AXELs Series C; or

                (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin for AXELs
                          ----
          Series C.

          (iii) Subject to the provisions of subsections 2.2E and 2.7, the AXELs Series D shall bear interest through maturity as follows:

                (a) if a Base Rate Loan, then at the sum of the Base Rate plus
                                                                          ----
          the Applicable Base Rate Margin for AXELs Series D; or

                (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin for AXELs
                          ----
          Series D.

       B. Interest Periods.  In connection with each Eurodollar Rate Loan,
          -----------------
Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company"s option, either a one-, two-, three- or six-month period or, if deposits in the interbank Eurodollar market are generally available for such period (as determined by each Lender making, converting to or continuing such Eurodollar Rate Loan), a two-week or twelve-month period; provided that:
                                               --------

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Closing Date, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                              --------
     otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period with respect to any portion of the AXELs Series B shall extend beyond December 15, 2004, no Interest Period with respect to any portion of the AXELs Series C shall extend beyond December 15, 2005, and no Interest Period with respect to any portion of the AXELs Series D shall extend beyond December 15, 2006;

          (vi) no Interest Period with respect to any portion of the AXELs Series B, AXELs Series C or AXELs Series D shall extend beyond a date on which Company is required to make a scheduled payment of principal of the AXELs Series B, AXELs Series C or AXELs Series D, as the case may be, unless the sum of (a) the aggregate principal amount of AXELs Series B, AXELs Series C or AXELs Series D, as the case may be, that are Base Rate Loans plus (b) the aggregate principal amount of AXELs Series B, AXELs
           ----
     Series C or AXELs Series D as the case may be, that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the AXELs Series B, AXELs Series C or AXELs Series D, as the case may be, on such date;

          (vii) Company shall not select an Interest Period of longer than one month prior to the end of the Initial Period;

          (viii) there shall be no more than twelve (12) Interest Periods outstanding at any time; and

          (ix) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity).

     D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate
                                       --------  -------
Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto; and provided further, however, that Loans
                                        -------- -------  -------
may not be continued as or converted to Eurodollar Rate Loans with an Interest Period longer than one month prior to the end of the Initial Period.

     Company shall deliver a Notice of Conversion/Continuation at any time after the Closing Date to Administrative Agent no later than 12:00 Noon (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued,

(iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in
                 --------
writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Administrative Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender.

     Neither Administrative Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall, if Requisite Lenders so elect in writing, thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable at maturity under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar Rate Loans, upon the expiration
        --------
of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. Computation of Interest. Interest on the Loans shall be computed (i) in the case of Base Rate Loans, on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of Eurodollar Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same
                                --------
day on which it is made, one day's interest shall be paid on that Loan.

2.3  Fees.
     ----

     Company agrees to pay to Syndication Agent and Administrative Agent such fees in the amounts and at the times separately agreed upon between Company, Syndication Agent and Administrative Agent.

2.4  Repayments and Prepayments; General Provisions Regarding Payments;
     ------------------------------------------------------------------
     Application of Proceeds of Collateral and Payments Under Guaranties.
     -------------------------------------------------------------------

     A.   Scheduled Payments of Loans.

          (i)    Scheduled Payments of AXELs Series B.  Company shall make
                 ------------------------------------
     principal payments on the AXELs Series B in installments on the dates and in the amounts set forth below:

=========================================
                                            SCHEDULED REPAYMENT
                         DATE                OF AXELS SERIES B
                ==================================================
                     March 15, 1998              $   150,000
                --------------------------------------------------
                     June 15, 1998               $   150,000
                --------------------------------------------------
                   September 15, 1998            $   150,000
                --------------------------------------------------
                    December 15, 1998            $   150,000
                --------------------------------------------------
                     March 15, 1999              $   150,000
                --------------------------------------------------
                     June 15, 1999               $   150,000
                --------------------------------------------------
                   September 15, 1999            $   150,000
                --------------------------------------------------
                    December 15, 1999            $   150,000
                --------------------------------------------------
                     March 15, 2000              $   150,000
                --------------------------------------------------
                     June 15, 2000               $   150,000
                --------------------------------------------------



                ==================================================
                                              SCHEDULED REPAYMENT
                         DATE                  OF AXELS SERIES B
                   September 15, 2000            $   150,000
                ==================================================
                   December 15, 2000             $   150,000
                --------------------------------------------------
                     March 15, 2001              $   150,000
                --------------------------------------------------
                     June 15, 2001               $   150,000
                --------------------------------------------------
                   September 15, 2001            $   150,000
                --------------------------------------------------
                   December 15, 2001             $   150,000
                --------------------------------------------------
                     March 15, 2002              $   150,000
                --------------------------------------------------
                     June 15, 2002               $   150,000
                --------------------------------------------------
                   September 15, 2002            $   150,000
                --------------------------------------------------
                   December 15, 2002             $   150,000
                --------------------------------------------------
                     March 15, 2003              $ 7,500,000
                --------------------------------------------------
                     June 15, 2003               $ 7,500,000
                --------------------------------------------------
                   September 15, 2003            $ 7,500,000
                --------------------------------------------------
                   December 15, 2003             $ 7,500,000
                --------------------------------------------------
                     March 15, 2004              $23,000,000
                --------------------------------------------------
                     June 15, 2004               $23,000,000
                --------------------------------------------------
                   September 15, 2004            $23,000,000
                --------------------------------------------------
                   December 15, 2004             $23,000,000
                ==================================================

     ; provided that the scheduled installments of principal of the AXELs Series
       --------
     B set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the AXELs Series B in accordance with subsection 2.4B(iii); and provided, further that the AXELs Series B and all other
                    --------  -------
     amounts owed hereunder with respect to the AXELs Series B shall be paid in full no later than December 15, 2004, and the final installment payable by Company in respect of the AXELs Series B on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the AXELs Series B.

          (ii)   Scheduled Payments of AXELs Series C.  Company shall make
                 ------------------------------------
     principal payments on the AXELs Series C in installments on the dates and in the amounts set forth below:


               ================================================
                                            SCHEDULED REPAYMENT
                       DATE                  OF AXELS SERIES C
               ================================================
                     March 15, 1998              $   100,000
               ------------------------------------------------
                     June 15, 1998               $   100,000
               ------------------------------------------------
                   September 15, 1998            $   100,000
               ------------------------------------------------
                   December 15, 1998             $   100,000
               ------------------------------------------------
                     March 15, 1999              $   100,000
               ------------------------------------------------
                     June 15, 1999               $   100,000
               ------------------------------------------------
                   September 15, 1999            $   100,000
               ------------------------------------------------
                   December 15, 1999             $   100,000
               ------------------------------------------------
                     March 15, 2000              $   100,000
               ------------------------------------------------
                     June 15, 2000               $   100,000
               ------------------------------------------------
                   September 15, 2000            $   100,000
               ------------------------------------------------
                   December 15, 2000             $   100,000
               ------------------------------------------------
                     March 15, 2001              $   100,000
               ------------------------------------------------
                     June 15, 2001               $   100,000
               ------------------------------------------------
                   September 15, 2001            $   100,000
               ------------------------------------------------
                   December 15, 2001             $   100,000
               ------------------------------------------------
                     March 15, 2002              $   100,000
               ------------------------------------------------
                     June 15, 2002               $   100,000
               ------------------------------------------------
                   September 15, 2002            $   100,000
               ------------------------------------------------
                   December 15, 2002             $   100,000
               ------------------------------------------------
                     March 15, 2003              $   100,000
               ------------------------------------------------
                     June 15, 2003               $   100,000
               ------------------------------------------------
                   September 15, 2003            $   100,000
               ------------------------------------------------
                   December 15, 2003             $   100,000
               ------------------------------------------------
                     March 15, 2004              $   100,000
               ------------------------------------------------
                     June 15, 2004               $   100,000
               ------------------------------------------------
                   September 15, 2004            $   100,000
               ------------------------------------------------
                   December 15, 2004             $   100,000
               ------------------------------------------------
                     March 15, 2005              $21,800,000
               ------------------------------------------------
                     June 15, 2005               $21,800,000
               ------------------------------------------------
                   September 15, 2005            $21,800,000
               ------------------------------------------------



               ==================================================
                                             SCHEDULED REPAYMENT
                         DATE                 IF AXELS SERIES C
               ==================================================
                   December 15, 2005             $21,800,000
               ==================================================

     ; provided that the scheduled installments of principal of the AXELs Series
       --------
     C set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the AXELs Series C in accordance with subsection 2.4B(iii); and provided, further that the AXELs Series C and all other
                    --------  -------
     amounts owed hereunder with respect to the AXELs Series C shall be paid in full no later than December 15, 2005, and the final installment payable by Company in respect of the AXELs Series C on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the AXELs Series C.

          (iii)  Scheduled Payments of AXELs Series D.  Company shall make
                 ------------------------------------
     principal payments on the AXELs Series D in installments on the dates and in the amounts set forth below:

               ==================================================
                                             SCHEDULED REPAYMENT
                        DATE                  OF AXELS SERIES D
               ==================================================
                     March 15, 1998              $   125,000
               --------------------------------------------------
                     June 15, 1998               $   125,000
               --------------------------------------------------
                   September 15, 1998            $   125,000
               --------------------------------------------------
                   December 15, 1998             $   125,000
               --------------------------------------------------
                     March 15, 1999              $   125,000
               --------------------------------------------------
                     June 15, 1999               $   125,000
               --------------------------------------------------
                   September 15, 1999            $   125,000
               --------------------------------------------------
                   December 15, 1999             $   125,000
               --------------------------------------------------
                     March 15, 2000              $   125,000
               --------------------------------------------------
                     June 15, 2000               $   125,000
               --------------------------------------------------
                   September 15, 2000            $   125,000
               --------------------------------------------------
                   December 15, 2000             $   125,000
               --------------------------------------------------
                     March 15, 2001              $   125,000
               --------------------------------------------------
                     June 15, 2001               $   125,000
               --------------------------------------------------
                   September 15, 2001            $   125,000
               --------------------------------------------------
                   December 15, 2001             $   125,000
               --------------------------------------------------
                     March 15, 2002              $   125,000
               --------------------------------------------------
                     June 15, 2002               $   125,000
               --------------------------------------------------


               ==================================================
                                             SCHEDULED REPAYMENT
                         DATE                 OF AXELS SERIES D
               ==================================================
                   September 15, 2002            $   125,000
               --------------------------------------------------
                   December 15, 2002             $   125,000
               --------------------------------------------------
                     March 15, 2003              $   125,000
               --------------------------------------------------
                     June 15, 2003               $   125,000
               --------------------------------------------------
                   September 15, 2003            $   125,000
               --------------------------------------------------
                   December 15, 2003             $   125,000
               --------------------------------------------------
                     March 15, 2004              $   125,000
               --------------------------------------------------
                     June 15, 2004               $   125,000
               --------------------------------------------------
                   September 15, 2004            $   125,000
               --------------------------------------------------
                   December 15, 2004             $   125,000
               --------------------------------------------------
                     March 15, 2005              $   125,000
               --------------------------------------------------
                     June 15, 2005               $   125,000
               --------------------------------------------------
                   September 15, 2005            $   125,000
               --------------------------------------------------
                   December 15, 2005             $   125,000
               --------------------------------------------------
                     March 15, 2006              $27,750,000
               --------------------------------------------------
                     June 15, 2006               $27,750,000
               --------------------------------------------------
                   September 15, 2006            $27,750,000
               --------------------------------------------------
                   December 15, 2006             $27,750,000
               ==================================================

     ; provided that the scheduled installments of principal of the AXELs Series
       --------
     D set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the AXELs Series D in accordance with subsection 2.4B(iii); and provided, further that the AXELs Series D and all other
                    --------  -------
     amounts owed hereunder with respect to the AXELs Series D shall be paid in full no later than December 15, 2006, and the final installment payable by Company in respect of the AXELs Series D on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the AXELs Series D.

     B.   Prepayments.

          (i)    Voluntary Prepayments.
                 ---------------------

                 (a) Notice of Prepayment.  Company may, upon written or
                     --------------------
          telephonic notice on the date of prepayment, in the case of Base Rate Loans, and three Business Days prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Administrative Agent by 12:00 Noon (New York

          City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iii).

                 (b)   Prepayment Fees. If any portion of the AXELs Series B,
                       ---------------
          AXELs Series C or AXELs Series D is prepaid (1) pursuant to clause (a) of subsection 2.4B(i), or (2) pursuant to clause (a), (b), (c), (d),
          (e) or (g) of subsection 2.4B(ii), in any such case within eighteen months after the Closing Date, Company shall pay to Administrative Agent, for distribution to the holders of the Loans so prepaid, in accordance with their applicable Pro Rata Shares, a fee equal to 1% of the principal amount of Loans so prepaid during the period commencing on the Closing Date and ending eighteen months after the Closing Date.

          (ii)   Mandatory Prepayments.  The Loans shall be prepaid in the
                 ---------------------
     amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iii).

                 (a)   Prepayments From Net Asset Sale Proceeds.  No later than
                       ----------------------------------------
          the fifth Business Day following the date of receipt by Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale, Company shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds; provided, however, that upon
                                                 --------  -------
          receipt by Company or any of its Subsidiaries of any such Net Asset Sale Proceeds, so long as no Event of Default shall have occurred and be continuing and to the extent that the aggregate amount of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds from the Closing Date through the date of determination does not exceed $25,000,000, Company may deliver to Administrative Agent an Officers' Certificate setting forth (1) that portion of such Net Asset Sale Proceeds (such portion being the "Proposed Asset Sale Reinvestment Proceeds") that Company or such Subsidiary intends to reinvest (or enter into a contract to reinvest) in equipment or other productive assets of the general type used in the business (including capital stock of a corporation engaged in such business) of Company and its Subsidiaries (such equipment and other assets being "Eligible Assets") within
          270 days of such date of receipt and (2) the proposed use of such Proposed Asset Sale Reinvestment Proceeds and such other information with respect to such reinvestment as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Proposed Asset Sale Reinvestment Proceeds to such reinvestment purposes; provided, however, that at Company's option,
                                 --------  -------
          such Proposed Asset Sale Reinvestment Proceeds may be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In addition, Company shall, no later than 270 days after receipt of such Proposed Asset Sale Reinvestment Proceeds that have not theretofore been applied to the Obligations, make an additional prepayment of the Loans in the full amount of all such Proposed Asset Sale Reinvestment Proceeds that have not theretofore been so reinvested in Eligible Assets; provided
                                                                      --------
          that Company shall not be required to make any prepayment of the Loans to the extent that the sum of Net Asset Sale Proceeds plus Net
                                                                ----
          Insurance/Condemnation Proceeds from the Closing Date through the date of determination does not exceed $5,000,000. Notwithstanding the foregoing, if at the time of any required prepayment under this subsection the Leverage Ratio is not more than 4.0 to 1.0, Company shall only be required to prepay 75% of the amount which it would otherwise be required to prepay hereunder; provided, however, that if
                                                     --------  -------
          Company is required to apply any portion of Net Asset Sale Proceeds to prepay Indebtedness under the Revolving Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iii)(c) hereof), Company shall apply such Net Asset Sale Proceeds to the prepayment of the Tranche A Term Loans and the Loans pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments in accordance with the provisions of the Revolving Credit Agreement, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

                 (b)   Prepayments from Net Insurance/Condemnation Proceeds.  No
                       ----------------------------------------------------
          later than the tenth Business Day following the date of receipt by Administrative Agent or by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 5.4C, Company shall prepay the Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds minus (if (1) no
                                                             -----
          Event of Default shall have occurred and be continuing and (2) Company shall have delivered to Administrative Agent, on or before such tenth Business Day, the Officers' Certificate described in subsection 5.4C(ii)), any Proposed Insurance Reinvestment Proceeds; provided,
                                                                   --------
          however, that at Company's option, such Proposed Insurance
          -------
          Reinvestment Proceeds may be applied to prepay outstanding Revolving Loans (without a reduction in Revolving Loan Commitments) to the full extent thereof. In addition, no later than 270 days after receipt of any Proposed Insurance Reinvestment Proceeds, Company shall prepay the Loans in an amount equal to the amount of any such Proposed Insurance Reinvestment Proceeds that have not theretofore been applied to the costs of repairing, restoring or replacing the applicable assets of Company or its

          Subsidiaries or reinvested in Eligible Assets; provided that Company
                                                         --------
          shall not be required to make any prepayment of the Loans to the extent that the sum of Net Asset Sale Proceeds plus Net
                                                         ----
          Insurance/Condemnation Proceeds from the Closing Date through the date of determination does not exceed $5,000,000. Notwithstanding the foregoing, if at the time of any required prepayment under this subsection the Leverage Ratio is not more than 4.0 to 1.0, Company shall only be required to prepay 75% of the amount which it would otherwise be required to prepay hereunder; provided, however, that if
                                                     --------  -------
          Company is required to apply any portion of Net Insurance/Condemnation Proceeds to prepay Indebtedness under the Revolving Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iii)(c) hereof), Company shall apply such Net Insurance/Condemnation Proceeds to the prepayment of the Tranche A Term Loans and the Loans pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments in accordance with the provisions of the Revolving Credit Agreement, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

                 (c)   Prepayments Due to Reversion of Surplus Assets of Pension
                       ---------------------------------------------------------
          Plans.  On the date of reversion to Company or any of its Subsidiaries
          -----
          of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall prepay the Loans in an aggregate amount (such amount being the "Net Pension Proceeds") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof. If Company is required to apply any portion of Net Pension Proceeds to prepay Indebtedness under the Revolving Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iii)(c) hereof), Company shall apply such Net Pension Proceeds to the prepayment of the Tranche A Term Loans and the Loans pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments in accordance with the provisions of the Revolving Credit Agreement, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

                 (d)   Prepayments Due to Issuance of Debt.  On the date of
                       -----------------------------------
          receipt by Holdings, Company or any of their respective Subsidiaries of the Cash proceeds of any Indebtedness, including debt Securities of Holdings, Company or any of their respective Subsidiaries (other than the Loans and any other Indebtedness permitted under subsection 7.1 of the Revolving Credit Agreement (such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being the "Net Indebtedness Proceeds")), Company shall prepay the Loans in an aggregate amount equal to such Net Indebtedness Proceeds; provided, however, that
                                                   --------  -------
          payment or acceptance of the amounts provided for in this subsection 2.4B(ii)(d) shall not constitute a waiver of any Event of Default resulting from the incurrence of such Indebtedness or otherwise prejudice any rights or remedies of Agents or Lenders. If Company is required to apply any portion of Net Indebtedness Proceeds to prepay Indebtedness under the Revolving Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iii)(c) hereof), Company shall apply such Net Indebtedness Proceeds to the prepayment of the Tranche A Term Loans and the Loans pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments in accordance with the provisions of the Revolving Credit Agreement, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

                 (e)   Prepayments Due to Issuance of Equity Securities.  On the
                       ------------------------------------------------
          date of receipt by Holdings or Company of Cash proceeds (any such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses, being "Net Equity Proceeds") from the issuance of any equity Securities of Holdings or Company after the Closing Date (other than (A) capital contributions by Holdings and Company, and (B) issuances of Holdings Common Stock
          (x) to employees, officers, directors and consultants of Holdings and its Subsidiaries to the extent such Holdings Common Stock constitutes compensation to such individuals, (y) to Bain or the Other Investors to the extent the Cash proceeds thereof are not in excess of $25,000,000, and (z) as payment of all or any portion of the purchase price of a business or assets in a Permitted Acquisition), Company shall prepay the Loans in an aggregate amount equal to: (i) 50% (or, if the Leverage Ratio is not more than 4.0 to 1.0 on the date such Net Equity Proceeds are received, 25%) of such Net Equity Proceeds if such Net Equity Proceeds are derived from a non-public sale of equity Securities of Holdings or Company or (ii) 75% (or, if the Leverage Ratio is not more than 4.0 to 1.0 on the date such Net Equity Proceeds are received, 50%) of such Net Equity Proceeds if such Net Equity Proceeds are derived from the sale of equity Securities of Holdings or Company through a public offering. If Company is required to apply any portion of Net Equity Proceeds to prepay Indebtedness under the Revolving Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iii)(c) hereof), Company shall apply such Net Equity Proceeds to the prepayment of the Tranche

          A Term Loans and the Loans pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments in accordance with the provisions of the Revolving Credit Agreement, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

                 (f)   Prepayments from Consolidated Excess Cash Flow.  In the
                       ----------------------------------------------
          event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year 1998), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans in an aggregate amount equal to 75% (or, if the Leverage Ratio is not more than 4.0 to 1.0 on the last day of any such Fiscal Year, 50%) of such Consolidated Excess Cash Flow. If Company is required to apply any portion of Consolidated Excess Cash Flow to prepay Indebtedness under the Revolving Credit Agreement or the Senior Subordinated Notes or the Discount Notes (under the terms of the New Sub Debt Indentures), then notwithstanding anything contained in this Agreement to the contrary (but subject to subsection 2.4B(iii)(c) hereof), Company shall apply such portion of Consolidated Excess Cash Flow first, to the prepayment
                                                        -----
          of the Tranche A Term Loans to the full extent thereof, and second, to
                                                                      ------
          the Loans pro rata according to the respective outstanding principal amount, if any, of each, then to the prepayment of Revolving Loans and/or the reduction of Revolving Loan Commitments in accordance with the provisions of the Revolving Credit Agreement, in each case so as to eliminate or minimize any obligation to prepay any such Indebtedness evidenced by the Senior Subordinated Notes or the Discount Notes.

                 (g)   Calculations of Net Proceeds Amounts; Additional
                       ------------------------------------------------
          Prepayments Based on Subsequent Calculations. Concurrently with any
          --------------------------------------------
          prepayment of the Loans pursuant to subsections 2.4B(ii)(a)-(f), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the calculation of the amount (the "Net Proceeds Amount") of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Pension Proceeds, Net Indebtedness Proceeds or Net Equity Proceeds (as such terms are defined in subsections 2.4B(ii)(a), (b), (c), (d) and (e), respectively) or the applicable Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and/or reduction. In the event that Company shall subsequently determine that the actual Net Proceeds Amount was greater than the amount set forth in such Officers' Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Administrative Agent an Officers' Certificate demonstrating the derivation of the additional Net Proceeds Amount resulting in such excess.

          (iii)  Application of Prepayments.
                 --------------------------

                 (a)   Application of Voluntary Prepayments by Type of Loans and
                       ---------------------------------------------------------
          Order of Maturity.  Any voluntary prepayments of the Loans pursuant to
          -----------------
          subsection 2.4B(i) shall be applied to prepay the AXELs Series B, the AXELs Series C and the AXELs Series D on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and to reduce the scheduled installments of principal of the AXELs Series B, the AXELs Series C and the AXELs Series D set forth in subsections 2.4A(i), 2.4A(ii) and 2.4A(iii) on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); provided, however, that so long as any Tranche A Term Loans are
          --------  -------
          outstanding, any prepayment of the Loans pursuant to subsection 2.4B(i) shall be applied to the repayment of the Tranche A Term Loans and the Loans on a pro rata basis according to the respective outstanding principal amounts thereof.

                 (b)   Application of Mandatory Prepayments of Loans to AXELs
                       ------------------------------------------------------
          Series B, AXELs Series C and AXELs Series D and the Scheduled
          -------------------------------------------------------------
          Installments of Principal Thereof. Any mandatory prepayments of the
          ---------------------------------
          Loans pursuant to subsection 2.4B(ii) shall be applied to prepay the AXELs Series B, the AXELs Series C and the AXELs Series D on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be applied on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to each scheduled installment of principal of the AXELs Series B, the AXELs Series C or the AXELs Series D, as the case may be, set forth in subsection 2.4A(i), 2.4A(ii) or 2.4A(iii), respectively, that is unpaid at the time of such prepayment.

                 (c)   Waiver of Certain Mandatory Prepayments.  Anything
                       ---------------------------------------
          contained herein to the contrary notwithstanding, so long as any Tranche A Term Loans are outstanding, in the event Company is required to make any mandatory prepayment (a "Waivable Mandatory Prepayment") of the AXELs Series B, AXELs Series C and/or AXELs Series D pursuant to subsection 2.4B(ii), (X) not less than three Business Days prior to the date (the "Required Prepayment Date") on which Company is required to make such Waivable Mandatory Prepayment, Company shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding AXEL Series B, AXEL Series C or AXEL Series D of the amount of such Lender's Pro Rata Share of such Waivable Mandatory Prepayment and such Lender's option to refuse such amount,
          (Y) each such Lender may exercise such option by giving written notice to Company and Administrative Agent of its election to do so on or before the first Business Day (the "Cutoff Date") prior to the Required Prepayment Date (it being understood that any Lender which does not notify Company and Administrative Agent of its election to exercise such option on or before the Cutoff Date shall be deemed to have elected, as of the Cutoff Date, not to exercise such option), and
          (Z) on the

          Required Prepayment Date, Company shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (1) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the AXELs Series B, AXELs Series C and/or AXELs Series D of such Lenders (which prepayment shall be applied to the scheduled installments of principal of the AXELs
          Series B, AXELs Series C and AXELs Series D in accordance with subsection 2.4B(iii)(b)) and (2) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to prepay the Tranche A Term Loans in accordance with the terms of the Revolving Credit Agreement.

                 (d)   Application of Prepayments to Base Rate Loans and
                       -------------------------------------------------
          Eurodollar Rate Loans. Considering AXELs Series B, AXELs Series C and
          ---------------------
          AXELs Series D being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

     C.   General Provisions Regarding Payments.

          (i)    Manner and Time of Payment.  All payments by Company of
                 --------------------------
     principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (ii)   Application of Payments to Principal and Interest.  All
                 -------------------------------------------------
     payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such
     Loan) shall be applied to the payment of interest before application to principal.

          (iii)  Apportionment of Payments.  Aggregate principal and interest
                 -------------------------
     payments in respect of the Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Administrative Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by

     Administrative Agent and the commitment fees of such Lender when received by Administrative Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iv)   Payments on Business Days.  Whenever any payment to be made
                 -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

          (v)    Notation of Payment.  Each Lender agrees that before disposing
                 -------------------
     of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided
                                                                      --------
     that the failure to make (or any error in the making of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

     D.   Application of Proceeds of Collateral and Payments Under Guaranties.

          (i)    Application of Proceeds of Collateral.  Except as provided in
                 -------------------------------------
     subsections 2.4B(ii)(a) and 2.4B(ii)(b) with respect to prepayments from Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds, all proceeds received by Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Administrative Agent, be held by Administrative Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Administrative Agent against, the applicable Secured Obligations (as defined in such Collateral Document) in the following order of priority:

                 (a) To the payment of all costs and expenses of such sale, collection or other realization, including all expenses, liabilities and advances made or incurred by Administrative Agent and its agents and counsel in connection therewith, and all amounts for which Administrative Agent is entitled to indemnification under such Collateral Document and all advances made by Administrative Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Administrative Agent in connection with the exercise of any right or remedy under such Collateral Document, all in accordance with the terms of this Agreement and such Collateral Document;

                 (b) thereafter, to the extent of any excess such proceeds, to the payment of all other such Secured Obligations then due and owing for the ratable benefit of the holders thereof; and

                 (c) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          (ii)   Application of Payments Under Guaranties.  All payments
                 ----------------------------------------
     received by Administrative Agent under either Guaranty shall be applied promptly from time to time by Administrative Agent in the following order of priority:

                 (a) To the payment of the costs and expenses of any collection or other realization under such the Guaranty, including all expenses, liabilities and advances made or incurred by Administrative Agent and its agents and counsel in connection therewith, all in accordance with the terms of this Agreement and Guaranty;

                 (b) thereafter, to the extent of any excess such payments, to the payment of all other Guarantied Obligations (as defined in such Guaranty) for the ratable benefit of the holders thereof; and

                 (c) thereafter, to the extent of any excess such payments, to the payment to Holdings or the applicable Subsidiary Guarantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

2.5  Use of Proceeds.
     ---------------

     A. Recapitalization Financing Requirements. The Loans, $120,000,000 in principal amount of Tranche A Term Loans and up to $10,400,000 in aggregate principal amount of Revolving Loans made under the Revolving Credit Agreement on the Closing Date (the "Recapitalization Revolving Loans"), together with the proceeds of the debt and equity capitalization of Holdings and Company described in subsections 3.1D(i), (iii) and (iv) shall be applied by Holdings and Company to fund the Recapitalization Financing Requirements.

     B. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Holdings or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  Special Provisions Governing Eurodollar Rate Loans.
     --------------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, promptly upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment pursuant to subsection 2.4B(i)) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Subject to its obligations under subsection 2.8, any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its Eurodollar Rate Loans
--------  -------
in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and
(ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  Increased Costs; Taxes; Capital Adequacy.
     ----------------------------------------

     A. Compensation for Increased Costs and Taxes. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   Withholding of Taxes.

          (i)    Payments to Be Free and Clear.  All sums payable by Company
                 -----------------------------
     under this Agreement and the other Loan Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii)   Grossing-up of Payments.  If Company or any other Person is
                 -----------------------
     required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Administrative Agent or any Lender under any of the Loan Documents:

                 (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                 (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

                 (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                 (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any
     --------
     Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii)  Evidence of Exemption from U.S. Withholding Tax.
                 -----------------------------------------------

                 (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service
          Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

                 (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly (1) deliver to Administrative Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) notify Administrative Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                 (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of clause
          (a) or (b)(1) of this subsection 2.7B(iii); provided that if such Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  Obligation of Lenders to Mitigate.
     ---------------------------------

     Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender;

provided that such Lender will not be obligated to utilize such other lending
--------
office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.9  Removal or Replacement of a Lender.
     ----------------------------------

     A. Anything contained in this Agreement to the contrary notwithstanding, in the event that:

          (i) (a) any Lender (an "Increased-Cost Lender") shall give notice to Company that such Lender is an Affected Lender or that such Lender is entitled to receive payments under subsection 2.7, (b) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (c) such Lender shall fail to withdraw such notice within five Business Days after Company's request for such withdrawal; or

          (ii) (a) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v) of the first provision to subsection 9.6A, the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained, and (b) the failure to obtain Non-Consenting Lenders' consents does not result solely from the exercise of Non-Consenting Lenders' rights (and the withholding of any required consents by Non-Consenting Lenders) pursuant to the second provision to subsection 9.6A;

then, and in each such case, Company shall have the right, at its option, to remove or replace the applicable Increased-Cost Lender or Non-Consenting Lender (the "Terminated Lender") to the extent permitted by subsection 2.9B.

     B. Company may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so:

          (i) elect to prepay any outstanding Loans made by such Terminated Lender, together with accrued and unpaid interest thereon and any other amounts payable to such Terminated Lender hereunder pursuant to subsection
     2.6 or subsection 2.7 or otherwise; provided that the written consent of
                                         --------
     Administrative Agent and Requisite Lenders (which consent shall not be unreasonably withheld or delayed) shall be required in order for Company to make the election set forth in this clause (i); or

          (ii) elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of subsection 9.1B; provided that (a) on the
                                                        --------
     date of such assignment, Company shall pay any amounts payable to such Terminated Lender pursuant to subsection 2.6 or subsection 2.7 or otherwise as if it were a prepayment and (b) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender;

provided that Company may not make either of the elections set forth in clauses
--------
(i) or (ii) above with respect to any Non-Consenting Lender unless Company also makes one of such elections with respect to each other Terminated Lender which is a Non-Consenting Lender.

     C. Upon the prepayment of all amounts owing to any Terminated Lender pursuant to clause (i) of subsection 2.9B, such Terminated Lender shall no longer constitute a "Lender" for purposes of this Agreement; provided that any
                                                               --------
rights of such Terminated Lender to indemnification under this Agreement (including under subsections 2.6D, 2.7, 9.2 and 9.3) shall survive as to such Terminated Lender.

                                  SECTION 3.
                              CONDITIONS TO LOANS

     The obligations of Lenders to make Loans are subject to the satisfaction of the following conditions.

3.1  Conditions to Loans.
     -------------------

     The obligations of Lenders to make the Loans are subject to prior or concurrent satisfaction of the following conditions:

     A. Loan Party Documents. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of the Certificate or Articles of Incorporation of such Person, together with a good standing certificate from the Secretary of State of its jurisdiction of incorporation and each other state in which such Person is qualified as a foreign corporation to do business (except, with respect to Loan Parties other than Company, any such other state or states in which failure to be qualified could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (provided that no such state shall be a state in which real
                     --------
     property of the applicable Loan Party is located)) and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

          (ii) Copies of the Bylaws of such Person, certified as of the Closing Date by such Person's corporate secretary or an assistant secretary;

          (iii) Resolutions of the Board of Directors of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the corporate secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

          (v) Executed originals of the Loan Documents to which such Person is a party; and

          (vi) Such other documents as Syndication Agent or Administrative Agent may reasonably request.

     B. No Material Adverse Effect. Since August 31, 1997, no Material Adverse Effect (in the opinion of Syndication Agent and Administrative Agent) shall have occurred.

     C.   Corporate and Capital Structure, Ownership, Management, Etc.

          (i)      Corporate Structure. The corporate organizational structure
                   --------------------
     of Holdings and its Subsidiaries, after giving effect to the
     Recapitalization Transactions, shall be as set forth on Schedule 4.1C
     annexed hereto.                                         -------------

          (ii)     Capital Structure and Ownership.  The capital structure and
                   -------------------------------
     ownership of Holdings and its Subsidiaries, after giving effect to the Recapitalization Transactions, shall be reasonably satisfactory to Syndication Agent and Administrative Agent in all respects and as set forth on Schedule 4.1C annexed hereto.
        -------------

          (iii)    Employment Agreement.  Syndication Agent and Administrative
                   --------------------
     Agent shall have received a duly executed copy of, and shall be reasonably satisfied with the form and substance of, the Employment Agreement.

     D. Proceeds of Debt and Equity Capitalization of Merger Corp., Holdings and Company.

          (i)      Equity Capitalization. On or before the Closing Date, Bain,
                   ----------------------
     the Other Investors and the Management Investors shall have made the Equity Contribution.


          (ii)     Tranche A Term Loans and Recapitalization Revolving Loans. On
                   ----------------------------------------------------------
     the Closing Date, Company shall have borrowed $120,000,000 in aggregate principal amount of Tranche A Term Loans and $10,400,000 in aggregate principal amount of Revolving Loans under the Revolving Credit Agreement.

          (iii)    Senior Subordinated Notes.  On or before the Closing Date,
                   -------------------------
     Company shall have issued and sold for Cash not less than $125,000,000 in aggregate principal amount of Senior Subordinated Notes providing net Cash proceeds to Company of not less than $125,000,000.

          (iv)     Discount Notes.  On or before the Closing Date, Company shall
                   --------------
     have issued and sold for Cash Discount Notes providing net Cash proceeds to Company of not less than $75,000,000.

          (v)      Use of Proceeds. Company shall have provided evidence
                   ----------------
     reasonably satisfactory to Syndication Agent and Administrative Agent that the proceeds of the debt and equity capitalization of Merger Corp. and Company described in the immediately preceding clauses (i), (ii), (iii) and
     (iv) have been irrevocably committed, prior to the application of the proceeds of the Recapitalization Revolving Loans, to the payment of a portion of the Recapitalization Financing Requirements.

     E.   Related Agreements; AXEL Credit Documents.

          (i) The Bain Advisory Services Agreement, the Harvard Advisory Services Agreement and the Related Agreements shall each be reasonably satisfactory in form and substance to Syndication Agent and Administrative Agent.

          (ii) Syndication Agent and Administrative Agent shall each have received a fully executed or conformed copy of the Bain Advisory Services Agreement, the Harvard Advisory Services Agreement and each Related Agreement and any documents executed in connection therewith, and the Bain Advisory Services Agreement, the Harvard Advisory Services Agreement and each Related Agreement shall be in full force and effect and no provision thereof related to payments thereunder shall have been modified or waived in any respect determined by Syndication Agent or Administrative Agent to be material, in each case without the consent of Syndication Agent and Administrative Agent.

          (iii) Syndication Agent and Administrative Agent shall each have received a fully executed or conformed copy of the Revolving Credit Documents, including the Revolving Credit Agreement (and all exhibits and schedules thereto), any promissory notes evidencing the Loans and the Intercreditor Agreement, each of which shall be in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent, and each such agreement and promissory note shall be in full force and effect.

     F. Matters Relating to Existing Indebtedness of Holdings and its Subsidiaries.

          (i)      Termination of Existing Credit Agreement and Related Liens;
                   -----------------------------------------------------------
     Existing Letters of Credit.  On the Closing Date, Holdings and its
     --------------------------
     Subsidiaries shall have (a) repaid in full all Indebtedness outstanding under the Existing Credit Agreement, (b) terminated any commitments to lend or make other extensions of credit thereunder, (c) delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Holdings and its Subsidiaries thereunder, and (d) made arrangements reasonably satisfactory to Syndication Agent and Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of letters of credit under the Revolving Credit Agreement to support the obligations of Holdings and its Subsidiaries with respect thereto.

          (ii)     Consent Solicitation.  Pursuant to the Consent Solicitation,
                   --------------------
     Holdings shall have obtained all such consents and amendments with respect to the Existing Subordinated Note Indenture as may be required to permit the consummation of the Recapitalization Transactions, the related financings (including the incurrence of the Obligations hereunder) and the other transactions contemplated by the Loan Documents.

          (iii)    Consummation of Debt Tender Offer. Holdings shall have
                   ----------------------------------
     repurchased all of the Existing Subordinated Notes tendered in the Debt Tender Offer for cash consideration in an aggregate amount not to exceed $220,000,000 plus any accrued and unpaid interest on such Existing
                  ----
     Subordinated Notes.

          (iv)     No Existing Indebtedness to Remain Outstanding.  Syndication
                   ----------------------------------------------
     Agent and Administrative Agent shall have received an Officers' Certificate of Company stating that, after giving effect to the transactions described in this subsection 3.1F, the Loan Parties shall have no Indebtedness outstanding to Persons other than the Loan Parties other than Indebtedness under the Loan Documents, the Senior Subordinated Notes, the Discount Notes and the Junior Subordinated Seller Notes, Indebtedness with respect to Existing Subordinated Notes not tendered in the Debt Tender Offer, and Indebtedness set forth on Schedule 3.1F annexed hereto.
                               -------------

     G. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Holdings and Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary in connection with the Recapitalization Transactions, the Merger and the other transactions contemplated by the Loan Documents and the Related Agreements, and the continued operation of the business conducted by Holdings and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Recapitalization Transactions and the Merger, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Recapitalization Transactions or the Merger or the financing thereof. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

     H.   Consummation of Recapitalization Transactions and Merger.

          (i) All conditions to the Recapitalization Transactions shall have been satisfied pursuant to documentation, including, without limitation, the Recapitalization Agreement and the Certificate of Merger, reasonably satisfactory to Syndication Agent or the fulfillment of such conditions shall have been waived with the consent of Syndication Agent, such consent not to be unreasonably withheld;

          (ii) The aggregate cash consideration paid to the holders of equity interests in Holdings in respect of such equity interests in connection with the Merger shall not exceed $415,100,000;

          (iii) the Merger shall have become effective in accordance with the terms of the Recapitalization Agreement, the Certificate of Merger and the laws of the State of Delaware;

          (iv) Holdings shall have issued not more than $25,000,000 in aggregate principal amount of Junior Subordinated Seller Notes in exchange for all preferred stock of Holdings outstanding immediately prior to the Closing Date;

          (v)      Transaction Costs shall not exceed $32,000,000; and

          (vi) Syndication Agent and Administrative Agent shall have received an Officers' Certificate of Company and Holdings to the effect set forth in clauses (i)-(v) above and stating that Company and Holdings will proceed to consummate the Recapitalization Transactions immediately upon the making of the initial Tranche A Term Loans.

     I. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Agents shall have received from Holdings, Company and each applicable Subsidiary
Guarantor:

          (i)      Closing Date Mortgages. Fully executed and notarized
                   -----------------------
     Mortgages (each a "Closing Date Mortgage" and, collectively, the
     "Closing Date Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 3.1I annexed hereto (each a "Closing
                              -------------
     Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties");

          (ii)     Opinions of Local Counsel. An opinion of counsel (which
                   --------------------------
     counsel shall be reasonably satisfactory to Syndication Agent and Administrative Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent; provided, however, that Syndication Agent
                                     --------  -------
     and Administrative Agent in their reasonable discretion that an opinion of counsel in any one or more of such states shall not be required hereunder;

          (iii)    Landlord Consents and Estoppels; Recorded Leasehold
                   ---------------------------------------------------
     Interests. In the case of each Closing Date Mortgaged Property consisting
     ----------
     of a Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv)     Title Insurance. (a) ALTA mortgagee title insurance policies
                   ----------------
     or unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part A of Schedule 3.1I annexed hereto, in
                                              -------------
     amounts not less than the respective amounts designated therein with respect to any particular Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Closing Date Mortgaged Property vested in such Loan Party and assuring Administrative Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances (in each case, if available) under this Agreement and for any other matters reasonably requested by Syndication Agent or Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent; and
     (b) evidence reasonably satisfactory to Syndication Agent and Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

          (v)      Copies of Documents Relating to Title Exceptions. Copies of
                   -------------------------------------------------
     all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 3.1I(iv); and

          (vi)     Matters Relating to Flood Hazard Properties. (a) Evidence,
                   --------------------------------------------
     which may be in the form of a surveyor's note on a survey or a report from a flood hazard search firm, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System.

     J. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsection 3.1I, each of Syndication Agent and Administrative Agent shall have received evidence satisfactory to it that Holdings, Company and Subsidiary Guarantors shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the reasonable opinion of Syndication Agent and Administrative Agent, desirable in order to create in favor of Administrative Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

          (i)      Schedules to Collateral Documents. Delivery to Administrative
                   ----------------------------------
     Agent of accurate and complete schedules to all of the applicable Collateral Documents.

          (ii)     Stock Certificates and Instruments. Delivery to
                   -----------------------------------
     Administrative Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Administrative Agent) representing all capital stock pledged pursuant to the Holdings Pledge Agreement, Company Pledge Agreement and Subsidiary Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Administrative Agent) evidencing any Collateral;

          (iii)    Lien Searches and UCC Termination Statements.  Delivery to
                   --------------------------------------------
     Syndication Agent and Administrative Agent of (a) the results of a recent search, by a Person reasonably satisfactory to Syndication Agent and Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).

          (iv)     UCC Financing Statements and Fixture Filings.  Delivery to
                   --------------------------------------------
     Administrative Agent of UCC financing statements and, where appropriate, fixture filings, duly executed by each applicable Loan Party with respect to all personal and mixed property Collateral of such Loan Party, for filing in all jurisdictions as may be necessary or, in the opinion of Syndication Agent and Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents;

          (v)      PTO Cover Sheets, Etc. Delivery to Administrative Agent of
                   ----------------------
     all cover sheets or other documents or instruments required to be recorded with the PTO in order to create or perfect Liens in respect of any U.S. patents, federally registered trademarks or copyrights, or applications for any of the foregoing, included among the IP Collateral; and

          (vi)     Opinions of Local Counsel.  Delivery to Syndication Agent and
                   -------------------------
     Administrative Agent of an opinion of counsel under the laws of each jurisdiction for which an opinion is delivered under subsection 3.1I(ii) and in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Administrative Agent in such Collateral and such other matters governed by the laws of such jurisdiction regarding such security interests as Syndication Agent and Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent.

     K. Environmental Reports. Syndication Agent and Administrative Agent shall have received (i) a Phase I environmental assessment for each of the Facilities listed in Schedule 3.1K annexed hereto (collectively, the "Phase I
                     -------------
Report") which (a) substantially complies with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, and (b) was conducted no more than six months prior to the Closing Date by ENSR or one or more environmental consulting firms reasonably satisfactory to Administrative Agent and (ii) a summary prepared by ENVIRON Corporation (or another firm reasonably satisfactory to Administrative Agent) of all such Phase I Reports.

     L. Financial Statements; Pro Forma Balance Sheet. On or before the Closing Date, Lenders shall have received from Company (i) audited consolidated financial statements of Holdings and its Subsidiaries for Fiscal Years 1995 and 1996 and unaudited consolidated financial statements of Holding and its Subsidiaries for Fiscal Year 1994, consisting of consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Years, (ii) unaudited consolidated financial statements of Holdings and its Subsidiaries for each fiscal month and Fiscal Quarter ended subsequent to the date of the most recent financial statements delivered pursuant to clause (i), consisting of consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such periods (except for statements of cash flows for each such monthly period), all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (iii) pro forma consolidated balance sheets of Holdings and its Subsidiaries as at the date of the most recent consolidated balance sheet delivered pursuant to clause (ii), prepared in accordance with GAAP and reflecting the consummation of the Recapitalization Transactions and the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements as if such transactions had occurred on such date, which pro forma financial statements shall be in form and substance reasonably satisfactory to Lenders.

     M. Financial Projections. Lenders shall have received financial projections reasonably satisfactory in form and substance to Syndication Agent and Lenders for Holdings and its Subsidiaries for the period from the Closing Date through November 2007.

     N. Solvency Assurances. On the Closing Date, Syndication Agent, Administrative Agent and Lenders shall have received (i) a letter from Valuation Research Corporation, dated the Closing Date and addressed to Syndication Agent, Administrative Agent and Lenders, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent and with appropriate attachments, and (ii) a Financial Condition Certificate dated the Closing Date, substantially in the form of Exhibit XII annexed hereto (with such changes thereto as shall be
               -----------
approved by Administrative Agent and Syndication Agent in the exercise of their reasonable discretion) and with appropriate attachments, in each case demonstrating that, after giving effect to the consummation of the Recapitalization Transactions and the Merger, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Holdings and its Subsidiaries will be Solvent.

     O. Evidence of Insurance. Syndication Agent and Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 5.4 is in full force and effect and that Administrative Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 5.4.

     P. Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received (i) originally executed copies of one or more favorable written opinions of Kirkland & Ellis, counsel for Loan Parties, and of Calfee, Halter & Griswold LLP, special Ohio counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit VIII annexed
                                                        ------------
hereto and as to such other matters as or Syndication Agent and acting on behalf of Lenders may reasonably request and (ii) evidence satisfactory to Syndication Agent that Company has requested such counsel to deliver such opinions to Lenders.

     Q. Opinions of Syndication Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Syndication Agent, dated as of the Closing Date, substantially in the form of Exhibit IX annexed hereto and as to such
                                   ----------
other matters as Syndication Agent may reasonably request.

     R.   Opinions of Counsel Delivered Under Related Agreements.
Administrative Agent and Syndication Agent and its counsel shall have received copies of each of the opinions of counsel delivered to the parties under the Related Agreements, together with a letter from each such counsel (to the extent not inconsistent with such counsel's established internal policies) authorizing Lenders to rely upon such opinion to the same extent as though it were addressed to Lenders.

     S. Fees and Expenses. Company shall have paid to Syndication Agent and Administrative Agent, for distribution (as appropriate) to Syndication Agent, Administrative Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3 and all reasonable expenses for which invoices have been presented on or before the Closing Date.

     T. Representations and Warranties; Performance of Agreements. Company shall have delivered to Syndication Agent and Administrative Agent an Officers' Certificate, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent, to the effect that the representations and warranties in Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Holdings and Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by them on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Syndication Agent, Administrative Agent and Requisite Lenders.

     U. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, or Syndication Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

     V. Notice of Borrowing. Administrative Agent shall have received before the Closing Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, principal financial officer, principal accounting officer or the treasurer of Company or by any authorized employee of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Administrative Agent.

     W.   Other Conditions.  As of the Closing Date:

          (i) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (ii) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on the Closing Date;

          (iii) The making of the Loans requested on the Closing Date shall not violate any law including Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          (iv) There shall not be pending or, to the knowledge of Holdings or Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries that has not been disclosed by Holdings or Company in writing pursuant to subsection 4.6 or 6.1(x) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the reasonable opinion of Administrative Agent or of Requisite Lenders, would be expected to have a Material Adverse Effect or be inconsistent with the financial statements, balance sheets or financial projections delivered in accordance with subsection 3.1L or

     3.1M; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

     Notwithstanding anything herein to the contrary, it is understood and agreed that the documents and other items set forth on Schedule 5.12 annexed
                                                       -------------
hereto shall be delivered after the Closing Date in accordance with and to the extent required under subsection 5.12.

     Each Lender, by delivering its signature page to this Agreement and funding its Commitments on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved (as long as substantially in the form delivered to Lenders including any changed pages thereto delivered to Lenders), each Loan Document and each other document required to be approved by Requisite Lenders or Lenders, as applicable.


                                  SECTION 4.
            HOLDINGS' AND COMPANY'S REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to make the Loans, Holdings and Company represent and warrant to each Lender, on the date of this Agreement and on the Closing Date, that the following statements are true, correct and complete:

4.1  Organization, Powers, Qualification, Good Standing, Business and
     ----------------------------------------------------------------
     Subsidiaries.
     ------------

     A. Organization and Powers. Each Loan Party is a corporation organized, validly existing and in good standing under the laws of its jurisdiction of incorporation as specified in Schedule 4.1 annexed hereto. Each Loan Party has
                              ------------
all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby.

     B. Qualification and Good Standing. Each Loan Party is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

     C. Conduct of Business. Holdings and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 6.13.

     D. Subsidiaries. All of the Subsidiaries of Holdings as of the Closing Date are identified in Schedule 4.1 annexed hereto. The capital stock of each
                       ------------
of Holdings' Subsidiaries any portion of the capital stock of which is pledged under the Collateral Documents is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes

Margin Stock. Each of the Subsidiaries of Holdings is a corporation organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule
                                                                        --------
4.1 annexed hereto (as so supplemented) correctly sets forth, as of the Closing
---
Date, the ownership interest of Holdings and each of its Subsidiaries in each of the Subsidiaries of Holdings identified therein.

4.2  Authorization of Borrowing, etc.
     --------------------------------

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary corporate action on the part of each Loan Party that is a party thereto.

     B. No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and such Related Agreements do not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Holdings or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Holdings or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Holdings or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

     C. Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except to the extent obtained or made and except for those filings made to perfect Liens under the Collateral Documents. The execution, delivery and performance by Loan Parties of the Related Agreements to which they are parties and the consummation of the transactions contemplated by the such Related Agreements do not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except (i) to the extent obtained or made or (ii) where the failure to obtain or make any of the foregoing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

     D. Binding Obligation. Each of the Loan Documents and Related Agreements has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     E. Valid Issuance of Holdings Capital Stock, Senior Subordinated Notes, Discount Notes, and Junior Subordinated Seller Notes.

          (i)   Holdings Common Stock. Holdings Common Stock issued on the
                ---------------------
     Closing Date after giving effect to the Merger, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. The issuance and sale of such Holdings Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

          (ii)  Senior Subordinated Notes and Discount Notes.  Company has the
                --------------------------------------------
     corporate power and authority to issue the Senior Subordinated Notes and the Discount Notes. The Senior Subordinated Notes and the Discount Notes, when issued and paid for, will be the legally valid and binding obligations of Company, enforceable against Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Senior Subordinated Notes and the Discount Notes will be enforceable against the holders thereof, and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" included in such provisions. The Senior Subordinated Notes and the Discount Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

          (iii) Junior Subordinated Seller Notes.  Holdings has the corporate
                --------------------------------
     power and authority to issue the Junior Subordinated Seller Notes. The Junior Subordinated Seller Notes, when issued and paid for, will be the legally valid and binding obligations of Holdings, enforceable against Holdings in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability. The subordination provisions of the Junior Subordinated Seller Notes will be enforceable against the holders thereof, and the Loans and all other monetary Obligations hereunder are and will be within the definition of "Senior Debt" included in such provisions. The Junior Subordinated Seller Notes, when issued and sold, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

4.3  Financial Condition.
     -------------------

     Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the audited consolidated balance sheets of Holdings and its Subsidiaries for each of Fiscal Years 1996 and 1995, the unaudited consolidated balance sheet of Holdings and its Subsidiaries for Fiscal Year 1994 and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for each such Fiscal Year and (ii) the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries for each fiscal month and Fiscal Quarter ended subsequent to the date of the most recent financial statements referred to in clause (i) and the related unaudited consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for each such period (except for statements of cash flows for each such monthly period). All such statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position (on a consolidated basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. On the Closing Date, Holdings and Company do not (and will not following the funding of the initial Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries.

4.4  No Material Adverse Change.
     --------------------------

     Since August 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

4.5  Title to Properties; Liens; Real Property.
     -----------------------------------------

     A. Title to Properties; Liens. Holdings and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), (iii) valid licenses in (in the case of licensed intangible properties), or (iv) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the most recent financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case subject to Permitted Encumbrances and Liens permitted under subsection 6.6 and except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 6.7. Except as otherwise permitted by this Agreement, all such properties and assets are free and clear of Liens.

     B.   Real Property.  As of the Closing Date, Schedule 4.5 annexed hereto
                                                  ------------
contains a true, accurate and complete list of (i) all Real Property Assets owned in fee simple by any Loan Party and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. As of the Closing Date, except as specified in Schedule 4.5 annexed hereto, each agreement referenced in
                       ------------
clause (ii) of the immediately preceding sentence is in full force and effect and Holdings and Company do not have knowledge of any default that has occurred and is continuing thereunder (except where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect), and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

4.6  Litigation; Adverse Facts.
     -------------------------

     There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Holdings or any of its Subsidiaries) at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including any Environmental Claims) that are pending or, to the knowledge of Holdings or Company, threatened against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries and that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

4.7  Payment of Taxes.
     ----------------

     Except to the extent permitted by subsection 5.3, all federal, state and other material tax returns and reports of Holdings and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Holdings and Company know of no proposed material tax assessment against Holdings or any of its Subsidiaries which is not being actively contested by Holdings or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other
                                      --------
appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8  Performance of Agreements; Materially Adverse Agreements.
     --------------------------------------------------------

     A. Neither Holdings nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

     B. Neither Holdings nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, compliance with which could reasonably be expected to result in a Material Adverse Effect.

4.9  Governmental Regulation.
     -----------------------

     Neither Holdings nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10 Securities Activities.
     ---------------------

     A. Neither Holdings nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

     B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Holdings only or of Holdings and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
6.2 or 6.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

4.11 Employee Benefit Plans.
     ----------------------

     A. Holdings and each of its Subsidiaries are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

     B. No ERISA Event has occurred or is reasonably expected to occur which has or would reasonably be expected to result in a liability to Holdings or any of its Subsidiaries in excess of $7,500,000.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code, the aggregate liabilities with respect to health or welfare benefits (through the purchase of insurance or otherwise) provided or promised for any retired or former employee of Holdings or any of its Subsidiaries do not exceed $10,000,000.

     D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans, does not exceed $10,000,000.

     E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Holdings, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $10,000,000.

4.12 Certain Fees.
     ------------

     Except as set forth on Schedule 4.12 annexed hereto, no broker's or
                            -------------
finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Holdings and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13 Environmental Protection.
     ------------------------

     Except as set forth on Schedule 4.13 annexed hereto:
                            -------------

          (i) Neither Holdings nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to
     (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, in the case of (a), (b) or (c), individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

          (ii) Neither Holdings nor any of its Subsidiaries has received any letter or written request for information from any governmental agency under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law;

          (iii) To Holdings' and Company's knowledge, there are no and have been no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Holdings or any of its

     Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

          (iv) Holdings maintains an environmental management system designed to maintain compliance with Environmental Laws and correct any incidents of non-compliance;

          (v) Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, reasonably be expected to give rise to a Material Adverse Effect; and

          (vi) No event or condition has occurred or is occurring with respect to Holdings or any of its Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

4.14 Employee Matters.
     ----------------

     There is no strike or work stoppage in existence or threatened involving Holdings or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

4.15 Solvency.
     --------

     Each Loan Party is and, upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

4.16 Matters Relating to Collateral.
     ------------------------------

     A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 3.1I, 3.1J,
5.8 and 5.9 and (ii) the delivery to Collateral Agent of any Pledged Collateral not delivered to Collateral Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Collateral Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

     B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings or recordings contemplated by subsection 4.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

     C. Absence of Third-Party Filings. Except such as may have been filed in favor of Collateral Agent as contemplated by subsection 4.16A, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, except with respect to Permitted Encumbrances and Liens permitted under subsection 6.2A, and (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO.

     D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

     E. Information Regarding Collateral. All information supplied to Administrative Agent or Collateral Agent by or on behalf of any Loan Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

4.17 Related Agreements.
     ------------------

     A. Delivery of Related Agreements. Company has delivered to Lenders complete and correct copies of each Related Agreement and of all exhibits and schedules thereto.

     B. Seller's Warranties. Except to the extent otherwise set forth herein or in the schedules hereto, each of the representations and warranties given by Holdings and Zell to Merger Corp. in the Recapitalization Agreement is true and correct as of the date hereof (or as of any earlier date to which such representation and warranty specifically relates) and will be true and correct as of the Closing Date (or as of such earlier date, as the case may be), in each case subject to the qualifications set forth in the schedules to the Recapitalization Agreement, in each case except to the extent that the cause of any failure of any such representation or warranty to be true and correct, either individually or in the aggregate with the causes of the failures of any other such representations and warranties to be true and correct, would not reasonably be expected to have a Material Adverse Effect.

     C. Warranties of Merger Corp. Subject to the qualifications set forth therein, each of the representations and warranties given by Merger Corp. to Holdings and Zell in the Recapitalization Agreement is true and correct as of the date hereof and will be true and correct as of the Closing Date, in each case except to the extent that the cause of any failure of any such representation or warranty to be true and correct, either individually or in the aggregate with the causes of the failures of any other such representations and warranties to be true and correct, would not reasonably be expected to have a Material Adverse Effect.

     D. Survival. Notwithstanding anything in the Recapitalization Agreement to the contrary, the representations and warranties of Holdings and Company set forth in subsections 4.17B and 4.17C shall, solely for purposes of this Agreement, survive the Closing Date for the benefit of Lenders.

4.18 Disclosure.
     ----------

     All representations and warranties of Holdings or any of its Subsidiaries and all information contained in the Confidential Information Memorandum or in any Loan Document or Related Agreement or in any other document, certificate or written statement furnished to Lenders by or on behalf of Holdings or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement, taken as a whole, are true and correct in all material respects and do not omit to state a material fact (known to Holdings or Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein (taken as a whole) not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Holdings and Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Holdings or Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.19 Subordination of Seller Notes and Shareholder Subordinated Notes.
     ----------------------------------------------------------------

     The subordination provisions of any Permitted Seller Notes and Shareholder Subordinated Notes are enforceable against the holders thereof, and the Loans and other Obligations hereunder are and will be within the definition of "Senior Indebtedness" or "Senior Debt", as applicable, included in such provisions.


                                   SECTION 5.
                 HOLDINGS' AND COMPANY'S AFFIRMATIVE COVENANTS

     Holdings and Company covenant and agree that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), unless Requisite Lenders shall otherwise give prior written consent, Holdings and Company shall perform, and shall cause each of their Subsidiaries to perform, all covenants in this
Section 5.

5.1  Financial Statements and Other Reports.
     --------------------------------------

     Holdings will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Administrative Agent, with sufficient copies for each Lender (and Administrative Agent will, after receipt thereof, deliver to each Lender):

          (i)    Monthly Financials:  as soon as available and in any event
                 ------------------
     within 30 days after the end of each month ending after the date which is six months after the Closing Date, the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such month and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes;

          (ii)   Quarterly Financials:  as soon as available and in any event
                 --------------------
     within 50 days after the end of each Fiscal Quarter, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and the absence of footnotes, and (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter; provided, however, that Company may deliver to Administrative
              --------  -------
     Agent in lieu of such narrative report copies of the unaudited quarterly report filed by

     Holdings with the Securities and Exchange Commission on Form 10-Q in respect of such Fiscal Quarter;

          (iii)  Year-End Financials:  as soon as available and in any event
                 -------------------
     within 95 days after the end of each Fiscal Year, (a) the consolidated balance sheet of Holdings and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of Holdings and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the principal financial officer or principal accounting officer of Holdings that they fairly present, in all material respects, the financial condition of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Holdings and its Subsidiaries in the form prepared for presentation to senior management for such Fiscal Year, provided, however, that Company may deliver to Administrative Agent in lieu
     --------  -------
     of such narrative report copies of the report filed by Holdings with the Securities and Exchange Commission on Form 10-K in respect of such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of an Independent Public Accountant, which report shall be unqualified, shall express no doubts about the ability of Holdings and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv)   Officers' and Compliance Certificates:  together with each
                 -------------------------------------
     delivery of financial statements of Holdings and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officers' Certificate of Holdings stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their super vision, a review in reasonable detail of the transactions and condition of Holdings and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Holdings has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 6, in each case to the extent compliance with such restrictions is required to be tested at the end of the applicable accounting period;

          (v)    Reconciliation Statements; MIS Accounting Changes:  (a) if,
                 -------------------------------------------------
     as a result of any change in accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 4.3, the consolidated financial statements of Holdings and its Subsidiaries delivered pursuant to subdivisions (i), (ii), (iii) or (xiii) of this subsection 5.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (1) together with the first delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 5.1 following such change, consolidated financial statements of Holdings and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (2) together with each delivery of financial statements pursuant to subdivision (i), (ii), (iii) or (xiii) of this subsection 5.1 following such change, a written statement of the principal accounting officer or principal financial officer of Holdings setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 6) which would have resulted if such financial statements had been prepared without giving effect to such change; and (b) if Company changes its method of accounting for Year 2000 Expenditures, MIS Upgrade Expenditures, EITF 97-13 Expenditures or Other MIS Expenditures, then, together with each Compliance Certificate delivered pursuant to subdivision (iv) of this subsection 5.1 following such change, a schedule setting forth in reasonable detail the adjustments to the calculation of IR Consolidated Adjusted EBITDA due to such accounting change.

          (vi)   Accountants' Certification:  together with each delivery of
                 --------------------------
     consolidated financial statements of Holdings and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default of a financial nature has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants
                                             --------
     shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii)  Accountants' Reports:  promptly upon receipt thereof (unless
                 --------------------
     restricted by applicable professional standards), copies of all reports submitted to Holdings by inde-pendent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases:  promptly upon their becoming
                 ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings to analysts or its security holders or by any Subsidiary of Holdings to analysts or its security holders other than Holdings or another Subsidiary of Holdings, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other written, publicly announced notices by Holdings or any of its Subsidiaries concerning material developments in the business of Holdings or any of its Subsidiaries;

          (ix)   Events of Default, etc.:  promptly upon any Responsible Officer
                 -----------------------
     of Holdings or Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Administrative Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Holdings or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed by Holdings or Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Holdings or Company were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Holdings or Company has taken, is taking and proposes to take with respect thereto;

          (x)    Litigation or Other Proceedings:  promptly upon any Responsible
                 -------------------------------
     Officer of Holdings or Company obtaining knowledge of (a) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Holdings or any of its Subsidiaries or any property of Holdings or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by Holdings or Company to Lenders or (b) any material development in any Proceeding that, in any case:

                 (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

                 (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Holdings or Company to enable Lenders and their counsel to evaluate such matters;

          (xi)   ERISA Events:  promptly upon becoming aware of the occurrence
                 ------------
     of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xii)  ERISA Notices:  with reasonable promptness, copies of (a) each
                 -------------
     Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, as Administrative Agent shall reasonably request; (b) all notices received by Holdings, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xiii) Financial Plans:  as soon as practicable and in any event no
                 ---------------
     later than 30 days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the next succeeding Fiscal Year (the "Financial Plan" for such Fiscal Years), including (a) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Holdings and its Subsidiaries for each such Fiscal Year, together with a pro forma Compliance Certificate for
                                            --- -----
     the first such Fiscal Year and an explanation of the assumptions on which such forecasts are based, and (b) such other information regarding such projections as Administrative Agent may reasonably request;

          (xiv)  Insurance:  as soon as practicable and in any event by the last
                 ---------
     day of each Fiscal Year, a report in form and substance satisfactory to Administrative Agent outlining all material changes made to insurance coverage maintained as of the Closing Date or the date of the most recent such report by Holdings and its Subsidiaries;

          (xv)   New Subsidiaries:  promptly upon any Person becoming a
                 ----------------
     Subsidiary of Holdings, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Holdings and (b) the ownership and debt and equity capitalization of such Subsidiary;

          (xvi)  Material Contracts:  promptly, and in any event within ten
                 ------------------
     Business Days after any Material Contract of Holdings or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto; and

          (xvii) Other Information:  with reasonable promptness, such other
                 -----------------
     information and data with respect to Holdings or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.

5.2  Corporate Existence, etc.
     -------------------------

     Except as permitted under subsection 6.7, Holdings will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however that neither Holdings nor any of its Subsidiaries
          --------  -------
shall be required to preserve any such right or franchise if the Board of Directors of Holdings or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Holdings, such Subsidiary or Lenders.

5.3  Payment of Taxes and Claims; Tax Consolidation.
     ----------------------------------------------

     A. Holdings will, and will cause each of its Subsidiaries to, pay all federal, state and other material taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such charge or claim
                                        --------
need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such charge or claim.

     B. Holdings will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Holdings or any of its Subsidiaries).

5.4  Maintenance of Properties; Insurance; Application of Net
     --------------------------------------------------------
     Insurance/Condemnation Proceeds.
     -------------------------------

     A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and damage by casualty excepted, all material properties used or useful in the business of Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all repairs, renewals and replacements thereof which are useful, customary or appropriate for companies in similar businesses.

     B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value property insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are in accordance with normal industry practice. Each such policy of insurance related to property damage, casualty or business interruption shall (a) name Administrative Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Administrative Agent, that names Administrative Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $1,000,000 and provides for at least 30 days prior written notice to Administrative Agent of any modification or cancellation of such policy.

     C.   Application of Net Insurance/Condemnation Proceeds.

          (i) Business Interruption Insurance.  Upon receipt by Company or any
              -------------------------------
     of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds, (a) so long as no Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default shall have occurred and be continuing, within ten Business Days of the receipt thereof Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(ii)(b);

          (ii)  Casualty Insurance/Condemnation Proceeds.  Within ten Business
                ----------------------------------------
     Days of receipt by Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default shall have occurred and be continuing and so long as the aggregate amount of Net Asset Sale Proceeds and Net Insurance/Condemnation Proceeds received from the Closing Date to the date of determination does not exceed $25,000,000, Company may deliver to Administrative Agent an Officers' Certificate setting forth (1) that portion of such Net Insurance/Condemnation Proceeds (the "Proposed Insurance Reinvestment Proceeds") that Company or such Subsidiary intends to use (or enter into a contract to use) within 270 days of such date of receipt to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or to reinvest in Eligible Assets and (2) the proposed use of the Proposed Insurance Reinvestment Proceeds and such other information with respect to such proposed use as Administrative Agent may reasonably request, and Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Proposed Insurance Reinvestment Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Proposed Insurance Reinvestment Proceeds were received or to reinvestment in Eligible Assets or, to the extent the aggregate amount of Net Asset Proceeds and Net Insurance/Condemnation Proceeds received from the Closing Date to the date of determination exceed $5,000,000 and are not so applied, to prepay the Loans as provided in subsection 2.4B(ii)(b), and (b) if an Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/ Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B(ii)(b).

          (iii) Net Insurance/Condemnation Proceeds Received by Administrative
                --------------------------------------------------------------
     Agent.   Upon receipt by Administrative Agent of any Net
     -----
     Insurance/Condemnation Proceeds as loss payee, (a) if and to the extent Company or Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans, Administrative Agent shall, and Company hereby authorizes Administrative Agent to, apply such Net Insurance/Condemnation Proceeds within ten Business Days of receipt thereof to prepay the Loans as provided in subsection 2.4B(ii)(b), and (b) to the extent the foregoing clause (a) does not apply, Administrative Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received or to reinvestment in Eligible Assets.

5.5  Inspection Rights; Audits of Inventory and Accounts Receivable; Lender
     ----------------------------------------------------------------------
     Meeting.
     -------

     A. Inspection Rights. Holdings shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Holdings or of any of its Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Holdings or Company may, if they so choose, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, however, that each Lender shall coordinate with
           --------  -------
Administrative Agent the frequency and timing of such visits and inspections so as to reasonably minimize the burden imposed on Holdings and its Subsidiaries.

     B. Audits of Inventory and Accounts Receivable. Holdings shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by Administrative Agent to conduct one audit of all Inventory and accounts receivable of Loan Parties during each twelve-month period after the Closing Date, each such audit to be in scope and substance reasonably satisfactory to Syndication Agent and Administrative Agent, all upon reasonable notice and at such reasonable times during normal business hours as may reasonably be requested.

     C. Lender Meeting. Company will, upon the request of Syndication Agent, Administrative Agent or Requisite Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Holdings and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

5.6  Compliance with Laws, etc.
     --------------------------

     Holdings shall comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including all Environmental Laws), except where noncompliance would not reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

5.7  Environmental Review and Investigation, Disclosure, Etc.; Company's Actions
     ---------------------------------------------------------------------------
     Regarding Hazardous Materials Activities, Environmental Claims and
     ------------------------------------------------------------------
     Violations of Environmental Laws.
     --------------------------------

     A. Environmental Review and Investigation. Holdings and Company agree that Administrative Agent may, (i) at any time a fact, event or condition arises that, in Administrative Agent's reasonable discretion, Administrative Agent determines could give rise to environmental liabilities that would materially adversely affect any material Facility, retain, at Company's expense, an independent professional consultant to review any environmental audits, investigations, analyses and reports relating to Hazardous Materials at such Facility prepared by or for Company and (ii) in the event (a) Administrative Agent reasonably believes that Company or Holdings has breached any representation, warranty or covenant contained in subsection 4.6, 4.13, 5.6 or
5.7 or that there has been a material violation of Environmental Laws at any Facility or by Holdings or any of its Subsidiaries at any other location conduct its own investigation of such breach or violation or (b) an Event of Default has occurred and is continuing, conduct its own investigation of any Facility; provided that, in the case of any Facility no longer owned, leased, operated or
--------
used by Holdings or any of its Subsidiaries,

Company and Holdings shall only be obligated to use their reasonable best efforts to obtain permission for Administrative Agent's professional consultant to conduct an investigation of such Facility. For purposes of conducting an investigation pursuant to clause (ii) of the preceding sentence, Company and Holdings hereby grant to Administrative Agent and its agents, employees, consultants and contractors the right to enter into or onto any Facilities currently owned, leased, operated or used by Holdings or any of its Subsidiaries and to perform such tests on such property (including taking samples of soil, groundwater and suspected asbestos-containing materials) as are reasonably necessary in connection therewith (to the extent, at any Facility leased by Holdings or any of its Subsidiaries, such actions are permitted by the owner of such Facility). Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Holdings and Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at such Facility or to cause any damage or loss to any property at such Facility. Holdings, Company and Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Administrative Agent pursuant to this subsection 5.7A will be obtained and shall be used by Administrative Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Administrative Agent agrees to deliver a copy of any such report to Company with the understanding that Company and Holdings acknowledge and agree that (x) they will indemnify and hold harmless Administrative Agent and each Lender from any costs, losses or liabilities relating to Holdings' or Company's use of or reliance on such report, (y) neither Administrative Agent nor any Lender makes any representation or warranty with respect to such report, and (z) by delivering such report to Company, neither Administrative Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

     B. Environmental Disclosure. Company will deliver to Administrative Agent, with sufficient copies for each Lender (and Administrative Agent will, after receipt thereof, deliver to each Lender):

          (i)  Environmental Audits and Reports.  As soon as practicable
               --------------------------------
     following receipt thereof, copies of all material environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Holdings or any of its Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to environmental matters at any Facility that could reasonably be expected to have a Material Adverse Effect.

          (ii) Notice of Certain Releases, Remedial Actions, Etc.  Promptly upon
               --------------------------------------------------
     the occurrence thereof, written notice describing in reasonable detail (a) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws unless such Release could not reasonably be expected to result in a Material Adverse Effect, (b) any remedial action taken by Company, Holdings or any other Person in response to (1) any Hazardous Materials Activities the existence of which would reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, or (2) any

     Environmental Claims of which Holdings or any of its Subsidiaries has notice that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and (c) Company's or Holdings' discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that would reasonably be expected to cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws.

          (iii)  Written Communications Regarding Environmental Claims,
                 ------------------------------------------------------
     Releases, Etc.  As soon as practicable following the sending or receipt
     --------------
     thereof by Holdings or any of its Subsidiaries, a copy of any and all written communications with respect to (a) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to give rise to a Material Adverse Effect, (b) any Release required to be reported to any federal, state or local governmental or regulatory agency unless such Release could not reasonably be expected to result in a Material Adverse Effect, and (c) any request for information from any governmental agency that suggests such agency is investigating whether Holdings or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity unless such Hazardous Materials Activity could not reasonably be expected to have a Material Adverse Effect.

          (iv)   Notice of Certain Proposed Actions Having Environmental Impact.
                 --------------------------------------------------------------
     Prompt written notice describing in reasonable detail (a) any proposed acquisition of stock, assets, or property by Holdings or any of its Subsidiaries that could reasonably be expected to (1) expose Holdings or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) affect the ability of Holdings or any of its Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (b) any proposed action to be taken by Holdings or any of its Subsidiaries to modify current operations in a manner that would reasonably be expected to subject Holdings or any of its Subsidiaries to any material additional obligations or requirements under any Environmental Laws where such obligations or reimbursements would reasonably be expected to have a Material Adverse Effect.

          (v)    Other Information.  With reasonable promptness, such other
                 -----------------
     documents and information as from time to time may be reasonably requested by Administrative Agent in relation to any matters disclosed pursuant to this subsection 5.7.

     C. Holdings' and Company's Actions Regarding Hazardous Materials Activities, Environmental Claims and Violations of Environmental Laws.

          (i)    Remedial Actions Relating to Hazardous Materials Activities.
                 -----------------------------------------------------------
     Holdings shall promptly undertake, and shall cause each of its Subsidiaries promptly to undertake, any and all investigations, studies, sampling, testing, abatement, cleanup, removal, remediation or other response actions necessary to remove, remediate, clean up or abate any Hazardous Materials Activity on, under or about any Facility that is in violation of any Environmental Laws or that presents a material risk of giving rise to an Environmental Claim that would, in either case, reasonably be expected to have a Material Adverse Effect. In the event Holdings or any of its Subsidiaries undertakes any such action with respect to any Hazardous Materials, Holdings or such Subsidiary shall conduct and complete such action in material compliance with all applicable Environmental Laws and in accordance an all material respects with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Holdings' or such Subsidiary's liability with respect to such Hazardous Materials Activity is being contested in good faith by Holdings or such Subsidiary.

          (ii) Actions with Respect to Environmental Claims and Violations of
               --------------------------------------------------------------
     Environmental Laws.  Holdings shall promptly take, and shall cause each of
     ------------------
     its Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by Holdings or its Subsidiaries where such violation would reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against Holdings or any of its Subsidiaries (of which Holdings or any of its Subsidiaries has notice) where such Environmental Claim would reasonably be expected to have a Material Adverse Effect, and discharge any obligations it may have to any Person thereunder.


5.8  Execution of Subsidiary Guaranty and Personal Property Collateral Documents
     ---------------------------------------------------------------------------
     by Future Subsidiaries.
     ----------------------

     A. Execution of Subsidiary Guaranty and Personal Property Collateral Documents. In the event that any Domestic Subsidiary which is an Excluded Subsidiary as of the Closing Date ceases to be an Excluded Subsidiary or any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Administrative Agent of that fact and cause such Subsidiary to execute and deliver to Collateral Agent counterparts of the Subsidiary Guaranty, Subsidiary Pledge Agreement, Subsidiary Security Agreement and Subsidiary Patent and Trademark Security Agreement and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 3.1J) as may be reasonably necessary or, in the reasonable opinion of Administrative Agent, desirable to create in favor of Collateral Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Subsidiary described in the applicable forms of Collateral Documents.

     B. Subsidiary Charter Documents, Legal Opinions, Etc. Company shall deliver to Administrative Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Certificate or Articles of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation and each other state in which such Person is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a copy of such Subsidiary's Bylaws, certified by its corporate secretary or an assistant secretary as of a recent date prior to their delivery to Administrative Agent, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary as to (a) the fact that the attached resolutions of the Board of Directors of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iv) to the extent requested by Administrative Agent, a favorable opinion of counsel to such Subsidiary, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents,
(c) the enforceability of such Loan Documents against such Subsidiary, (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Administrative Agent may reasonably request, all of the foregoing to be reasonably satisfactory in form and substance to Administrative Agent and its counsel.

5.9  Conforming Leasehold Interests; Matters Relating to Additional Real
     -------------------------------------------------------------------
     Property Collateral.
     -------------------

     A. Conforming Leasehold Interests. If Holdings or any of its Subsidiaries acquires any Material Leasehold Property, Holdings shall use commercially reasonable efforts to, or shall cause such Subsidiary to use commercially reasonable efforts to, cause such Leasehold Property to be a Conforming Leasehold Interest.

     B. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) Holdings or any Subsidiary Guarantor acquires any fee interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest in real property or any Material Leasehold Property, in either case excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or (in the case of clause (ii) above) then-existing senior lienholder, where Holdings and its Subsidiaries are unable, after exercising commercially reasonable efforts, to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Holdings or such Subsidiary Guarantor shall deliver to Administrative Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, the following:

          (i) Additional Mortgage.  A fully executed and notarized Mortgage (an
              -------------------
     "Additional Mortgage"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

          (ii)   Opinions of Counsel.  (a)  A favorable opinion of counsel to
                 -------------------
     such Loan Party, in form and substance reasonably satisfactory to Administrative Agent and its counsel, as to the due authorization, execution and delivery by such Loan Party of such Additional Mortgage and such other matters as Administrative Agent may reasonably request, and (b) if required by Administrative Agent, an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in the state in which such Additional Mortgaged Property is located with respect to the enforceability of such Additional Mortgage and such other matters (including any matters governed by the laws of such state regarding personal property security interests in respect of any Collateral related to the Additional Mortgaged Property) as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;

          (iii)  Landlord Consent and Estoppel; Recorded Leasehold Interest.  In
                 ----------------------------------------------------------
     the case of an Additional Mortgaged Property consisting of a Leasehold Property, (a) a Landlord Consent and Estoppel and (b) evidence that such Leasehold Property is a Recorded Leasehold Interest;

          (iv)   Title Insurance.  (a) If required by Administrative Agent, an
                 ---------------
     ALTA mortgagee title insurance policy or an unconditional commitment therefor (an "Additional Mortgage Policy") issued by the Title Company with respect to such Additional Mortgaged Property, in an amount reasonably satisfactory to Administrative Agent, insuring fee simple title to, or a valid leasehold interest in, such Additional Mortgaged Property vested in such Loan Party and assuring Administrative Agent that such Additional Mortgage creates a valid and enforceable First Priority mortgage Lien on such Additional Mortgaged Property, subject only to a standard survey exception, which Additional Mortgage Policy (1) shall include an endorsement for mechanics' liens, for future advances (in each case, if available) under this Agreement and for any other matters reasonably requested by Administrative Agent and (2) shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent; and (b) evidence satisfactory to Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Additional Mortgage Policy and (ii) paid to the Title Company or to the appropriate governmental authorities all expenses and premiums of the Title Company in connection with the issuance of the Additional Mortgage Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Additional Mortgage in the appropriate real estate records; provided, however, that Administrative Agent shall allow for such
     --------  -------
     reasonable revisions to the applicable Mortgage and shall otherwise take such steps as are reasonable and customary to minimize recording, mortgage recording, stamp, documentary and intangible taxes, at Company's cost;

          (v)    Title Report.  If no Additional Mortgage Policy is required
                 ------------
     with respect to such Additional Mortgaged Property, a title report issued by the Title Company with respect thereto, last updated not more than 30 days prior to the date such Additional Mortgage is to be recorded and reasonably satisfactory in form and substance to Administrative Agent;

          (vi)   Copies of Documents Relating to Title Exceptions. Copies of all
                 ------------------------------------------------
     recorded documents listed as exceptions to title or otherwise referred to in the Additional Mortgage Policy or title report delivered pursuant to clause (iv) or (v) above;

          (vii)  Matters Relating to Flood Hazard Properties.  (a) Evidence,
                 -------------------------------------------
     which may be in the form of a surveyor's note on a survey or a report from a flood hazard search firm, as to (1) whether such Additional Mortgaged Property is a Flood Hazard Property and (2) if so, whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party's written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event such Additional Mortgaged Property is a Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, evidence that Holdings or Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

          (viii) Environmental Audit.  If required by Administrative Agent,
                 -------------------
     reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent and prepared by environmental consultants reasonably satisfactory to Administrative Agent, concerning any environmental hazards or liabilities to which Holdings or any of its Subsidiaries may be subject with respect to such Additional Mortgaged Property.

     C. Real Estate Appraisals. Holdings shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Administrative Agent, upon reasonable notice, to visit and inspect any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Administrative Agent in its discretion).

5.10 Interest Rate Protection.
     ------------------------

     At all times after the date which is 60 days after the Closing Date, Company shall maintain in effect one or more Interest Rate Agreements with respect to the Loans, each such Interest Rate Agreement to be for a term and in form and substance reasonably satisfactory to Syndication Agent, which Interest Rate Agreements shall effectively limit the Unadjusted Eurodollar Rate Component (as hereinafter defined) of the interest costs to Company with respect to an aggregate notional principal amount of not less than 50% of the aggregate principal amount of the Tranche A Term Loans outstanding from time to time (based on the assumption that such notional principal amount was a Eurodollar Rate Loan with an Interest Period of three months) to a rate equal to not more than 8.0% per annum. For purposes of this subsection 5.10, the term "Unadjusted Eurodollar Rate Component" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

5.11 Additional Foreign Subsidiary Collateral.
     ----------------------------------------

     If, following a change in the relevant provisions of the Internal Revenue Code, counsel for Company acceptable to Administrative Agent does not within 30 days after a request from Administrative Agent or Requisite Lenders deliver evidence, in form and substance satisfactory to Administrative Agent with respect to any Foreign Subsidiary which has not already had all of its capital stock pledged pursuant to the Collateral Documents, that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and of any promissory note issued by such Foreign Subsidiary to Holdings or any of its Domestic Subsidiaries, and
(ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guaranty, in any such case would cause the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes, then: in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Collateral Documents, shall be pledged to Collateral Agent pursuant to the Collateral Documents (or another pledge agreement in substantially similar form, if necessary), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guaranty and other Collateral Documents (or other guaranty and security agreements in substantially similar form, if necessary), granting Collateral Agent a security interest in all of such Foreign Subsidiary's real, mixed and personal property and securing the Obligations, in each case to the extent that such pledge of capital stock and notes and entry into such guaranty and related documents is permitted by the laws of the applicable foreign jurisdictions.

5.12 Post-Closing Deliveries.
     -----------------------

     Company shall cause any actions set forth on Schedule 5.12 annexed hereto
                                                  -------------
to be taken within the time period(s) specified on such Schedule 5.12 and in
                                                        -------------
form and substance reasonably satisfactory to Administrative Agent and Syndication Agent.


                                   SECTION 6.
                          COMPANY'S NEGATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  Restricted Payments.
     -------------------

     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Company) or to the direct or indirect holders of Company's Equity Interests in their capacity as such (other than dividends or distributions payable in Qualified Capital Stock of Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Company) any Equity Interests of Company or any direct or indirect parent of Company; or (iii) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

          (a) no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable Four-Quarter Period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of subsection 6.3 hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Company and its Restricted Subsidiaries after the date of this Agreement (excluding Restricted Payments permitted by clauses (3), (5), (6), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of Company for the period (taken as one accounting period) from the beginning of the first Fiscal Quarter commencing after the date of this Agreement to the end of Company's most recently ended Fiscal Quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) received by Company since the date of this Agreement as a contribution to its common equity capital (other than from a Subsidiary or that were financed with loans from Company or any Restricted Subsidiary) or from the issue or sale of Qualified Capital Stock (including Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness) of Company (excluding any net proceeds from an Equity Offering or capital contribution to the extent used to repay

     Loans in accordance with the optional prepayment provisions hereunder) or from the issue or sale of Disqualified Stock or debt securities of Company that have been converted into Qualified Capital Stock (other than Qualified Capital Stock (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of Company), plus (iii) 100% of the aggregate net proceeds (including the fair market value of property other than cash that would constitute Marketable Securities or a Permitted Business) of any (A) sale or other disposition of Restricted Investments made by Company and its Restricted Subsidiaries or (B) dividend from, or the sale of the stock of, an Unrestricted Subsidiary.

     Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the acquisition of any shares of Capital Stock of Company (the "Retired Capital Stock"), either (i) solely in exchange for shares of Qualified Capital Stock of Company (the "Refunding Capital Stock"), or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of Company) of shares of Qualified Capital Stock of Company, and, in the case of subclause (i) of this clause (2), if immediately prior to the retirement of the Retired Capital Stock the declaration and payment of dividends thereon was permitted under clause (3) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided that at the time of the declaration of any such dividends
            --------
on the Refunding Capital Stock, no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (3) if no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the date of this Agreement (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph); provided that, at the
                                                           --------
time of such issuance, Company, after giving effect to such issuance on a pro forma basis, would have had a Consolidated Fixed Charge Coverage Ratio of at least 2.0 to 1.0 for the most recent Four-Quarter Period; (4) payments to Holdings for the purpose of permitting, and in an amount equal to the amount required to permit, Holdings to redeem or repurchase Holdings's common equity or options in respect thereof, in each case in connection with the repurchase provisions of employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that all such
                                               --------
redemptions or repurchases pursuant to this clause (4) shall not exceed $12,500,000 (which amount shall be increased by the amount of any net cash proceeds received from the sale since the date of this Agreement of Equity Interests (other than Disqualified Stock) to members of Company's management team that have not otherwise been applied to the payment of Restricted Payments pursuant to the terms of the preceding paragraph (c) and by the cash proceeds of any

"key-man" life insurance policies which are used to make such redemptions or repurchases) in the aggregate since the date of this Agreement; provided
                                                                --------
further, that the cancellation of Indebtedness owing to Company from members of
-------
management of Company or any of its Restricted Subsidiaries in connection with such a repurchase of Capital Stock of Holdings will not be deemed to constitute a Restricted Payment under this Agreement; (5) the making of distributions, loans or advances to Holdings in an amount not to exceed $1,500,000 per annum in order to permit Holdings to pay the ordinary operating expenses of Holdings (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses, but excluding any payments on or repurchases of Junior Subordinated Seller Notes); (6) payments to Holdings in respect of taxes pursuant to the terms of the Tax Allocation Agreement as in effect on the date of this Agreement and as amended from time to time pursuant to amendments that do not increase the amounts payable by Company or any of its Restricted Subsidiaries thereunder; (7) if no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and Company would be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with subsection
6.3 hereof, other Restricted Payments in an aggregate amount not to exceed $12,500,000 since the date of this Agreement; (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (9) distributions to Holdings to fund the Recapitalization Transactions; and (10) if no Potential Event of Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, payments or distributions to Holdings to the extent required for Holdings to repurchase, redeem, defease or otherwise prepay any Existing Subordinated Notes not tendered pursuant to the Debt Tender Offer on terms (set forth in the Existing Subordinated Note Indenture or otherwise) no less favorable in any material respect to Holdings, Company and Lenders than the terms of the Debt Tender Offer.

     In determining the aggregate amount of Restricted Payments made subsequent to the date of this Agreement in accordance with clause (c) of the immediately preceding paragraph, (a) amounts expended pursuant to clauses (1), (2), (4), and
(7) shall be included in such calculation; provided such expenditures pursuant
                                           --------
to clause (4) shall not be included to the extent of the cash proceeds received by Company from any "key-man" life insurance policies and (b) amounts expended pursuant to clauses (3), (5), (6), (8), (9) or (10) shall be excluded from such calculation.

     The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Potential Event of Default. For purposes of making such determination, all outstanding Investments by Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

6.2  Dividend and Other Payment Restrictions Affecting Subsidiaries.
     --------------------------------------------------------------

     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to Company or any other Restricted Subsidiary of Company or (c) transfer any of its property or assets to Company or any other Restricted Subsidiary of Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law;
(2) the Loan Documents or the New Sub Debt Indentures; (3) nonassignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; (5) agreements existing on the date of this Agreement (including, without limitation, the Revolving Credit Agreement and the Existing Subordinated
Note Indenture); (6) restrictions on the transfer of assets subject to any Lien permitted under the applicable Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Agreement to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is in effect on the date such Person is acquired by Company or a Restricted Subsidiary of Company; (9) any Purchase Money Note, or other Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such
                            --------
Securitization Entity; (10) any agreement or instrument governing Indebtedness or Permitted Foreign Subsidiary Preferred Stock (whether or not outstanding) of Foreign Subsidiaries of Company that was permitted by this Agreement to be incurred; (11) other Indebtedness or Domestic Subsidiary Preferred Stock permitted to be incurred subsequent to the date of this Agreement pursuant to the provisions of subsection 6.3; provided that any such restrictions are
                                  --------
ordinary and customary with respect to the type of Indebtedness or preferred stock being incurred or issued (under the relevant circumstances); (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and (13) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses
(1) through (12) above; provided that such amendments, modifications,
                        --------
restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Company's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

6.3  Incurrence of Indebtedness and Issuance of Preferred Stock.
     ----------------------------------------------------------

     Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness and Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Company may incur
                                     --------  -------
Indebtedness or issue shares of Disqualified Stock if (i) no Potential Event of Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness or the issuance of any such Disqualified Stock and (ii) the Consolidated Fixed Charge Coverage Ratio for Company's most recently ended Four-Quarter Period would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, at the beginning of such Four-Quarter Period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

          (i) the Senior Subordinated Notes, the Discount Notes and, in each case, the guarantees thereof required thereunder;

          (ii) Indebtedness incurred pursuant to the Revolving Credit Agreement and the other Revolving Credit Documents in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Company and its Subsidiaries thereunder) not to exceed $220,000,000 less
     (A) the aggregate amount of Indebtedness of Securitization Entities at the time outstanding less (B) the amount of all optional or mandatory principal payments of the Tranche A Term Loans actually made by Company or any of its Restricted Subsidiaries since the date of this Agreement (excluding any such payments to the extent refinanced at the time of payment under a Credit Facility) and (C) further reduced by any repayments of revolving credit borrowings under the Revolving Credit Agreement that are accompanied by a corresponding commitment reduction thereunder;

          (iii) the incurrence of Indebtedness and/or the issuance of Permitted Foreign Subsidiary Preferred Stock by Foreign Subsidiaries of Company, which together with the aggregate principal amount of Indebtedness incurred pursuant to this clause (iii) and the aggregate liquidation value of all Permitted Foreign Subsidiary Preferred Stock issued pursuant to this clause
     (iii), does not exceed $15,000,000 at any one time outstanding; provided
                                                                     --------
     that such amount shall increase to $30,000,000 upon the consummation of an Initial Public Offering;

          (iv) other Indebtedness of Company and its Subsidiaries outstanding on the date of this Agreement for so long as such Indebtedness remains outstanding;

          (v) Interest Swap Obligations of Company covering Indebtedness of Company; provided that any Indebtedness to which any such Interest Swap
              --------
     Obligations correspond is otherwise permitted to be incurred under the applicable Indenture; and provided further, that such Interest Swap
                               -------- -------
     Obligations are entered into, in the judgment of Company, to protect Company from fluctuation in interest rates on its outstanding Indebtedness;

          (vi)   Indebtedness of Company under Currency Agreements;

          (vii) the incurrence by Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Company and any of its Restricted Subsidiaries; provided, however, that (i) if Company is the
                              --------  -------
     obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations and (ii) (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Company or a Subsidiary thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either Company or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vii);

          (viii) the incurrence of Acquired Indebtedness of Restricted Subsidiaries of Company to the extent Company could have incurred such Indebtedness in accordance with the first paragraph of this covenant on the date such Indebtedness became Acquired Indebtedness;

          (ix) Guarantees by Company and the Guarantors of each other's Indebtedness; provided that such Indebtedness is permitted to be incurred
                   --------
     under this Agreement and the New Sub Debt Indentures;

          (x) Indebtedness (including Capital Lease Obligations) incurred by Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed 5% of Total Assets at the time of any incurrence thereof (including any Refinancing Indebtedness with respect thereto);

          (xi) Indebtedness incurred by Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

          (xii) Indebtedness arising from agreements of Company or a Restricted Subsidiary of Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable
                                            --------
     liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Company and its Restricted Subsidiaries in connection with such disposition;

          (xiii) obligations in respect of performance and surety bonds and completion guarantees provided by Company or any Restricted Subsidiary of Company in the ordinary course of business;

          (xiv) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness (other than intercompany Indebtedness), including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof ("Required Premiums") and fees in connection therewith ("Refinancing Indebtedness"); provided that any such event shall not
                                   --------
     (1) directly or indirectly result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred hereunder) of Company and its Restricted Subsidiaries and
     (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause
     (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause (xvi) of this paragraph);

          (xv) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt with respect to Company and its other Restricted Subsidiaries (except for Standard Securitization Undertakings);

          (xvi) the incurrence of additional Indebtedness by Company or any of its Restricted Subsidiaries and/or the issuance of Permitted Domestic Subsidiary Preferred Stock by Company's Domestic Subsidiaries or other Subsidiary Guarantors which together with the aggregate principal amount of other Indebtedness incurred pursuant to this clause (xvi) and the aggregate liquidation value of all other Permitted Domestic Subsidiary Preferred Stock issued pursuant to this clause (xvi), does not exceed $30,000,000 at any one time outstanding; provided that such amount shall increase to
                               --------
     $50,000,000 upon the consummation of an Initial Public Offering.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xvi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case,
                                                  --------
that the amount thereof is included in Consolidated Fixed Charges of Company as accrued.

6.4  Asset Sales.
     -----------

     Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Board of Directors), (ii) at least 75% of the consideration received by Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on Company's or such
--------
Restricted Subsidiary's most recent balance sheet) of Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Loans) that are assumed by the transferee of any such assets, (b) any notes or other obligations received by Company or any such Restricted Subsidiary from such transferee that are immediately converted by Company or such Restricted Subsidiary into cash (to the extent of the cash received) and (c) any Designated Noncash Consideration received by Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 10% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for the purposes of this provision, and (iii) upon the consummation of an Asset Sale, Company shall apply, or cause such Restricted Subsidiary to apply, the Net Asset Sale Proceeds relating to such Asset Sale in accordance with subsection 2.4B(ii)(a).

6.5  Transactions with Affiliates.
     ----------------------------

     A. Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to occur any transaction or series or related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate consideration in excess of $2,500,000 (an "Affiliate Transaction"), other than
(x) Affiliate Transactions permitted under subsection 6.5B below and
(y) Affiliate Transactions on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of Company; provided, however, that for a transaction or series of related
         --------  -------
transactions
with an aggregate value of $7,500,000 or more, at Company's option, either (i) a majority of the disinterested members of the Board of Directors of Company shall determine in good faith that such Affiliate Transaction is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Company or (ii) the Board of Directors of Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Company; and provided, further, that for an Affiliate Transaction with an aggregate value
    --------  -------
of $10,000,000 or more the Board of Directors of Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received an opinion from a nationally recognized investment banking firm that such Affiliate Transaction is on terms not materially less favorable those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of Company.

     B. The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employee or consultants of Company or any Subsidiary as determined in good faith by Company's Board of Directors or senior management; (ii) transactions exclusively between or among Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by the applicable Indenture;
(iii) transactions effected as part of a Qualified Securitization Transaction;
(iv) any agreement as in effect as of the date of this Agreement or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Lenders in any material respect than the original agreement as in effect on the date of this Agreement; (v) Restricted Payments permitted by this Agreement; (vi) the payment of customary annual management, consulting and advisory fees and related expenses to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including in connection with acquisitions or divestitures which are approved by the Board of Directors of Company or such Restricted Subsidiary in good faith; (viii) payments or loans to employees or consultants that are approved by the Board of Directors of Company in good faith, (ix) the existence of, or the performance by Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the date of this Agreement and any similar agreements which it may enter into thereafter; provided, however, that
                                                       --------  -------
the existence of, or the performance by Company or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of this Agreement shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Lenders in any material respect; (x) transactions permitted by, and complying with, subsection 6.8 hereof; and (xi) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms hereof which are fair to Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

6.6  Liens.
     -----

     A. Prohibition on Liens. Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, except:

          (i)    Permitted Encumbrances;

          (ii) Liens created pursuant to the Collateral Documents in favor of the Collateral Agent for the benefit of the Lenders and/or the lenders under the Revolving Credit Agreement securing Loan Parties' obligations under this Agreement, the Revolving Credit Agreement and/or under Interest Rate Agreements with any such Lenders and/or lenders or their respective affiliates; provided that such Liens for the benefit of the lenders under
                 --------
     the Revolving Credit Agreement shall at all times secure the Obligations;

          (iii)  Liens arising in connection with Capital Leases; provided that
                                                                  --------
     no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capital Leases;

          (iv) Liens securing Indebtedness incurred (a) to finance the acquisition, construction or improvement of any real property or tangible personal property assets acquired or held by Company or any of its Subsidiaries in the ordinary course of business; provided that (1) such
                                                      --------
     Liens shall be created within 180 days after the acquisition, construction or improvement of such assets, and (2) the principal amount of Indebtedness secured by any such Liens shall at no time exceed 100%, and the proceeds of such Indebtedness shall be used to provide not less than 75%, of the original purchase price of such asset or the amount expended to construct or improve such asset, as the case may be; or (b) to renew, extend or refinance any Indebtedness described in clause (a); provided that the
                                                         --------
     amount of any such Indebtedness does not exceed the amount of Indebtedness so renewed, extended or refinanced which is unpaid and outstanding immediately prior to such renewal, extension or refinancing; and provided
                                                                      --------
     further, that in the case of clause (a) or (b), (1) such Liens attach
     -------
     solely to the assets financed with such Indebtedness, (2) no recourse may be had under the Indebtedness secured by such Lien against any Person other than the borrower of such Indebtedness for the payment of principal, interest, fees, costs or premium on such Indebtedness or for any claim based thereon, and (3) the financial covenants under any Indebtedness secured by such Liens are, in each case, no more restrictive than those set forth in the Revolving Credit

     Agreement (for so long as the Revolving Credit Agreement is in full force and effect) and this Agreement;

          (v) Liens on real property or personal property assets of Foreign Subsidiaries of Holdings securing Indebtedness of such Foreign Subsidiaries (other than intercompany Indebtedness) permitted under the Revolving Credit Agreement (for so long as the Revolving Credit Agreement is in full force and effect) and this Agreement; and

          (vi) other Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 at any time outstanding.

       Notwithstanding anything in the foregoing to the contrary, the amount of Indebtedness in respect of Capital Leases and purchase money Indebtedness secured by Liens permitted under clauses (iii) and (iv) above shall not exceed at any time outstanding (A) $20,000,000 minus (B) the amount of any Acquired
                                        -----
Subsidiary Debt.

     B. Equitable Lien in Favor of Lenders. If Holdings or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.6A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.6A.

6.7  Conduct of Business.
     -------------------

     Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses a majority of whose revenues are not derived from the same or reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which Company and its Restricted Subsidiaries are engaged on the date of this Agreement.

6.8  Consolidation, Merger and Sale of Assets.
     ----------------------------------------

     Company shall not consolidate or merge with or into (whether or not Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless
(i) Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Company under this Agreement and the other Loan Documents pursuant to a instruments in form reasonably satisfactory to Administrative Agent; (iii) immediately after such transaction no Potential Event of Default or Event of Default exists; and (iv) except in the case of a merger of Company with or into a Wholly Owned Subsidiary of Company and except in the case of a merger entered into solely for the purpose of reincorporating Company in another jurisdiction, Company or the entity or Person formed by or surviving any such consolidation or merger (if other than Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable Four-Quarter Period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of subsection 6.3.

6.9  Successor Corporation.
     ---------------------

     Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Company in accordance with subsection 6.8 hereof, the successor corporation formed by such consolidation or into or with which Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement and the other Loan Documents referring to
"Company" shall refer instead to the successor corporation and not to Company), and may exercise every right and power of Company under this Agreement and the Loan Documents with the same effect as if such successor Person had been named as Company herein; provided, however, that the predecessor Company shall not be
                   --------  -------
relieved from its obligation to pay the Obligations except in the case of a sale of all of Company's assets that meets the requirements of subsection 6.8.

6.10 Amendments or Waivers of Certain Agreements; Amendments of Documents
     --------------------------------------------------------------------
     Relating to Subordinated Indebtedness; Designation of "Designated Senior
     ------------------------------------------------------------------------
     Debt".
     -----

     A. Amendments or Waivers of Certain Agreements. None of Holdings, Company nor any of their respective Subsidiaries will agree to any amendment to, or waive any of its rights under, the Bain Advisory Services Agreement, the Harvard Advisory Services Agreement or any Related Agreement (other than any Related Agreement evidencing or governing any Subordinated Indebtedness) after the Closing Date if any such amendment or waiver would, individually or in the aggregate, reasonably be expected to be materially adverse to Lenders without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver.

     B. Amendments of Documents Relating to Subordinated Indebtedness. Holdings and Company shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Subordinated Indebtedness (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be materially adverse to Holdings, Company or Lenders.

     C. Amendments of Revolving Credit Documents. Holdings and Company shall not, and shall not permit any of their respective Subsidiaries to, amend or otherwise change the terms of any of the Revolving Credit Documents, or make any payment consistent with an amendment thereof or a change thereto, that would have the effect of (i) changing (to earlier dates) any dates upon which payments of principal or interest are due on the loans under the Revolving Credit Agreement or requiring the earlier payment of letter of credit reimbursement obligations, (ii) reducing the percentage specified in the definition of "Requisite Lenders" in the Revolving Credit Agreement, or (iii) changing the prepayment provisions of the Revolving Credit Agreement in a manner that disproportionately disadvantages the Lenders relative to the lenders under the Revolving Credit Agreement or confers additional rights on the lenders under the Revolving Credit Agreement which would be adverse to Lenders, without the prior written consent of Requisite Lenders under this Agreement.

     D. Designation of "Designated Senior Debt". Holdings and Company shall not designate any Indebtedness as "Designated Senior Debt" (as defined in the New Sub Debt Indentures or the Junior Subordinated Seller Notes) for purposes of the New Sub Debt Indentures or the Junior Subordinated Seller Notes without the prior written consent of Requisite Lenders.

                                   SECTION 7.
                               EVENTS OF DEFAULT

     If any of the following conditions or events ("Events of Default") shall occur:

7.1  Failure to Make Interest Payments When Due.
     ------------------------------------------

     Failure to pay interest or fees on any Loans when the same becomes due and payable if the default continues for a period of three (3) days; or

7.2  Failure to Make Principal Payments When Due.
     -------------------------------------------

     Failure to pay the principal of any Loans when such principal becomes due and payable, at maturity, as a result of mandatory prepayment or otherwise; or

7.3  Other Defaults Under Loan Documents; Breach of Warranty.
     -------------------------------------------------------

     A default in the observance or performance of any other covenant or agreement contained herein or in the Loan Documents if the default continues for a period of 30 days after Company receives written notice specifying the default (and demanding that such default be remedied) from Administrative Agent or from Requisite Lenders; or any representation, warranty, certification or other statement made by Holdings or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Holdings or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.4  Default in Other Agreements.
     ---------------------------

     (i) Failure of Holdings or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of the Revolving Credit Agreement or one or more items of Indebtedness (other than the Loans) or Contingent Obligations in an individual principal amount of $5,000,000 or more or with an aggregate principal amount of $10,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Holdings or any of its Subsidiaries with respect to any other material term of (a) the Revolving Credit Agreement, (b) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (c) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise), and either (X) such default or breach under clause
(i) or (ii) continues for a period of twenty (20) Business Days and remains uncured and unwaived for such period or (Y) such Indebtedness or Contingent Obligation is either already at its final maturity in accordance with its terms or has been accelerated; or (iii) failure to pay at final stated maturity (giving effect to any extensions thereof) the principal amount of any Indebtedness of Company or any Restricted Subsidiary (other than a Securitization Entity), which failure continues for at least 10 days, or the acceleration of the maturity of any such Indebtedness, which acceleration remains uncured and unrescinded for at least 10 days, if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20,000,000 or more at any time; or

7.5  Judgments and Attachments.
     -------------------------

     One or more judgments in an aggregate amount in excess of $20,000,000 shall have been rendered against Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; or

7.6  Voluntary Bankruptcy; Appointment of Receiver, etc.
     ---------------------------------------------------

     Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

          (i)    commences a voluntary case;

          (ii) consents to the entry of an order for relief against it in an involuntary case;

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

          (iv)   makes a general assignment for the benefit of its creditors; or

          (v)    generally is not paying its debts as they become due; or

7.7  Involuntary Bankruptcy; Appointment of Receiver, etc.
     -----------------------------------------------------

     A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

          (ii) appoints a Custodian of Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

          (iii) orders the liquidation of Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days; or

7.8  Change in Control.
     -----------------

     (i) Holdings shall cease to own 100% of the capital stock of Company; or
(ii) Bain and the Other Investors shall cease to have a presently exercisable right to vote at least 51% of all issued and outstanding equity Securities of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Holdings; or (iii) Bain and the Other Investors shall cease to beneficially own at least 51% of the economic value of Holdings; or (iv) a majority of the members of the Board of Directors of Company shall not be Continuing Directors; or (v) Bain shall (a) cease to have a presently exercisable right to vote more of the issued and outstanding equity Securities of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Holdings than any one of the Other Investors, or (b) cease to beneficially own a greater percentage of the economic value of Holdings than the percentage beneficially owned by any one of the Other Investors; or (vi) the ratio of (a) either (x) the percentage of the issued and outstanding equity Securities of Holdings or
(y) the percentage of the economic value of Holdings, in each case held by Bain at any time, to (b) either (x) the percentage of the issued and outstanding equity Securities of Holdings or (y) the percentage of the economic value of Holdings, in each case held by Bain on the Closing Date after giving effect to the Recapitalization Transactions, shall at any time be less than .50:1.0; or
(vii) a "Change of Control" under either of the New Sub Debt Indentures shall occur; or

7.9  Invalidity of Guaranties; Failure of Security; Repudiation of Obligations.
     -------------------------------------------------------------------------

     At any time after the execution and delivery thereof, (i) any Guaranty for any reason, other than the satisfaction in full of all Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable), shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void, (ii) any Collateral Document shall cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof, the satisfaction in full of the Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen and are not yet due and payable) or any other termination of such Collateral Document in accordance with the terms hereof or thereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected First Priority Lien in any Collateral purported to be covered thereby having a fair market value, individually or in the aggregate, exceeding $2,000,000, in each case for any reason other than the failure of Administrative Agent or any Lender to take any action within its control, or
(iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, and (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Holdings and Company, and the obligation of each Lender to make any Loan, shall thereupon terminate, and
(ii) upon the occurrence and during the continuation of any other Event of Default, Administrative Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable.

     Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause
(ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Holdings or Company, and such provisions shall not at any time be construed so as to grant Holdings or Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Administrative Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.


                                   SECTION 8.
                                    AGENTS

8.1  Appointment.
     -----------

     A. Appointment of Agents. GSCP is hereby appointed Syndication Agent hereunder, and each Lender hereby authorizes Syndication Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Morgan Guaranty is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. BTCo. is hereby appointed Documentation Agent hereunder. Each Lender hereby authorizes and confirms the appointment by Administrative Agent of Morgan Guaranty as Collateral Agent under the Intercreditor Agreement and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms of the Intercreditor Agreement and the other Loan Documents. Each Agent hereby agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings or any of its Subsidiaries. Each of Syndication Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations hereunder to any of its Affiliates. As of the date on which Syndication Agent notifies Company that it has concluded its primary syndication of the Loans and Commitments, all obligations of GSCP, in its capacity as Syndication Agent hereunder, shall terminate. BTCo., in its capacity as Documentation Agent, shall have no obligations hereunder.

     B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Administrative Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Administrative Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

     In the event that Administrative Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Administrative Agent or such Supplemental Collateral Agent, and (ii) the provisions of this Section 8 and of subsections 9.2 and 9.3 that refer to Administrative Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Administrative Agent shall be deemed to be references to Administrative Agent and/or such Supplemental Collateral Agent, as the context may require.

     Should any instrument in writing from Holdings, Company or any other Loan Party be required by any Supplemental Collateral Agent so appointed by Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Holdings or Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by Administrative Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Administrative Agent until the appointment of a new Supplemental Collateral Agent.

8.2  Powers and Duties; General Immunity.
     -----------------------------------

     A. Powers; Duties Specified. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of Holdings or Company to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Holdings or Company or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the component amounts thereof.

     C. Exculpatory Provisions. None of Agents nor any of their respective officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent, in the case of any Agent other than the Collateral Agent, shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6) or, in the case of the Collateral Agent, in accordance with the Intercreditor Agreement, and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be) or in accordance with the Intercreditor Agreement, as the case may be, such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing,
(i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents, in the case of any Agent other than the Collateral Agent, in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6) or, in the case of the Collateral Agent, in accordance with the Intercreditor Agreement.

     D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Holdings, Company or any of their Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Holdings and Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3  Representations and Warranties; No Responsibility For Appraisal of Credit
     -------------------------------------------------------------------------
     worthiness.
     ----------

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making of the Loans and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4  Right to Indemnity.
     ------------------

     Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by Company or Holdings, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of
                      --------
such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to
           --------
indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided, further, that this sentence shall not be
                            --------
deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso to the immediately preceding sentence.

8.5  Successor Administrative Agent.
     ------------------------------

     Administrative Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Administrative Agent with the consent of Company (which consent shall not be unreasonably withheld). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

8.6  Collateral Documents and Guaranty.
     ---------------------------------

     Each Lender hereby further authorizes Administrative Agent, on behalf of and for the benefit of Lenders, to enter into the Intercreditor Agreement, and each Lender agrees to be bound by the terms of the Intercreditor Agreement; provided that Administrative Agent shall not enter into or consent to any
--------
material amendment, modification, termination or waiver of the Intercreditor Agreement without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6). Each Lender hereby further authorizes Collateral Agent (and under the terms of the Intercreditor Agreement Collateral Agent is authorized), on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of the Lenders under the

Guaranties, and each Lender agrees to be bound by the terms of each Collateral Document and each Guaranty; provided that Collateral Agent shall not enter into
                            --------
or consent to any material amendment, modification, termination or waiver of the Intercreditor Agreement without the prior consent of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 9.6); provided further, however, that, without further written consent or
      -------- -------  -------
authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as permitted or required under the Intercreditor Agreement or the Collateral Documents or to which Requisite Lenders (or such other Lenders as may be required to give such consent under subsection 9.6) have otherwise consented or (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock of such Subsidiary Guarantor is sold to any Person pursuant to a sale or other disposition permitted hereunder or as permitted under the Intercreditor Agreement or to which Requisite Lenders (or such other Lenders as may be required to give such consent under subsection 9.6) have otherwise consented; provided, however, that nothing in this subsection shall require
           --------  -------
consent to release from the Subsidiary Guaranty any Person which, immediately after such sale, shall be a Domestic Subsidiary of Holdings which is obligated to and will enter into the Subsidiary Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Administrative Agent, Collateral Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce the Subsidiary Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Collateral Agent for the benefit of Secured Parties in accordance with the terms thereof, and (Y) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Secured Party may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

                                   SECTION 9.
                                 MISCELLANEOUS

9.1  Assignments and Participations in Loans.
     ---------------------------------------

     A. General. Subject to subsection 9.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or
                        --------
participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided, further that
                   --------  -------
no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise provided in this subsection 9.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of all or any part of its Commitments or the Loans or the other Obligations owed to such Lender.

     B.   Assignments.

          (i)    Amounts and Terms of Assignments.  Each Commitment, Loan or
                 --------------------------------
     other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Administrative Agent, or (b) be assigned in an aggregate amount of not less than $5,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Administrative Agent (which consent of Company and Administrative Agent shall not be unreasonably withheld or delayed); provided that, unless otherwise agreed to in writing by Company and
     --------
     Administrative Agent, the assigning Lender shall have, immediately after giving effect to such assignment, not less than an aggregate amount of $5,000,000 in Commitments and Loans; and provided further, however, that
                                              -------- -------  -------
     (x) upon the occurrence and during the continuance of an Event of Default, or (y) in the case of assignments by GSCP or Morgan Guaranty, or (z) in the case of an assignment of a funded Loan, an assignment in accordance with this clause (b) may be made without the consent of Company or Administrative Agent, upon the giving of notice to Company and Administrative Agent. To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $500 in the case of assignments pursuant to clause
     (a) above and assignments by GSCP or Morgan Guaranty, and $2000 in the case of all other assignments and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and
     (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lenders in accordance with
     Subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of Exhibit IV, Exhibit V or Exhibit VI annexed
                                  ----------  ---------    ----------
     hereto, as the case may be, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans, as the case may be, of the assignee and/or the assigning Lender.

          (ii)   Acceptance by Administrative Agent; Recordation in Register.
                 -----------------------------------------------------------
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.7B(iii)(a), Administrative Agent shall, if Administrative Agent has and Company have consented to the assignment evidenced thereby (in each case to the extent such consent is required pursuant to subsection 9.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company.
     Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest or fees payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsections 9.4 and 9.5, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks and Fund Trustees. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank, and with the consent of Company and

Administrative Agent any Lender which is an investment fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to such trustee; provided that (i) no Lender shall, as between Company and such
                 --------
Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank or trustee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.19.

     F. Representations of Lenders. Each Lender listed on the signature pages hereof hereby represents and warrants (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 9.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

9.2  Expenses.
     --------

     Whether or not the transactions contemplated hereby are consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments (requested by or for the benefit of Company), waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Syndication Agent and counsel to Administrative Agent (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments (requested by or for the benefit of Company), waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the reasonable costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent on behalf of Lenders pursuant to any Collateral Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to Syndication Agent, counsel to Administrative Agent and counsel to Collateral Agent and of counsel providing any opinions that Syndication Agent, Administrative Agent, Collateral Agent or Requisite Lenders may request in respect of the Collateral Documents or the Liens created pursuant thereto; (v) all the reasonable costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Administrative Agent or Syndication Agent and their respective counsel) of obtaining and reviewing any appraisals provided for under subsection 5.9C, any environmental audits or reports provided for under subsection 3.1K or 5.9B(ix) and any audits or reports provided for under subsection 5.5B with respect to Inventory and accounts receivable of Holdings and its Subsidiaries; (vi) all the reasonable costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any consultants, advisors and agents employed or retained by Administrative Agent or Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (vii) all other reasonable costs and expenses incurred by Syndication Agent or Administrative Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments (requested by or for the benefit of Company), waivers or other modifications thereto and the transactions contemplated thereby; and (viii) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Syndication Agent, Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3  Indemnity.
     ---------

     In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby are consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agents (including Collateral Agent) and Lenders, and the officers, partners, directors, trustees, employees, agents and affiliates of any of Agents (including Collateral Agent) and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any
                      --------
Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence, bad faith or willful misconduct of that Indemnitee as determined by a final, non-appealable judgment of a court of competent jurisdiction.

     As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the Related Agreements or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties)), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings or any of its Subsidiaries.

     To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

9.4  Set-Off; Security Interest in Deposit Accounts.
     ----------------------------------------------

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender is hereby authorized by Company at any time or from time to time subject to the consent of Collateral Agent, without notice to Company or to any other Person (other than Collateral Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or payroll accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company against and on account of the obligations and liabilities of Company which are then due and payable to that Lender under this Agreement and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not that Lender shall have made any demand hereunder which are then due and payable. Company hereby further grants to Collateral Agent and each Lender a security interest in all deposits and accounts maintained with Collateral Agent or such Lender as security for the Obligations.

     Company, the Lenders and Administrative Agent hereby acknowledge and agree that the provisions of this subsection 9.4 are subject to the provisions of the Intercreditor Agreement. To the extent that any Lender is required pursuant to the provisions of the Intercreditor Agreement to turn over to the Collateral Agent any payments otherwise subject to the provisions of this subsection 9.4, such payments shall not be subject to the provisions of this subsection 9.4.

9.5  Ratable Sharing.
     ---------------

     Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Administrative Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such proportionately greater payment
      --------
received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     Company, the Lenders and Administrative Agent hereby acknowledge and agree that the provisions of this subsection 9.5 are subject to the provisions of the Intercreditor Agreement. To the extent that any Lender is required pursuant to the provisions of the Intercreditor Agreement to turn over to the Collateral Agent any payments otherwise subject to the provisions of this subsection 9.5, such payments shall not be subject to the provisions of this subsection 9.5.

9.6  Amendments and Waivers.
     ----------------------

     A. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination, waiver or consent
--------
shall, without the consent of each Lender (with Obligations directly affected in the case of the following clause (i)): (i) extend the scheduled final maturity of any Loan or Note, waive, reduce or postpone any scheduled repayment set forth in subsection 2.4A(i), 2.4(A)(ii) or 2.4A(iii), or reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to subsection 2.2E) or any fees payable hereunder, or extend the time for payment of any such interest or fees, or reduce the principal amount of any Loan, (ii) amend, modify, terminate or waive any provision of this subsection 9.6, (iii) reduce the percentage specified in the definition of "Requisite Lenders" (it being understood that, with the consent of Requisite Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Requisite Lenders" on substantially the same basis as the
AXEL Series B Commitments, AXELs Series B, AXEL Series C Commitments, AXELs Series C, AXEL Series D Commitments and AXELs Series D are included on the Closing Date), (iv) release all or substantially all of the Collateral or Holdings from the Holdings Guaranty or all or substantially all of the Subsidiary Guarantors from the Subsidiary Guaranty except as expressly provided in the Loan Documents, or (v) consent to the assignment or transfer by Company of any of its rights and obligations under this Agreement; provided, further
                                                           --------  -------
that no such amendment, modification, termination or waiver shall (1) increase the Commitments of any Lender over the amount thereof then in effect, or extend the duration thereof, without the consent of such Lender (it being understood that no amendment, modification or waiver of any condition precedent, covenant, Potential Event of Default or Event of Default shall constitute an increase or extension in the Commitment of any Lender, and that no increase in the available portion of any Commitment of any Lender shall constitute an increase in such Commitment of such Lender); (2) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class, or alter the required application of any repayments or prepayments as between Classes pursuant to subsection 2.4B(iii) without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof (although Requisite Lenders may waive, in whole or in part, any mandatory prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered); or (3) amend, modify, terminate or waive any provision of Section 8 as the same applies to any Agent (including the Collateral Agent), or any other provision of this Agreement as the same applies to the rights or obligations of any Agent (including the Collateral Agent), in each case without the consent of such Agent (including the Collateral Agent).

     B. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

9.7  Independence of Covenants.
     -------------------------

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8  Notices.
     -------

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Syndication Agent or
                        --------
Administrative Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Holdings, Company and Administrative Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Administrative Agent.

9.9  Survival of Representations, Warranties and Agreements.
     ------------------------------------------------------

     A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company and Holdings set forth in subsections 2.6D, 2.7, 9.2, 9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C, 8.4 and 9.5 shall survive the payment of the Loans and the termination of this Agreement.

9.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
     -----------------------------------------------------

     No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.11 Marshalling; Payments Set Aside.
     -------------------------------

     Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent for the benefit of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

9.12 Severability.
     ------------

     In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13 Obligations Several; Independent Nature of Lenders' Rights.
     ----------------------------------------------------------

     The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.14 Headings.
     --------

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.15 Applicable Law.
     --------------

     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.16 Successors and Assigns.
     ----------------------

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.1). Neither Holdings' or Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Holdings or Company without the prior written consent of all Lenders.

9.17 Consent to Jurisdiction and Service of Process.
     ----------------------------------------------

     ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY OR HOLDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY AND HOLDINGS, FOR THEMSELVES AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPT GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II)   WAIVE ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREE THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO HOLDINGS AND COMPANY AT THEIR ADDRESSES PROVIDED IN ACCORDANCE WITH SUBSECTION 9.8;

          (IV) AGREE THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREE THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREE THAT THE PROVISIONS OF THIS SUBSECTION 9.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

9.18 Waiver of Jury Trial.
     --------------------

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING

TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 9.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

9.19 Confidentiality.
     ---------------

     Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by Company and Holdings that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in swap agreements (provided that such swap counterparties and advisors are advised of
            --------
and agree to be bound by the provisions of this subsection 9.19) or disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided that, unless specifically
                                       --------
prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and provided,
                                                                --------
further that in no event shall any Lender be obligated or required to return any
-------
materials furnished by Holdings or any of its Subsidiaries.

9.20 Counterparts; Effectiveness.
     ---------------------------

     This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.


                 [Remainder of page intentionally left blank]

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

          COMPANY:
                         SEALY MATTRESS COMPANY



                         By: /s/ RONALD H. STOLLE
                             --------------------------------------------------
                             Name: Ronald H. Stolle
                             Title:

          HOLDINGS:
                         SEALY CORPORATION



                         By:  /s/ RONALD H. STOLLE
                             --------------------------------------------------
                             Name: Ronald H. Stolle
                             Title:

                         Notice Address:

                                         Sealy Corporation
                                         Halle Building, 10th Floor
                                         1228 Euclid Avenue
                                         Cleveland, Ohio 44115
                                         Attention:  Ronald Stolle
                                         Telephone:  (216) 522-1310
                                         Facsimile:  (216) 736-8172

                                         with a copy to:

                                         Bain Capital, Inc.
                                         Two Copley Place
                                         Boston, MA 02116
                                         Attention:  Michael Krupka
                                                     Paige Daly
                                         Telephone:  (617) 572-2753
                                                     (617) 572-3261
                                         Facsimile:  (617) 572-3274

                                         and:

                                         Kirkland & Ellis
                                         200 East Randolph Drive
                                         Chicago, IL 60601
                                         Attention:  Linda Riley Myers
                                         Telephone:  (312) 861-2322
                                         Facsimile:  (312) 861-2200

          AGENTS AND LENDERS:

                         GOLDMAN SACHS CREDIT PARTNERS L.P.,
                         individually and as Syndication Agent



                         By:
                              -------------------------------------------------
                              Authorized Signatory


                         Notice Address:

                         Goldman Sachs Credit Partners L.P.
                         c/o Goldman, Sachs & Co.
                         85 Broad Street
                         New York, New York 10004
                         Attention:
                         Telecopy:

                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, individually and as Administrative Agent



                         By:
                              ------------------------------------------------
                              Name:
                              Title:

                         Notice Address:

                              Morgan Guaranty of New York
                              60 Wall Street
                              New York, New York 10260
                              Attention: Steve Hannan
                                         Vice President
                              Telephone: (212) 648-7679
                              Telecopy:  (212) 648-5005

                         with a copy to:


                              Morgan Guaranty of New York
                              c/o J.P. Morgan Services Inc.
                              500 Stanton Christiana Road
                              Newark, DE 19713
                              Attention: Nicole Pedicone
                                         Credit Administrator
                              Telephone: (302) 634-1912
                              Telecopy:  (302) 634-4300

                         BANKERS TRUST COMPANY,
                         individually and as Documentation Agent



                         By:  /s/ MARY KAY COYLE
                              -------------------------------------------------
                              Name:
                              Title:

                         Notice Address:

                              Bankers Trust
                              -------------------------------------------------
                              130 Liberty Street
                              -------------------------------------------------
                              New York, NY  10006
                              -------------------------------------------------
                              Attention: Mary Kay Coyle
                              -------------------------------------------------
                              Telephone: (212) 250-9094
                              -------------------------------------------------
                              Facsimile: (212) 250-7218
                              ------------------------------------------------

                                SCHEDULE 1.1(i)

                              Addbacks to EBITDA
                              ------------------


     Without duplication:

     (i) MIS Upgrade Expenditures, Year 2000 Expenditures, EITF 97-13 Expenditures and Other MIS Expenditures, in each case to the extent deducted in determining Consolidated Net Income;

     (ii) any bad debt and factoring losses incurred specifically with respect to the bankruptcy of Montgomery Ward;

     (iii) items classified as unusual or nonrecurring gains and losses (including restructuring costs, severance and relocation costs, any one-time expenses related to (or resulting from) any merger, recapitalization or Permitted Acquisition);

     (iv) one-time compensation charges, including any arising from any recapitalization of Holdings' special bonus program or existing stock options, performance share or restricted stock plans resulting from any merger or recapitalization transaction or expensed in any period prior to the consummation of the Merger;

     (v) non-recurring cash restructuring charges incurred in connection with the Recapitalization Transactions and related transactions to the extent deducted in determining Consolidated Net Income; provided that such charges are incurred on or before December 18,
             --------
             1998 and do not exceed in the aggregate the sum of (a) premiums paid in connection with the Debt Tender Offer plus (b) $1,000,000;
                                                           ----

     (vi) non-recurring cash restructuring charges incurred in connection with Permitted Acquisitions to the extent deducted in determining Consolidated Net Income; and

     (vii)   Bain Management Fees (excluding any portion thereof representing
                                   ---------
             reimbursement of expenses or fees for acquisitions, financings or divestitures) paid during such period under the Bain Advisory Services Agreement, and any Harvard Management Fees (excluding any
                                                                  ---------
             portion thereof representing reimbursement of expenses paid during such period);

     (viii) non-recurring cash charges incurred prior to June 18, 1999 in connection with the relocation of any of Company's facilities and transition expenses related thereto, but only to the extent that such non-recurring charges do not exceed $6,000,000; and

     (ix) to the extent deducted in determining Consolidated Net Income, premiums and transaction costs on Existing Subordinated Notes not tendered in the Debt Tender Offer.

                                   1.1(i)-1

                                 EXHIBIT INDEX
                                 -------------


2.1 Agreement and Plan of Merger, dated as of October 30, 1997, by and among the Registrant, Sandman Merger Corporation and Zell/Chilmark Fund, L.P.

2.2 First Amendment to the Agreement and Plan of Merger, dated as of December 18, 1997, by and among the Registrant, Sandman Merger Corporation and Zell/Chilmark Fund, L.P.

4.1 Indenture, dated as of December 18, 1997, by and among Sealy Mattress Company, the Guarantors named therein and The Bank of New York, describing the Series A and Series B 9-7/8% Senior Subordinated Notes due 2007

4.2 Indenture, dated as of December 18, 1997, by and among Sealy Mattress Company, the Guarantors named therein and The Bank of New York, describing the Series A and Series B 10-7/8% Senior Subordinated Discount Notes due 2007

4.3 Second Supplemental Indenture, dated as of December 5, 1997, by and between the Registrant and The Bank of New York

10.1 Dealer Manager Agreement, dated as of November 18, 1997, among Sandman Merger Corporation, the Registrant and Goldman, Sachs & Co.

10.2 Purchase Agreement, dated as of December 11, 1997, by and among Sealy Mattress Company, the Guarantors named therein, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated

10.3 Registration Rights Agreement, dated as of December 18, 1997, by and among Sealy Mattress Company, the Guarantors named therein, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and BT Alex. Brown Incorporated

10.4   Credit Agreement

10.5   AXEL Credit Agreement

10.6   [Change of Control Agreement]